UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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JPMorgan Chase & Co.

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JPMorgan Chase & Co.
270 Park Avenue
New York, New York 10017-2070
April 8, 2015
Dear fellow shareholders:
We are pleased to invite you to the annual meeting of shareholders to be held on May 19, 2015, at The Westin Book Cadillac Detroit in Detroit, Michigan. As we have done in the past, in addition to considering the matters described in the proxy statement, we will provide an update on the Firm’s activities and performance.
We hope that you will attend the meeting in person. We strongly encourage you to designate the proxies named on the proxy card to vote your shares even if you are planning to come. This will ensure that your common stock is represented at the meeting.
The proxy statement explains more about proxy voting. Please read it carefully. We look forward to your participation.
Sincerely,
James Dimon
Chairman and Chief Executive Officer

Notice of 2015 Annual Meeting of Shareholders and Proxy Statement

DATE	Tuesday, May 19, 2015
TIME	10:00 a.m. Eastern Daylight Time
PLACE	Westin Book Cadillac Detroit 1114 Washington Boulevard Detroit, Michigan 48226

MATTERS TO BE	● Election of directors
VOTED ON	● Advisory resolution to approve executive compensation
● Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2015
● Approval of Amendment to Long-Term Incentive Plan
● Shareholder proposals, if they are introduced at the meeting
● Any other matters that may properly be brought before the meeting

By order of the Board of Directors

Anthony J. Horan
Secretary

April 8, 2015

Please vote promptly.
If you hold your shares in street name and do not provide voting instructions, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote. See “How votes are counted” on page 97 of this proxy statement.
We sent shareholders of record at the close of business on March 20, 2015, a Proxy Statement, together with an accompanying form of proxy card and Annual Report, or a Notice of Internet Availability of Proxy Materials (“Notice”) on or about April 8, 2015.
Our 2015 Proxy Statement and Annual Report for the year ended December 31, 2014, are available free of charge on our website at investor.shareholder.com/jpmorganchase/annual.cfm. Instructions on how to receive a printed copy of our proxy materials are included in the Notice, as well as in this Proxy Statement.
If you plan to attend the meeting in person, you will be required to present a valid form of government-issued photo identification, such as a valid driver’s license or passport, and proof of ownership of our common stock as of our record date March 20, 2015. See “Attending the annual meeting” on page 98 of this proxy statement.

2015 Proxy summary
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all the information you should consider, and you should read the entire proxy statement carefully before voting.

Proxy statement
Your vote is very important. The Board of Directors of JPMorgan Chase & Co. (“JPMorgan Chase” or the “Firm”) is requesting that you allow your common stock to be represented at the annual meeting by the proxies named on the proxy card. This proxy statement is being sent or made available to you in connection with this request and has been prepared for the Board by our management. This proxy statement is being sent and made available to our shareholders on or about April 8, 2015.

Annual meeting overview

MATTERS TO BE VOTED ON

MANAGEMENT PROPOSALS
The Board of Directors recommends you vote FOR each director nominee and FOR the following proposals (for more information see page referenced):

1. Election of directors	7

2. Advisory resolution to approve executive compensation	30

3. Ratification of PricewaterhouseCoopers LLP as the Firm’s independent registered public accounting firm	69

4. Approval of Amendment to Long-Term Incentive Plan	74

SHAREHOLDER PROPOSALS (if they are introduced at the meeting)

The Board of Directors recommends you vote AGAINST each of the following shareholder proposals (for more information see page referenced):

5. Independent board chairman — require an independent Chair	84

6. Lobbying — report on policies, procedures and expenditures	87

7. Special shareowner meetings — reduce ownership threshold from 20% to 10%	89

8. How votes are counted — count votes using only for and against	91

9. Accelerated vesting provisions — report names of senior executives and value of equity awards that would vest if they resign to enter government service	93

10. Clawback disclosure policy — disclose whether the Firm recouped any incentive compensation from senior executives	95

JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT • 1

Election of Directors

The Board of Directors has nominated the 11 individuals listed below as directors; if elected by shareholders at our annual meeting, they will be expected to serve until next year’s annual meeting. All of the nominees are currently serving as directors.

The Board has nominated 11 directors: the 10 independent directors and the CEO

NOMINEE	AGE	PRINCIPAL OCCUPATION	DIRECTOR SINCE	COMMITTEE MEMBERSHIP [1]
Linda B. Bammann	59	Retired Deputy Head of Risk Management of JPMorgan Chase & Co.[2]	2013	Public Responsibility; Risk Policy
James A. Bell	66	Retired Executive Vice President of The Boeing Company	2011	Audit
Crandall C. Bowles	67	Chairman of The Springs Company	2006	Audit; Public Responsibility (Chair)
Stephen B. Burke	56	Chief Executive Officer of NBCUniversal, LLC	2004 Director of Bank One Corporation from 2003 to 2004	Compensation & Management Development; Corporate Governance & Nominating
James S. Crown	61	President of Henry Crown and Company	2004 Director of Bank One Corporation from 1991 to 2004	Risk Policy (Chair)
James Dimon	59	Chairman and Chief Executive Officer of JPMorgan Chase & Co.	2004 Chairman of the Board of Bank One Corporation from 2000 to 2004
Timothy P. Flynn	58	Retired Chairman and Chief Executive Officer of KPMG	2012	Public Responsibility; Risk Policy
Laban P. Jackson, Jr.	72	Chairman and Chief Executive Officer of Clear Creek Properties, Inc.	2004 Director of Bank One Corporation from 1993 to 2004	Audit (Chair)
Michael A. Neal	62	Retired Vice Chairman of General Electric Company and Retired Chairman and Chief Executive Officer of GE Capital	2014	Risk Policy
Lee R. Raymond (Lead Independent Director)	76	Retired Chairman and Chief Executive Officer of Exxon Mobil Corporation	2001 Director of J.P. Morgan & Co. Incorporated from 1987 to 2000	Compensation & Management Development (Chair); Corporate Governance & Nominating
William C. Weldon	66	Retired Chairman and Chief Executive Officer of Johnson & Johnson	2005	Compensation & Management Development; Corporate Governance & Nominating (Chair)

[1]	Principal standing committees

[2]	Retired from JPMorgan Chase & Co. in 2005

2 • JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT

Performance and compensation highlights

JPMorgan Chase & Co. continued its strong performance in 2014 under the leadership of Mr. Dimon and the Firm’s senior management and the oversight of our Board of Directors. Below are highlights relating to the Firm’s performance and compensation program.

Strong 2014 performance continues to support sustained shareholder value
• We generated record net income and EPS, with 13% return on tangible common equity (“ROTCE”) in 2014, with each of our leading client franchises exhibiting strong performance and together delivering significant value.
• We delivered 10% total shareholder return (“TSR”) in 2014, following 37% in 2013, and continue to outperform the financial services industry TSR since 2008.
• We maintained our fortress balance sheet, while continuing to grow our Basel III Advanced Fully Phased-In common equity Tier 1 (“CET1”) capital ratio and our tangible book value per share.

We maintain fortress operating principles with a focus on risk and controls
• We have added more than 16,000 employees since the beginning of 2012 to support our regulatory, compliance and control efforts across the entire Firm.
• We spent $2 billion more in 2014 than in 2012 on our regulatory and control agenda.
• We have simplified our business and re-committed to our culture and business principles.
• We have implemented an enhanced process in all lines of business and our corporate functions to discuss material risk and control issues in control forums.
• We continued to strengthen the Firm’s leadership through a disciplined talent review process and an enhanced executive development program.

We have a robust governance structure and are highly responsive to shareholders
• Our Lead Independent Director role is robust and our Board has endorsed the Shareholder Director Exchange (SDX) Protocol as a guide for engagement.
• Our shareholder engagement initiatives during 2014 included:
— approximately 90 calls and meetings on governance and compensation topics with shareholders representing approximately 40% of our shares
— presentations by Firm senior management at 14 investor conferences
— hosting a panel discussion with shareholders, corporate governance professionals, legal professionals and academics regarding major issues related to the Chairman and
    CEO roles at public companies
• Our Board remains strong following the addition of four new independent directors since 2011, including two new Risk Policy Committee members since 2013, with an appropriate balance of board refreshment and Firm experience.

Our compensation program is rigorous and long-term focused
• Our compensation program and Long-Term Incentive Plan (“LTIP”) reflect the Board’s philosophy of linking compensation to the Firm’s long-term performance including: i) Business Results, ii) Risk & Control, iii) Customers & Clients, and iv) People Management & Leadership.
• The majority of Operating Committee pay is delivered in equity with multi-year vesting.
• We have strong stock retention requirements and long-standing clawback provisions applicable to both cash incentives and equity awards.
• We have been careful stewards of shareholder value, only issuing an average of 1.5% of shares outstanding for employee compensation under our LTIP over the past three years.

CEO pay level reflects our performance
• Mr. Dimon and the other Named Executive Officers (“NEOs”) delivered strong Firm, line of business and individual performance in 2014, continuing their momentum from 2013.
• Based on strong 2014 performance and historical performance, the CMDC and Board awarded Mr. Dimon total compensation of $20 million, which is unchanged from 2013.

JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT • 3

Continued track record of long-term performance in 20141

Drove strong, sustained performance across all businesses	Maintained fortress balance sheet and strengthened our capital position

• Consumer & Community Banking — $9.2 billion net income and
18% ROE
• Corporate & Investment Bank — $6.9 billion net income and 10% ROE (excluding legal expense, $8.7 billion net income and 13% ROE)
• Commercial Banking — $2.6 billion net income and 18% ROE
• Asset Management — $2.2 billion net income and 23% ROE
• Firmwide — $21.8 billion net income and 13% ROTCE, compared to $17.9 billion and 11% in 2013

• Ended the year with a Basel III Advanced Fully Phased-in common equity tier 1 capital ratio of 10.2%, significantly above our 2013 ratio of 9.5%, and in line with our target of 10%+
• Made significant progress on regulatory and control agenda

Created significant value for shareholders

• Delivered sustained shareholder value • Record dividends of $1.58 per share ($6.1 billion in aggregate) • Repurchased $4.8 billion of common shares

Sustained earnings and tangible book value per share (TBVPS) growth

Shareholder value creation over time (TSR)[2]

[1]	See notes on non-GAAP financial measures on page 109 of this proxy statement.

[2]	Total shareholder return (“TSR”) assumes reinvestment of dividends.

4 • JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT

JPMorgan Chase generated more net income per dollar of CEO compensation than peers
% of Profits Paid to CEOs — Three Year Average (2011-2013)1
(Financial Services Peer Group)

[1]
Percentage of profits paid is equal to three year average CEO compensation divided by three year average net income. Total compensation is based on base salary, actual cash bonus paid in connection with the performance year, and target value of long-term incentives awarded in connection with the performance year. The most recently used data is 2013 since not all of our Financial Services Peer Group will have filed their proxy statements before the preparation of our own proxy statement. Source: Annual reports and proxy statements

CEO compensation is aligned with performance

Net Income Relative to CEO Pay

Net Income ($ in billions)
CEO Comp ($ in millions)
$5.6B
$11.7B
$17.4B
$19.0B
$21.3B*
$17.9B
$21.8B
$1M
$15.2M
$23M
$23M
$11.5M*
CIO EVENT
$20M
$20M
2008
2009
2010
2011
2012
2013
2014

Tangible Book Value Per Share (TBVPS) Relative to CEO Pay

TBVPS
CEO Comp ($ in millions)
$22.52
$27.09
$30.18
$33.69
$38.75
$40.81
$44.69
$1M
$15.2M
$23M
$23M
$11.5M
CIO EVENT
$20M
$20M
2008
2009
2010
2011
2012
2013
2014

* Despite record net income in 2012, the Board significantly reduced Mr. Dimon’s pay in response to CIO trading losses.

Earnings per Share (EPS) Relative to CEO Pay
EPS
CEO Comp ($ in millions)
$1.35
$2.26
$3.96
$4.48
$5.20
$4.35
$5.29
$1M
$15.2M
$23M
$23M
$11.5M
CIO EVENT
$20M
$20M
2008
2009
2010
2011
2012
2013
2014

Return on Tangible Common Equity (ROTCE) Relative to CEO Pay

ROTCE
CEO Comp ($ in millions)
6%
10%
15%
15%
15%
11%
13%
$1M
$15.2M
$23M
$23M
$11.5M
CIO EVENT
$20M
$20M
2008
2009
2010
2011
2012
2013
2014

JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT • 5

Amendment to Long–Term Incentive Plan
JPMorgan Chase’s Long-Term Incentive Plan (the “Plan”) was last approved by shareholders on May 17, 2011. Pursuant to its terms, the Plan has a four-year duration and will expire on May 31, 2015. The primary purpose of the amendment is to extend the term of the Plan for an additional 4 years (until May 31, 2019), and to authorize 95 million carryover shares from the existing Plan pool (canceling approximately 157 million shares out of the 252 million shares remaining, as of February 28, 2015).
We believe that voting in favor of our proposed amendment to the Firm’s Long-Term Incentive Plan is important, as a well-designed equity program serves to align employees’ long-term economic interests with those of shareholders while incurring reasonable dilution to shareholders. Without such approval, the

Firm would lose a critical shareholder alignment feature of our compensation framework.
The proposal is organized around three key considerations that we believe shareholders should focus on in their evaluation of our Plan:

1.	We use shares responsibly and have significantly reduced our request for shares to be made available under the Plan based on shareholder feedback.

2.	Our equity practices promote the long-term interests of shareholders and create a culture of success amongst our employees.

3.	Our equity program reinforces individual accountability through strong recovery provisions.

We use our shares responsibly
Historical Total Potential Dilution 1

Historical Burn Rate 2

[1]
Total Potential Dilution reflects the number of employee and director shares outstanding (including RSUs and SARs) plus the shares remaining in the LTIP Plan pool divided by the number of common shares outstanding at year end (based on Firm’s annual reports).

[2]
Burn Rate reflects the number of shares (including RSUs and SARs) granted to employees and directors in a calendar year divided by the weighted average diluted shares outstanding (based on Firm’s annual reports).

6 • JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT

Proposal 1:
Election of Directors

Our Board of Directors has nominated 11 directors, who, if elected by shareholders at our annual meeting, will be expected to serve until next year’s annual meeting. All nominees are currently directors.

RECOMMENDATION: Vote FOR all nominees

Proposal 1 — Election of directors

EXECUTIVE SUMMARY

Our Board has nominated 11 directors for election at this year’s annual meeting to hold office until the next annual meeting. All of the nominees are currently directors and were elected to the Board by our shareholders at our 2014 annual meeting, each with the support of more than 96% of votes cast. Each has agreed to be named in this proxy statement and to serve if elected. All of the nominees are expected to attend our May 19, 2015, annual meeting.
We know of no reason why any of the nominees would be unable or unwilling to serve if elected. However, if any of our nominees is unavailable for election, the proxies intend to vote your common stock for any substitute nominee proposed by the Board of Directors.
We believe that each nominee has the skills, experience and personal qualities the Board seeks in its directors and that the combination of these nominees creates an effective and well-functioning Board that serves the best interests of the Firm and our shareholders.
The Board of Directors is responsible for overseeing management and providing sound governance on behalf of shareholders. Risk management oversight is a key priority. The Board carries out its responsibilities through, among other things, highly capable independent directors, the Lead Independent Director, a strong committee structure and adherence to our Corporate Governance Principles. The Board conducts an annual assessment aimed at enhancing its effectiveness, as described on page 23 of this proxy statement.

DIRECTOR NOMINATION PROCESS

As specified in its charter, the Board’s Corporate Governance & Nominating Committee (“Governance Committee”) oversees the candidate nomination process, which includes the evaluation of both existing Board members and new candidates for Board membership. The Governance Committee recommends to the Board a slate of candidates for election at each annual meeting of shareholders. The Governance Committee’s goal is to put forth a diverse slate of candidates with a combination of skills, experience and personal qualities that will well serve the Board and its committees, our Firm and our shareholders. The Governance Committee considers all relevant attributes of each Board candidate, including professional skills, experience and knowledge, as well as gender, race, ethnicity, culture, nationality and background.
Director succession is also a focus of the Governance Committee and the Board. The Governance Committee seeks to maintain an appropriate balance of Board refreshment and Firm experience. In service of this goal, the Governance Committee engages in frequent consideration of potential Board candidates. The Governance Committee is assisted in identifying potential Board candidates by a third-party advisor. Of the Board’s 10 independent directors, four have been added since 2011.
Candidates for director may be recommended by current Board members, our management, shareholders or third-party advisors. Shareholders who want to recommend a candidate for election to the Board may do so by writing to the Corporate Secretary at: JPMorgan Chase & Co., 270 Park Avenue, New York, NY 10017; or by sending an e-mail to the Office of the Secretary at corporate.secretary@jpmchase.com. The Governance Committee considers shareholder-recommended candidates on the same basis as nominees recommended by Board members, management and third-party advisors.

8 • JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT

The Board of Directors has nominated the 11 individuals listed below for election as directors. All of the nominees are currently serving as directors and all except the CEO are independent. We recommend you vote FOR each director.

DIRECTOR NOMINEES
The Board has nominated 11 directors: the 10 independent directors and the CEO

NOMINEE	AGE	PRINCIPAL OCCUPATION	DIRECTOR SINCE	COMMITTEE MEMBERSHIP [1]
Linda B. Bammann	59	Retired Deputy Head of Risk Management of JPMorgan Chase & Co.[2]	2013	Public Responsibility; Risk Policy
James A. Bell	66	Retired Executive Vice President of The Boeing Company	2011	Audit
Crandall C. Bowles	67	Chairman of The Springs Company	2006	Audit; Public Responsibility (Chair)
Stephen B. Burke	56	Chief Executive Officer of NBCUniversal, LLC	2004 Director of Bank One Corporation from 2003 to 2004	Compensation & Management Development; Corporate Governance & Nominating
James S. Crown	61	President of Henry Crown and Company	2004 Director of Bank One Corporation from 1991 to 2004	Risk Policy (Chair)
James Dimon	59	Chairman and Chief Executive Officer of JPMorgan Chase & Co.	2004 Chairman of the Board of Bank One Corporation from 2000 to 2004
Timothy P. Flynn	58	Retired Chairman and Chief Executive Officer of KPMG	2012	Public Responsibility; Risk Policy
Laban P. Jackson, Jr.	72	Chairman and Chief Executive Officer of Clear Creek Properties, Inc.	2004 Director of Bank One Corporation from 1993 to 2004	Audit (Chair)
Michael A. Neal	62	Retired Vice Chairman of General Electric Company and Retired Chairman and Chief Executive Officer of GE Capital	2014	Risk Policy
Lee R. Raymond (Lead Independent Director)	76	Retired Chairman and Chief Executive Officer of Exxon Mobil Corporation	2001 Director of J.P. Morgan & Co. Incorporated from 1987 to 2000	Compensation & Management Development (Chair); Corporate Governance & Nominating
William C. Weldon	66	Retired Chairman and Chief Executive Officer of Johnson & Johnson	2005	Compensation & Management Development; Corporate Governance & Nominating (Chair)

[1]	Principal standing committees

[2]	Retired from JPMorgan Chase & Co. in 2005

JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT • 9

DIRECTOR CRITERIA

In selecting candidates for director, the Board looks for individuals with strong personal attributes, diverse backgrounds and demonstrated expertise and success in one or more specific executive disciplines.

Executive disciplines
Finance and accounting

Financial services

International business operations

Leadership of a large, complex organization

Management development and succession planning

Public-company governance

Regulated industries and regulatory issues

Risk management and controls

Personal attributes
Ability to work collaboratively

Integrity

Judgment

Strength of conviction

Strong work ethic

Willingness to engage and provide active oversight
The Firm’s director criteria are also discussed in the Corporate Governance Principles document available on our website at jpmorganchase.com, under the heading Governance, which is under the About Us tab.

NOMINEES’ QUALIFICATIONS AND EXPERIENCE

Our Board believes that these nominees provide our Firm with the combined skills, experience and personal qualities needed for an effective and engaged Board.
The specific experience and qualifications of each nominee are described in the following pages. Unless stated otherwise, all nominees have been continuously employed by their present employers for more than five years. The age indicated in each nominee’s biography is as of May 19, 2015, and all other biographical information is as of the date of this proxy statement.

10 • JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT

Linda B. Bammann, 59

Director since 2013 Public Responsibility Committee Risk Policy Committee Retired Deputy Head of Risk Management of JPMorgan Chase & Co.

DIRECTOR QUALIFICATION HIGHLIGHTS
•	Experience with regulatory issues
•	Extensive background in risk management
•	Financial services experience
Linda B. Bammann was Deputy Head of Risk Management at JPMorgan Chase from July 2004 until her retirement in 2005. Previously she was Executive Vice President and Chief Risk Management Officer at Bank One Corporation (“Bank One”) from May 2001 to July 2004, and, before then, Senior Managing Director of Banc One Capital Markets, Inc. She was also a member of Bank One’s executive planning group. From 1992 to 2000 she was a Managing Director with UBS Warburg LLC and predecessor firms.
Ms. Bammann served as a director of The Federal Home Mortgage Corporation (“Freddie Mac”) from 2008 until 2013, during which time she was a member of its Compensation Committee. She also served as a member of Freddie Mac’s Audit Committee from 2008 until 2010 and as Chair of its Business and Risk Committee from 2010 until 2013. Ms. Bammann also served as a director of Manulife Financial Corporation from 2009 until 2012. Ms. Bammann was formerly a board member of the Risk Management Association and Chair of the Loan Syndications and Trading Association.
Through her experience on the boards of other public companies and her tenure with JPMorgan Chase and Bank One, Ms. Bammann has developed insight and wide-ranging experience in financial services and extensive expertise in risk management and regulatory issues.
Ms. Bammann graduated from Stanford University and received an M.A. degree in public policy from the University of Michigan.

James A. Bell, 66

Director since 2011 Audit Committee Retired Executive Vice President of The Boeing Company

DIRECTOR QUALIFICATION HIGHLIGHTS
•	Finance and accounting experience
•	Leadership of complex, multi-disciplinary global organization
•	Regulatory issues and regulated industry experience
James A. Bell was an Executive Vice President of The Boeing Company, an aerospace company and manufacturer of commercial jetliners and military aircraft, from 2003 until his retirement in April 2012. He was Corporate President from June 2008 until February 2012 and Chief Financial Officer from November 2003 until February 2012.
Over a four-decade corporate career, Mr. Bell led global businesses in a highly regulated industry, oversaw successful strategic growth initiatives and developed expertise in finance, accounting, risk management and controls. While Chief Financial Officer, he oversaw two key Boeing businesses: Boeing Capital Corporation, the company’s customer-financing subsidiary, and Boeing Shared Services, an 8,000-person, multi-billion dollar business unit that provides common internal services across Boeing’s global enterprise.
Before being named Chief Financial Officer, Mr. Bell was Senior Vice President of Finance and Corporate Controller. In this position he served as the company’s principal interface with the board’s Audit Committee. He was Vice President of contracts and pricing for Boeing Space and Communications from 1996 to 2000, and before that served as director of business management of the Space Station Electric Power System at the Boeing Rocketdyne unit.
Mr. Bell has been a director of Dow Chemical Company since 2005. He is a member of the Board of Trustees at Rush University Medical Center.
Mr. Bell graduated from California State University at Los Angeles.

JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT • 11

Crandall C. Bowles, 67

Director since 2006 Audit Committee Public Responsibility Committee (Chair) Chairman of The Springs Company

DIRECTOR QUALIFICATION HIGHLIGHTS
•	International business operations experience
•	Management development, compensation and succession planning experience
•	Risk management and audit experience
Crandall C. Bowles has been Chairman of The Springs Company, a privately owned investment company, since 2007. She also served as Chairman of Springs Industries, Inc., a manufacturer of window products for the home, from 1998 until June 2013 when the business was sold. She was a member of its board from 1978 until June 2013 and was Chief Executive Officer from 1998 until 2006. Prior to 2006, Springs Industries included bed, bath and home-furnishings business lines. These were merged with a Brazilian textile firm to become Springs Global Participacoes S.A., a textile home-furnishings company based in Brazil, where Ms. Bowles served as Co-Chairman and Co-CEO from 2006 until her retirement in July 2007.
Ms. Bowles has been a director of Deere & Company since 1999. She served as a director of Sara Lee Corporation from 2008 to 2012 and of Wachovia Corporation and Duke Energy in the 1990s. As an executive at Springs Industries and Springs Global Participacoes, Ms. Bowles gained experience managing international business organizations. As a board member of large, global companies, she has dealt with a wide range of issues including audit and financial reporting, risk management, and executive compensation and succession planning.
Ms. Bowles is a Trustee of the Brookings Institution
and is on the governing boards of the Packard Center for ALS Research at Johns Hopkins and The Wilderness Society.
Ms. Bowles graduated from Wellesley College and received an M.B.A from Columbia University.

Stephen B. Burke, 56

Director since 2004 and Director of Bank One Corporation from 2003 to 2004
Compensation & Management Development Committee
Corporate Governance & Nominating Committee
Chief Executive Officer of NBCUniversal, LLC

DIRECTOR QUALIFICATION HIGHLIGHTS
•	Experience leading large, international, complex businesses in regulated industries
•	Financial controls and reporting experience
•	Management development, compensation and succession planning experience
Stephen B. Burke has been Chief Executive Officer of NBCUniversal, LLC, and a senior executive of Comcast Corporation, one of the nation’s leading providers of entertainment, information and communication products and services, since January 2011. He was Chief Operating Officer of Comcast Corporation from 2004 until 2011, and President of Comcast Cable Communications, Inc. from 1998 until January 2010.
Before joining Comcast, Mr. Burke served with The Walt Disney Company as President of ABC Broadcasting. He joined The Walt Disney Company in January 1986, and helped develop and found The Disney Store and lead a comprehensive restructuring of Euro Disney S.A.
Mr. Burke’s roles at Comcast, ABC, and Euro Disney have given him broad exposure to the challenges associated with managing large and diverse businesses. In those roles he has dealt with a variety of issues including audit and financial reporting, risk management, executive compensation, sales and marketing, and technology and operations. His tenure at Comcast and ABC gave him experience working in regulated industries, and his work at Euro Disney gave him a background in international business.
Mr. Burke has been a director of Berkshire Hathaway Inc. since 2009.
Mr. Burke graduated from Colgate University and received an M.B.A. from Harvard Business School.

12 • JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT

James S. Crown, 61

Director since 2004 and Director of Bank One Corporation from 1991 to 2004 Risk Policy Committee (Chair) President of Henry Crown and Company

DIRECTOR QUALIFICATION HIGHLIGHTS
•	Extensive risk management experience
•	Management development, compensation and succession planning experience
•	Significant financial markets experience
James S. Crown joined Henry Crown and Company, a privately owned investment company that invests in public and private securities, real estate and operating companies, in 1985 and became President in 2002. Before joining Henry Crown and Company, Mr. Crown was a Vice President of Salomon Brothers Inc. Capital Markets Service Group.
Mr. Crown has been a director of General Dynamics Corporation since 1987 and has served as its Lead Director since 2010. He has also been a director of JPMorgan Chase Bank, N.A., since 2010. Mr. Crown served as a director of Sara Lee Corporation from 1998 to 2012.
Mr. Crown’s position with Henry Crown and Company and his service on other public company boards have given him exposure to many issues encountered by our Board, including risk management, audit and financial reporting, investment management, capital markets activity, and executive compensation.
Mr. Crown is a Trustee of the Aspen Institute, the Chicago Symphony Orchestra, the Museum of Science and Industry, the University of Chicago and the University of Chicago Medical Center. He is also a member of the American Academy of Arts and Sciences.
Mr. Crown graduated from Hampshire College and received a law degree from Stanford University Law School.

James Dimon, 59

Director since 2004 and Chairman of the Board of Bank One Corporation from 2000 to 2004 Chairman and Chief Executive Officer of JPMorgan Chase & Co.

DIRECTOR QUALIFICATION HIGHLIGHTS
•	Experience leading a global business in a regulated industry
•	Extensive experience leading complex international financial services businesses
•	Management development, compensation and succession planning experience
James Dimon became Chairman of the Board on December 31, 2006, and has been Chief Executive Officer and President since December 31, 2005. He was President and Chief Operating Officer following JPMorgan Chase’s merger with Bank One Corporation in July 2004. At Bank One he was Chairman and Chief Executive Officer from March 2000 to July 2004. Before joining Bank One, Mr. Dimon held a wide range of executive roles at Citigroup Inc., the Travelers Group, Commercial Credit Company and American Express Company.
Mr. Dimon is on the Board of Directors of Harvard Business School and Catalyst and is a member of The Business Council. He is also on the Board of Trustees of New York University School of Medicine. Mr. Dimon does not serve on the board of any publicly traded company other than JPMorgan Chase.
Mr. Dimon has many years of experience in the financial services industry, as well as international business expertise. As CEO, he is knowledgeable about all aspects of the Firm’s business activities. His work has given him substantial experience in dealing with government officials and agencies and insight into the regulatory process.
Mr. Dimon graduated from Tufts University and received an M.B.A. from Harvard Business School.

JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT • 13

Timothy P. Flynn, 58

Director since 2012 Public Responsibility Committee Risk Policy Committee Retired Chairman and Chief Executive Officer of KPMG

DIRECTOR QUALIFICATION HIGHLIGHTS
•	Experience in financial services, accounting, auditing and controls
•	Leadership of a complex, global business
•	Risk management and regulatory experience
Timothy P. Flynn was Chairman of KPMG International, a global professional services organization that provides audit, tax and advisory services, from 2007 until his retirement in October 2011. From 2005 until 2010 he served as Chairman and from 2005 to 2008 as Chief Executive Officer of KPMG LLP in the U.S., the largest individual member firm of KPMG International. Before serving as Chairman and CEO, Mr. Flynn was Vice Chairman, Audit and Risk Advisory Services, with operating responsibility for the Audit, Risk Advisory and Financial Advisory Services practices.
Through his leadership positions at KPMG, Mr. Flynn gained perspective on the evolving business and regulatory environment, experience with many of the issues facing complex, global companies, and expertise in financial services and risk management.
Mr. Flynn has been a director of Wal-Mart Stores, Inc. since 2012 and of the Chubb Corporation since September 2013. He previously served as a Trustee of the Financial Accounting Standards Board, a member of the World Economic Forum’s International Business Council, and a founding member of The Prince of Wales’ International Integrated Reporting Committee.
Mr. Flynn graduated from The University of St. Thomas, St. Paul, Minnesota and is a member of their Board of Trustees.

Laban P. Jackson, Jr., 72

Director since 2004 and Director of Bank One Corporation from 1993 to 2004 Audit Committee (Chair) Chairman and Chief Executive Officer of Clear Creek Properties, Inc.

DIRECTOR QUALIFICATION HIGHLIGHTS
•	Experience in financial controls and reporting and risk management
•	Extensive regulatory background
•	Management development, compensation and succession planning experience
Laban P. Jackson, Jr. has been Chairman and Chief Executive Officer of Clear Creek Properties, Inc., a real estate development company, since 1989. He has been a director of J.P. Morgan Securities plc and of JPMorgan Chase Bank, N.A. since 2010.
Mr. Jackson has dealt with a wide range of issues that are important to the Firm’s business, including audit and financial reporting, risk management, and executive compensation and succession planning. Mr. Jackson generally meets at least annually with the Firm’s principal regulators in the major jurisdictions in which we operate.
Mr. Jackson served as a director of The Home Depot from 2004 to 2008 and a director of the Federal Reserve Bank of Cleveland from 1987 to 1992. He is a member of the Audit Committee Leadership Network, a group of audit committee chairs from some of North America’s leading companies that is committed to improving the performance of audit committees and strengthening trust in the financial markets. He is also an emeritus Trustee of the Markey Cancer Foundation.
Mr. Jackson’s service on the board of the Federal Reserve Bank of Cleveland and on other public and private company boards has given him experience in financial services, audit, government relations and regulatory issues.
Mr. Jackson is a graduate of the United States Military Academy.

14 • JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT

Michael A. Neal, 62

Director since 2014 Risk Policy Committee Retired Vice Chairman of General Electric Company and Retired Chairman and Chief Executive Officer of GE Capital

DIRECTOR QUALIFICATION HIGHLIGHTS
•	Extensive background in financial services
•	Leadership of large, complex, international businesses in a regulated industry
•	Risk management and operations experience
Michael A. Neal was Vice Chairman of General Electric Company, a global industrial and financial services company, until his retirement in December 2013 and was Chairman and Chief Executive Officer of GE Capital from 2007 until June 2013. During his career at General Electric, Mr. Neal held several senior operating positions, including President and Chief Operating Officer of GE Capital and Chief Executive Officer of GE Commercial Finance prior to being appointed Chairman and Chief Executive Officer of GE Capital.
Mr. Neal has extensive experience managing large, complex businesses in regulated industries around the world. During his career with General Electric and GE Capital, Mr. Neal oversaw the provision of financial services and products to consumers and businesses of all sizes in North America, South America, Europe, Australia and Asia. His professional experience has provided him with insight and expertise in risk management, strategic planning and operations, finance and financial reporting, government and regulatory relations, and management development and succession planning.
Mr. Neal graduated from the Georgia Institute of Technology. He serves on the advisory boards of Georgia Tech’s Sam Nunn School of International Affairs, and the Carey Business School at Johns Hopkins, where Mr. Neal is also the executive in residence and senior advisor to the Dean. Mr. Neal is also a trustee of Georgia Tech’s GT Foundation.

Lee R. Raymond, 76 (Lead Independent Director)

Director since 2001 and Director of J.P. Morgan & Co. Incorporated from 1987 to 2000
Compensation & Management Development Committee (Chair)
Corporate Governance & Nominating Committee
Retired Chairman and Chief Executive Officer of Exxon Mobil Corporation

DIRECTOR QUALIFICATION HIGHLIGHTS
•	Extensive background in public company governance and international business
•	Leadership in regulated industries and regulatory issues
•	Management development, compensation and succession planning experience
Lee R. Raymond was Chairman of the Board and Chief Executive Officer of ExxonMobil, the world’s largest publicly traded international oil and gas company, from 1999 until he retired in December 2005. He was Chairman of the Board and Chief Executive Officer of Exxon Corporation from 1993 until its merger with Mobil Oil Corporation in 1999 and was a director of Exxon and Exxon Mobil Corporation from 1984 to 2005. Mr. Raymond began his career in 1963 at Exxon.
During his tenure at ExxonMobil and its predecessors, Mr. Raymond gained experience in all aspects of business management, including audit and financial reporting, risk management, executive compensation, marketing, and operating in a regulated industry. He also has extensive international business experience.
Mr. Raymond is a member of the Council on Foreign Relations, an emeritus Trustee of the Mayo Clinic, a member of the National Academy of Engineering and a member and past Chairman of the National Petroleum Council.
Mr. Raymond graduated from the University of Wisconsin and received a Ph.D. in Chemical Engineering from the University of Minnesota.

JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT • 15

William C. Weldon, 66

Director since 2005 Compensation & Management Development Committee Corporate Governance & Nominating Committee (Chair) Retired Chairman and Chief Executive Officer of Johnson & Johnson

DIRECTOR QUALIFICATION HIGHLIGHTS
•	Extensive background in public company governance and international business
•	Leadership of complex, global organization in a regulated industry
•	Management development, compensation and succession planning experience
William C. Weldon was Chairman and Chief Executive Officer of Johnson & Johnson, a global healthcare products company, from 2002 until his retirement as Chief Executive Officer in April 2012 and as Chairman in December 2012. He served as Vice Chairman from 2001 and Worldwide Chairman, Pharmaceuticals Group from 1998 until 2001.
At Johnson & Johnson, Mr. Weldon held a succession of executive positions that gave him expertise in consumer sales and marketing, international business operations, financial reporting and regulatory matters.
Mr. Weldon has been a director of CVS Health Corporation since March 2013, of The Chubb Corporation since April 2013, and of Exxon Mobil Corporation since May 2013. Mr. Weldon has been a director and Chairman of the Board of JPMorgan Chase Bank, N.A. since July 2013. He was a director of Johnson & Johnson from 2002 until December 2012.
Mr. Weldon is a member of various nonprofit organizations.
Mr. Weldon graduated from Quinnipiac University and is a member of the school’s Board of Trustees.

16 • JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT

Corporate governance
We have robust policies and procedures for the direction and management of our Firm. Our commitment to good corporate governance is integral to our business. Our key governance practices are described below.

PRINCIPLES

In performing its role, our Board of Directors is guided by our Corporate Governance Principles which establish a framework for the governance of the Board and the management of our Firm. The principles were adopted by the Board and reflect regulatory requirements and broadly recognized governance practices, including the New York Stock Exchange (“NYSE”) corporate governance listing standards. They are reviewed periodically and updated as appropriate. The full text can be found on our website at jpmorganchase.com, under the heading Governance, which is under the About Us tab (http://www.jpmorganchase.com/corporate/About-JPMC/corporate-governance-principles.htm).

BOARD STRUCTURE AND RESPONSIBILITIES

The Board of Directors is responsible for the oversight of management on behalf of our Firm’s shareholders. The Board and its committees meet periodically throughout the year to (i) review strategy, business and financial performance, risk and control matters, compensation and management development, and public responsibility matters; and (ii) provide guidance to and oversight of, and otherwise assess and advise, the Chief Executive Officer (“CEO”) and other senior executives.
The Board’s leadership structure, described below, is designed to promote Board effectiveness and to ensure that authority and responsibility are effectively allocated between the Board and management. The Board considers its leadership structure frequently as part of its succession planning process for senior management. The Board formally reviews its leadership structure not less than annually as part of its self-evaluation process.
The Board believes it is important to retain flexibility to determine the best leadership structure for any particular set of circumstances and personnel. These decisions should not be mechanical; they should be contextual and based on the particular composition of the Board, the particular CEO and the needs and opportunities of the Firm as they change over time.
Factors the Board may consider as part of its review of its leadership structure include:

•	A review of the respective responsibilities for the positions of Chairman, Lead Independent Director and CEO

•
Evaluation of the policies and practices in place to provide independent Board oversight of management (including Board oversight of CEO performance and compensation; executive sessions of the independent directors; Board agendas and meeting materials; and Board self-evaluation)

•	The people currently in the leadership roles

•	The Firm’s circumstances at the time

•	The potential impact of particular leadership structures on the Firm’s performance

•	The Firm’s ability to attract and retain qualified individuals for the Board leadership positions

•	The views of our shareholders

•	Practices at other companies

•	Legislative and regulatory developments regarding board leadership structures

•	Trends in corporate governance, including academic studies on board leadership structures and the impact of leadership structures on shareholder value

•	Such other factors as the Board may determine
The Board also believes that the Firm should engage in a dialogue with shareholders and other interested parties about the Chairman and CEO roles at public companies. As part of this effort, in 2014 we hosted a panel discussion with participants representing a variety of views, including shareholders, governance specialists, academics and representatives from peer companies. Many expressed the opinion that there is no “one size fits all” solution and that boards’ fiduciary responsibility is best met by retaining the flexibility to choose the most effective leadership structure for a particular set of facts.

JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT • 17

Our Board, early in 2015, reviewed its leadership structure, taking into consideration the factors outlined above and feedback from this public forum, and determined that, at the present time, combining the roles of Chairman and CEO, together with a strong Lead Independent Director, provides the appropriate leadership and oversight of the Firm and facilitates effective functioning of both the Board and management. The Board has separated the positions in the past and may do so again in the future if it believes that would be in the best interest of the Firm.
Notwithstanding the strong oversight roles of the Lead Independent Director and committee chairs described below, all directors share equally in their responsibilities as members of the Board.

•
Independent oversight — All of our directors are independent, with the exception of our Chairman and CEO, James Dimon. The independent directors meet in executive session with no management present at each regularly scheduled in-person Board meeting, where they discuss any matter they deem appropriate.

•	Chairman of the Board — Our Chairman is appointed annually by all the directors. The Chairman’s responsibilities include:

—	presiding at Board and shareholder meetings

—	calling Board and shareholder meetings

—	preparing meeting schedules, agendas and materials, subject to the approval of the Lead Independent Director

•	Lead Independent Director — The Lead Independent Director is appointed annually by the independent directors. The role includes the authority and responsibility to:

—	call a Board meeting (as well as a meeting of the independent directors of the Board) at any time

—	preside over Board meetings when the Chairman is absent or his participation raises a possible conflict

—	approve Board meeting agendas and add agenda items

—	preside over executive sessions of independent directors, which take place at every regularly scheduled in-person Board meeting

—	meet one-on-one with the CEO after each regularly scheduled in-person Board meeting

—	guide the annual performance evaluation of the Chairman and CEO

—	guide independent director consideration of CEO compensation

—	guide full Board consideration of CEO succession issues

—	guide the annual self-assessment of the full Board

—	facilitate communication between management and the independent directors

—	be available for consultation and communication with major shareholders and other constituencies where appropriate

•
Committee chairs — The Board has created a strong committee structure designed to ensure effective and efficient board operations. All committee chairs are independent and are appointed annually by the Board. See page 20 of this proxy statement for further information about our committees. Committee chairs are responsible for:

—	calling meetings of their committees

—	presiding at meetings of their committees

—	approving agendas, including adding agenda items, and materials for their committee meetings

—	serving as a liaison between committee members and the Board, and between committee members and senior management, including the CEO

—	working directly with the senior management responsible for committee matters

18 • JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT

CORPORATE GOVERNANCE STRUCTURE
The Board believes the strong committee structure, as shown in the chart below, enhances the Board’s oversight of the Firm’s management.

SHAREHOLDERS
Compensation & Management Development Committee
Board of Directors
Corporate Goverance & Nominating Committee
Risk Policy Committee
Public Responsibility Committee
Audit Committee
Chairman & CEO
Lead Independent Director
Internal Audit
Operating Committee (senior management committee)
Management Business Risk & Control Committees

JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT • 19

COMMITTEES OF THE BOARD

Our Board has five principal standing committees:
Audit Committee, Compensation & Management Development Committee, Corporate Governance & Nominating Committee, Public Responsibility Committee and Risk Policy Committee. Committees meet regularly in conjunction with scheduled Board meetings and hold additional meetings as needed.
The charter of each committee can be found on our website at jpmorganchase.com, under the heading Governance, which is under the About Us tab.
The Board has determined that each of our committee members is independent in accordance with NYSE corporate governance listing standards. The Board has also determined that each member of the Audit Committee (James A. Bell, Crandall C. Bowles and Laban P. Jackson, Jr.) is an audit committee financial expert in accordance with the definition established by the U.S. Securities and Exchange Commission (“SEC”).
Our Board’s Corporate Governance Principles provide that Board members have complete access to management, and that the Board and its committees have the authority and the resources to seek legal or other expert advice from sources independent of management. The committees report their activities to, and discuss their recommendations, with the full Board.
The following highlights some of the key responsibilities of each standing committee.
Audit Committee
Provides oversight of:

•	The independent registered public accounting firm’s qualifications and independence

•	The performance of the internal audit function and the independent registered accounting firm

•
Management’s responsibilities to (i) assure that there is in place an effective system of controls to safeguard the Firm’s assets and income; (ii) assure the integrity of the Firm’s financial statements; and (iii) maintain compliance with the Firm’s ethical standards, policies, plans and procedures, and with laws and regulations

Compensation & Management Development Committee

•	Reviews and approves the Firm’s compensation and benefit programs

•	Ensures the competitiveness of the Firm’s compensation programs

•	Provides oversight of the Firm’s compensation principles and practices and review of the relationship among risk, risk management and compensation in light of the Firm’s objectives

•	Advises the Board on the development and succession planning for key executives
Corporate Governance & Nominating Committee
Exercises general oversight for the governance of the Board, including by:

•	Reviewing and recommending proposed nominations for election to the Board

•	Evaluating the Board’s Corporate Governance Principles and recommending any changes

•	Approving the framework for Board assessment and self-evaluation
Public Responsibility Committee
Provides oversight of the Firm’s positions and practices regarding public responsibility matters such as community investment, fair lending, sustainability, consumer practices and other public policy issues that reflect the Firm’s values and character and impact the Firm’s reputation among all of its stakeholders.
Risk Policy Committee
Provides oversight of management’s responsibilities to assess and manage:

•	The Firm’s credit risk, market risk, liquidity risk, model risk, structural interest rate risk, principal risk and country risk

•	The governance frameworks or policies for operational, fiduciary, reputational risks and the approval of new products and services

•	Capital and liquidity planning and analysis
and approves the Firm’s Risk Appetite Policy and other policies it designates as Primary Risk Policies.

20 • JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT

The Board has two additional standing committees and may establish additional committees as needed:
Stock Committee
The committee is responsible for implementing the declaration of dividends, authorizing the issuance of stock, administering the dividend reinvestment plan and implementing share repurchase plans. The committee acts within Board-approved limitations and capital plans.
Executive Committee
The committee consists of the Chairman/CEO and the chairs of the Board’s five principal standing committees. It may exercise all the powers of the Board that lawfully may be delegated, but with the expectation that it would not take material actions absent special circumstances.
Specific Purpose Committees
The Board establishes committees as appropriate to address specific issues (“Specific Purpose Committees”). The Board currently has five such committees to provide required oversight in connection with certain regulatory orders (“Consent Orders”) issued by the Federal Reserve and the Office of the Comptroller of the Currency:

•	BSA/AML (Bank Secrecy Act/Anti-Money Laundering) Compliance Committee

•	FX (Foreign Exchange)/Markets Orders Compliance Committee

•	Mortgage Compliance Committee

•	Sworn Documents Compliance Committee

•	Trading Compliance Committee

Each Consent Order committee comprises two to four independent directors. They meet to provide oversight for specific aspects of our control agenda and to monitor progress under action plans developed by management to address the issues identified under the applicable Consent Order.
Additional Specific Purpose Committees may be established from time to time to address other issues, including review of shareholder demands made in connection with pending or potential shareholder derivative litigation. The Board currently has one Specific Purpose Committee established to review such shareholder demands, the Omnibus Demand Committee.
In addition to the Consent Order committees and the Omnibus Demand Committee, in 2012 the Board established a Review Committee (“Review Committee”) in connection with losses incurred in the Chief Investment Office (“CIO”). Additional information and analysis of the 2012 CIO losses can be found in our Report of the Review Committee of the Board of Directors of JPMorgan Chase & Co., dated January 15, 2013, which is publicly available on our website at jpmorganchase.com, under the heading Downloads in the Investor Tools section, which is under the Investor Relations tab.
As the Firm achieves its objectives in a specific area, we expect the relevant Specific Purpose Committee will meet less frequently and eventually their work will be concluded, at which time, subject to regulatory consent where applicable, the committee will be disbanded.

JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT • 21

BOARD COMMITTEE MEMBERSHIP AND 2014 MEETINGS

The following table summarizes the membership of the Board’s principal standing committees and Specific Purpose Committees in 2014, and the number of meetings that were held during 2014. In 2014, the Board met 10 times. Each director attended 75% or more of the total meetings of the Board and the committees on which he or she served.
All 2014 nominees were present at the annual meeting of shareholders held on May 20, 2014.

The Audit Committee and the Risk Policy Committee hold joint meetings on matters of mutual interest. The Compensation & Management Development Committee meets at least annually with the Firm’s Chief Risk Officer and the Risk Policy Committee or its chairman to review the Firm’s compensation practices. This review includes the interrelation of the Firm’s risk management objectives and compensation practices, with a focus on avoidance of practices that would encourage excessive risk-taking.

Board Committee Membership and 2014 Meetings
Director	Audit	Compensation & Management Development	Corporate Governance & Nominating	Public Responsibility	Risk Policy	Specific Purpose Committees [1]
Linda B. Bammann				Member	Member	D,F
James A. Bell	Member					A
Crandall C. Bowles	Member			Chair		A
Stephen B. Burke		Member	Member
James S. Crown					Chair	C
James Dimon
Timothy P. Flynn				Member	Member	F
Laban P. Jackson, Jr.	Chair					A,B,C,D,E,G
Michael A. Neal					Member	D
Lee R. Raymond [2]		Chair	Member			B,D,E,G
William C. Weldon		Member	Chair			B,E,F,G
Number of meetings in 2014	15	6	5	7	8	63

[1]	The Board’s separately established Specific Purpose Committees were:
A - BSA/AML(Bank Secrecy Act/Anti-Money Laundering) Compliance Committee
B - FX (Foreign Exchange)/Markets Orders Compliance Committee
C - Mortgage Compliance Committee
D - Omnibus Demand Committee
E - Review Committee in connection with the CIO
F - Sworn Documents Compliance Committee
G - Trading Compliance Committee

[2]	Lead Independent Director

22 • JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT

BOARD EVALUATION

The Board conducts an annual self-assessment aimed at enhancing its effectiveness. Through regular and rigorous evaluation of its policies, procedures and performance, the Board identifies areas for further consideration and improvement.
The evaluation is led by the independent directors and guided by the Lead Independent Director. Each director is expected to participate and provide feedback on a range of issues, including the Board’s overall effectiveness; the Lead Independent Director’s performance; committee structure; the flow of information received from management; the nature and scope of agenda items; and shareholder communication.
Each of the principal standing committees also conducts its own annual self-assessment. These evaluations are led by the committee chairs and generally include, among other topics, a review of the committee charter, the agenda for the coming year, and the flow of information received from management.
The Governance Committee periodically appraises the framework for the Board evaluation process and the allocation of responsibility among committees.

BOARD COMMUNICATION

The Board plays a key role in communicating our Firm’s strategy and commitment to doing business in accordance with our corporate standards. The Board, as a group or a subset of one or more of its members, meets throughout the year with the Firm’s senior executives, shareholders, regulators and organizations interested in our strategy, performance or business practices.
Shareholder outreach and input
Engagement and transparency with our shareholders help the Firm gain useful feedback on a wide variety of topics, including governance, compensation, shareholder communication, Board composition, shareholder proposals, business performance and the operation of the Firm. This information is shared regularly with the Firm’s management and the Board and considered in the processes that set the governance practices and strategic direction for the Firm. We also focus on shareholder feedback to better tailor the public information we provide to address the interests and inquiries of our shareholders.

The Firm interacts and communicates with shareholders through a number of forums, including quarterly earnings presentations, SEC filings, Annual Report and proxy statement, annual meeting, investor conferences and web communications. Management also conducts a formal shareholder outreach program twice a year. This program covers a wide array of topics with a broad group of shareholders. Fall discussions are focused on corporate governance and spring discussions are focused on issues related to the proxy statement. After each of these outreach programs, investor feedback is provided to the Board and the Firm’s management. In 2013, the Firm expanded its outreach program to discuss a wider range of issues with a broader group of shareholders. Recognizing the mutual benefits from this increased interaction, we continued this expanded program throughout 2014. Management's recent outreach efforts consisted of the following:

•	Hosted approximately 90 shareholder outreach meetings and calls in 2014, an increase of more than 50% from 2012

•	Met with shareholders representing in the aggregate approximately 40% of our outstanding common stock during the fall of 2014 compared with approximately 20% in the fall of 2012

•	Members of senior management presented at 14 investor conferences in 2014, doubling participation compared with 2012

•	Held six investor trips in 2014, including international trips to Asia, Europe and Latin America, during which members of senior management met in person with shareholders and other interested parties
In addition, in 2014 the Board endorsed the Shareholder-Director Exchange (SDX) Protocol as a guide for effective, mutually beneficial engagement between shareholders and directors. During 2014, members of the Board met with shareholders to discuss a variety of topics, including the Firm’s strategy and performance.
Relationship with regulators
We are committed to transparency and responsiveness in our extensive interactions with our regulators. That means consistently providing them with complete, accurate and timely information and maintaining an open, ongoing dialogue. Our senior leaders — including our Board — committed a significantly increased amount of their time to meet with our regulators in 2013 and 2014. Such frequent interaction helps us

JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT • 23

hear firsthand what regulators are focused on and gives us a forum for keeping them well-informed on what is happening in our businesses.
Our primary U.S. regulators meet with various Board committees, regularly receive Board meeting materials and minutes, and meet with individual Board members to discuss regulators’ expectations on effective Board oversight. During 2013-2014, certain of our independent Board members met with our primary U.S. regulators, the Board of Governors of the Federal Reserve System (the “Federal Reserve”), the Office of the Comptroller of the Currency (“OCC”) and the Federal Deposit Insurance Corporation (“FDIC”), as well as the SEC and the Consumer Financial Protection Bureau (“CFPB”). Certain of our independent Board members also met with international regulators, including the Prudential Regulation Authority (“PRA”) and the Financial Conduct Authority (“FCA”) in the United Kingdom; the Federal Financial Supervisory Authority in Germany; the Hong Kong Monetary Authority (“HKMA”); the China Banking Regulatory Commission in Beijing; and the Monetary Authority of Singapore (“MAS”).
Communicating our corporate standards
The Board has been engaged with management on the importance of strong corporate standards and the need to reinforce the Firm’s commitment to doing things the right way and to establishing a clear and common vocabulary for communicating this commitment.
Our directors engage frequently on the topic of culture in Board and Board committee meetings, including in the Specific Purpose Committees in their oversight of progress addressing regulatory order issues. Engagement work also includes the Audit Committee’s oversight of the Code of Conduct program, the Compensation & Management Development Committee’s review and approval of the Firm’s compensation and performance management process and the Governance Committee’s oversight of preparation of “How We Do Business — The Report.” Directors also highlight the importance of our corporate standards through participation in less formal settings, such as town hall and other meetings held by our lines of business and other functions for employees and/or leadership teams, annual meetings with the Firm’s senior leaders, and regularly scheduled informal sessions with members of the Operating Committee and other senior leaders.
Shareholders and interested parties who wish to contact our Board of Directors, any Board member,

including the Lead Independent Director, any committee chair, or the independent directors as a group, may mail their correspondence to: JPMorgan Chase & Co., Attention (name of Board member(s)), Office of the Secretary, JPMorgan Chase & Co.,
270 Park Avenue, New York, NY 10017, or
e-mail the Office of the Secretary at corporate.secretary@jpmchase.com.

DIRECTOR INDEPENDENCE

The Board’s commitment to independence begins with the individual directors. All of our non-management Board members are independent under the standards established by the NYSE and the Firm’s independence standards. Directors are determined to be independent if they have no disqualifying relationship, as defined by the NYSE, and if the Board has affirmatively determined they have no material relationship with JPMorgan Chase, directly or as a partner, shareholder or officer of an organization that has a relationship with JPMorgan Chase.
In determining the independence of each director, the Board uses the following criteria:

•	The Corporate Governance Principles adopted by the Board and published on our website at jpmorganchase.com, under the heading Governance, which is under the About Us tab

•	The NYSE corporate governance listing standards
The Board has reviewed the relationships between the Firm and each director and determined that in accordance with the NYSE’s and the Firm’s independence standards, each non-management director (Linda B. Bammann, James A. Bell, Crandall C. Bowles, Stephen B. Burke, James S. Crown, Timothy P. Flynn, Laban P. Jackson, Jr., Michael A. Neal, Lee R. Raymond and William C. Weldon) has only immaterial relationships with JPMorgan Chase. Accordingly, all directors other than Mr. Dimon are independent.
Because of the nature and broad scope of the services provided by the Firm, there may be ordinary course of business transactions between the Firm and any independent director, his or her immediate family members or principal business affiliations. These may include, among other things, extensions of credit and other financial and financial advisory products and services; business transactions for property or services; and charitable contributions made by the JPMorgan Chase Foundation or the Firm to any nonprofit

24 • JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT

organization of which a director is employed as an officer.
In making its determinations regarding director independence, the Board considered:

•
Consumer credit: extensions of credit provided to directors Bell and Jackson; and credit cards issued to directors Bammann, Bell, Bowles, Crown, Flynn, Jackson, Neal, Raymond, and Weldon, and their immediate family members

•
Wholesale credit: extensions of credit and other financial and financial advisory services provided to NBCUniversal, LLC and Comcast Corporation and their subsidiaries, where Mr. Burke is Chief Executive Officer and a senior executive, respectively; and Henry Crown and Company, where Mr. Crown is President, and other Crown family-owned entities

•
Goods and services: leases of commercial office space from subsidiaries of companies in which Mr. Crown and members of his immediate family have indirect ownership interests; and national media placements with NBCUniversal and Comcast outlets

The Board reviewed these relationships in light of its independence standards and determined that none of them creates a material relationship between the Firm and the applicable director or would impair the independence or judgment of the applicable director.

DIRECTOR COMPENSATION

The Board believes it is desirable that a significant portion of director compensation be linked to the Firm’s common stock.
Annual compensation
For 2014, each non-management director received an annual cash retainer of $75,000 and an annual grant, made when annual employee incentive compensation was paid, of deferred stock units valued at $225,000, on the date of grant.
Each deferred stock unit included in the annual grant to directors represents the right to receive one share of the Firm’s common stock and dividend equivalents payable in deferred stock units for any dividends paid. Deferred stock units have no voting rights. In January of the year immediately following a director’s termination of service, deferred stock units are distributed in shares of the Firm’s common stock in either a lump sum or in annual installments for up to 15 years as elected by the director.
The following table summarizes the current annual compensation for non-management directors.

Compensation	Amount ($)
Board retainer	$75,000
Lead Independent Director retainer	30,000
Audit and Risk Committee chair retainer	25,000
All other committees chair retainer	15,000
Audit and Risk Committee member retainer	15,000
Deferred stock unit grant	225,000
The Board may periodically ask directors to serve on Specific Purpose Committees or other committees that are not one of the Board’s principal standing committees or to serve on the board of directors of a subsidiary of the Firm. Any compensation for such service is included in the “2014 Director compensation table” on page 26 of this proxy statement.
Stock ownership: no hedging, no pledging
As stated in the Corporate Governance Principles and further described in “No Hedging/Pledging” on page 57 of this proxy statement, each director agrees to retain all shares of the Firm’s common stock he or she purchased on the open market or received pursuant to their service as a Board member for as long as they serve on our Board.
Shares held personally by a director may not be held in margin accounts or otherwise pledged as collateral, nor may the economic risk of such shares be hedged. As detailed at page 66 of this proxy statement under “Security ownership of directors and executive officers,” Mr. Crown has the ownership of certain shares attributed to him that arise from the business of Henry Crown and Company, an investment company where Mr. Crown serves as President, and trusts of which Mr. Crown serves as trustee (the “Attributed Shares”). Mr. Crown disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest. The Attributed Shares are distinct from shares Mr. Crown or his spouse own individually, or held in trusts for the benefit of his children (the “Crown Personally Held Shares”). The Firm has reviewed the potential pledging of the Attributed Shares with Mr. Crown, recognizes Mr. Crown’s distinct obligations with respect to Henry Crown and Company and the trusts, and believes such shares may be prudently pledged or

JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT • 25

held in margin loan accounts. None of the Crown Personally Held Shares are pledged or held in margin accounts.
Deferred compensation
Each year non-management directors may elect to defer all or part of their cash compensation. A director’s right to receive future payments under any deferred compensation arrangement is an unsecured claim against JPMorgan Chase’s general assets. Cash amounts may be deferred into various investment equivalents, including deferred stock units. Upon retirement, compensation deferred into stock units will be distributed in stock; all other deferred cash compensation will be distributed in cash. Deferred compensation will be distributed in either a lump sum or in annual installments for up to 15 years as elected by the director commencing in January of the year following the director’s retirement from the Board.
Reimbursements and insurance
The Firm reimburses directors for their expenses in connection with their Board service or pays such expenses directly. The Firm also pays the premiums on directors’ and officers’ liability insurance policies and on travel accident insurance policies covering directors as well as employees of the Firm.

2014 Director compensation table
The following table shows the compensation for each non-management director in 2014.

Director	Fees earned or paid in cash ($) [1]	Other fees earned or paid in cash ($) [2]	2014 Stock award ($) [3]	Total ($)
Linda B. Bammann	$90,000	$30,000	$225,000	$345,000
James A. Bell	90,000	25,000	225,000	340,000
Crandall C. Bowles	105,000	30,000	225,000	360,000
Stephen B. Burke	75,000	—	225,000	300,000
James S. Crown	115,000	47,500	225,000	387,500
Timothy P. Flynn	90,000	30,000	225,000	345,000
Laban P. Jackson, Jr.	115,000	222,500	225,000	562,500
Michael A. Neal	90,000	—	225,000	315,000
Lee R. Raymond [4]	120,000	30,000	225,000	375,000
William C. Weldon	90,000	102,500	225,000	417,500

[1]	Includes fees earned, whether paid in cash or deferred, for service on the Board of JPMorgan Chase.

[2]
Includes fees paid to non-management directors who serve on the Board of Directors of JPMorgan Chase Bank, N.A., (“Bank”) a wholly-owned subsidiary of JPMorgan Chase, or are members of one or more Specific Purpose Committees. Messrs. Crown, Jackson and Weldon, as directors of the Bank, received fees of $15,000, and as Chairman of the Board of the Bank, Mr. Weldon received an additional fee of $25,000. A fee of $2,500 is paid for each Specific Purpose Committee meeting attended (with the exception of the Omnibus Demand Committee and the Review Committee in connection with the CIO) and Ms. Bammann attended 12 meetings; Mr. Bell attended 10 meetings; Ms. Bowles attended 12 meetings; Mr. Crown attended 13 meetings; Mr. Flynn attended 12 meetings; Mr. Jackson attended 39 meetings; Mr. Raymond attended 12 meetings; and Mr. Weldon attended 25 meetings. Also includes for Mr. Jackson $110,000 in compensation during 2014 in consideration of his service as a director of J.P. Morgan Securities plc, one of the Firm’s principal operating subsidiaries in the United Kingdom and a subsidiary of the Bank.

[3]
On January 22, 2014, each director received an annual stock award in an amount of deferred stock units equal to $225,000, based on a grant date fair market value of $57.875. The aggregate number of option awards and stock awards outstanding at December 31, 2014, for each current director is included in the “Security ownership of directors and executive officers” table on page 66 of this proxy statement under the columns “Options/SARs exercisable within 60 days” and “Additional underlying stock units,” respectively. All such awards are vested.

4.	As Lead Independent Director, Mr. Raymond received an additional retainer fee of $30,000.

26 • JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT

Board’s role in risk management oversight
Risk is an inherent part of the Firm’s business activities. When the Firm extends a consumer or wholesale loan, advises customers on their investment decisions, makes markets in securities or conducts any number of other services or activities, the Firm takes on some degree of risk. The Firm’s overall objective in managing risk is to protect the safety and soundness of the Firm, avoid excessive risk taking, and manage and balance risk in a manner that serves the interests of our clients, customers and shareholders.
The Board of Directors provides oversight of risk principally through the Board of Directors’ Risk Policy Committee, Audit Committee and, with respect to compensation, Compensation & Management Development Committee. Each committee of the Board oversees reputation risk issues within its scope of responsibility.
Directors’ Risk Policy Committee (“DRPC”)
The DRPC approves and periodically reviews the primary risk management policies of the Firm’s global operations and oversees the operation of the Firm’s global risk management framework. The committee’s responsibilities include oversight of management’s exercise of its responsibility to assess and manage: (i) credit risk, market risk, liquidity risk, model risk, structural interest rate risk, principal risk, and country risk; (ii) the governance frameworks or policies for operational, fiduciary, reputational risks and the process for approving new products and services; and (iii) capital and liquidity planning and analysis.
The DRPC reviews the firmwide value-at-risk and market stress tolerances, as well as any other parameter tolerances established by management in accordance with the Firm’s Risk Appetite Policy. It reviews reports of significant issues identified by risk management officers, including reports describing the Firm’s credit risk profile, and information about concentrations and country risks.
The Firm’s Chief Risk Officer (“CRO”), line of business (“LOB”) CROs and LOB CEOs, heads of risk for Country Risk, Market Risk, Structural Interest Rate Risk, Liquidity Risk, Principal Risk, Wholesale Credit Risk, Consumer Credit Risk, Model Risk, Risk Management Policy, Reputation Risk Governance, Fiduciary Risk Governance, and Operational Risk Governance (all

referred to as Firmwide Risk Executives) meet with and provide updates to the DRPC. Additionally, breaches in risk appetite tolerances, liquidity issues that may have a material adverse impact on the Firm and other significant matters as determined by the CRO or firmwide functions with risk responsibility are escalated to the DRPC.
Audit Committee
The Audit Committee has primary responsibility for assisting the Board in its oversight of the system of controls designed to reasonably assure the quality and integrity of the Firm’s financial statements and that are relied upon to provide reasonable assurance of the Firm’s management of operational risk. The Audit Committee also assists the Board in its oversight of legal and compliance risk.
Internal Audit, an independent function within the Firm that provides independent and objective assessments of the control environment, reports directly to the Audit Committee and administratively to the CEO. Internal Audit conducts independent reviews to evaluate the Firm’s internal control structure and compliance with applicable regulatory requirements and is responsible for providing the Audit Committee, senior management and regulators with an independent assessment of the Firm’s ability to manage and control risk.
Compensation & Management Development Committee (“CMDC”)
The CMDC assists the Board in its oversight of the Firm’s compensation programs and reviews and approves the Firm’s overall compensation philosophy and practices. The CMDC reviews the Firm’s compensation practices as they relate to risk and risk management in light of the Firm’s objectives, including its safety and soundness, and the avoidance of practices that encourage excessive risk taking.
The CMDC reviews and approves the terms of compensation award programs, including recovery provisions, vesting periods and restrictive covenants, taking into account regulatory requirements. The CMDC also reviews and approves the Firm’s overall incentive compensation pools and reviews those of each of the Firm’s lines of business and the Corporate segment.
The CMDC reviews the goals relevant to compensation for the Firm’s Operating Committee, reviews Operating Committee members’ performance against such goals

JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT • 27

and approves their compensation awards. The CMDC recommends to the full Board’s independent directors, for ratification, the CEO’s compensation.
In addition, the CMDC periodically reviews the Firm’s management development and succession planning, as well as the Firm’s diversity programs. For additional information, please see “Succession planning” on page 36 of this proxy statement.
Our business principles
Effective corporate standards must be clearly articulated so that they may be fully understood by every person at the Firm. Our Firm’s standards are documented in our Business Principles, Code of Conduct and Code of Ethics for Finance Professionals.
Business Principles
We recently re-articulated our 20 core principles, representing four central corporate tenets: exceptional client service; operational excellence; a commitment to integrity, fairness and responsibility; and a great team and winning culture. The full set of Business Principles is included in our report “How We do Business — The Report”, which can be found on our website at jpmorganchase.com under the Investor Relations tab. These principles provide the road map for how all employees at JPMorgan Chase are expected to behave in their work.
Code of Conduct
The Code is our core conduct policy document and is designed to provide the direction for essential elements of the Business Principles road map. All new hires must complete Code training shortly after their start date. All employees are required to complete additional Code training and provide a new affirmation of their compliance with the Code annually. Code specialists are assigned to every one of our lines of business, corporate functions and regions to assist employees with any question on the Code or related policies.
Employees can report any known or suspected violations of the Code via the Code Reporting Hotline by phone, web, email, mail or fax. The hotline is anonymous, except in certain non-US jurisdictions where laws prohibit anonymous reporting, and is available 24/7 globally, with translation services. It is maintained by an outside service provider to enhance employee confidentiality.

In support of the Code, we maintain country-specific whistleblower policies as appropriate, as well as firmwide human resources policies affording protection for the good faith reporting of concerns raised by employees. We also provide training to employees in our Human Resources, Global Investigations and Legal departments regarding the review and treatment of employee-initiated complaints, including the proper escalation of suspected or known violations of the Code, other Firm policy or the law.
Suspected violations of the Code are investigated by the Firm and may result in an employee being cleared of the suspected violation or an escalating range of actions depending upon the facts and circumstances. These actions range from a warning to a variety of measures pursued by our human resources professionals including the reduction of compensation and/or clawbacks and ultimately separation of employment. The Chief Compliance Officer annually reports to the Audit Committee on the Code of Conduct program and reviews the record of compliance.
Code of Ethics for Finance Professionals
We also have a Code of Ethics for Finance Professionals that applies to the CEO, CFO, Controller and all other professionals of the Firm worldwide serving in a finance, accounting, corporate treasury, tax or investor relations role. The purpose of our Code of Ethics is to promote honest and ethical conduct and compliance with the law in connection with the maintenance of the Firm’s financial books and records and the preparation of our financial statements. Employees to whom the Code of Ethics applies must affirm their compliance with the Code of Ethics for Finance Professionals annually when they affirm compliance with the Code of Conduct.

28 • JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT

Certain key governance policies

VOTING STANDARDS

Majority voting for directors
The Firm’s By-laws provide a majority voting standard for election of directors in uncontested elections, with resignation tendered by any incumbent director who is not re-elected.
Simple majority requirements
The Firm’s By-laws also provide that a majority of the common shares outstanding is required and sufficient for a determinative vote. There are no supermajority vote requirements.

SPECIAL SHAREHOLDER MEETINGS AND ACTION BY WRITTEN CONSENT

The Firm’s By-laws permit shareholders holding at least 20% of the outstanding shares (net of hedges) of our common stock to call special meetings. In addition, the Firm’s Certificate of Incorporation permits shareholders holding at least 20% of the outstanding shares of our common stock to act by written consent on terms substantially similar to the terms applicable to call special meetings.

PUBLIC POLICY ENGAGEMENT

We believe that responsible corporate citizenship requires a strong commitment to a healthy and informed democracy through civic and community involvement. Moreover, our business is subject to extensive laws and regulations at the international, federal, state and local levels. Changes in such laws can significantly affect how we operate, our revenues and the costs we incur. Because of the potential impact public policy can have on our businesses, employees, communities and customers, we engage in the political process regularly to advance and protect the long-term interests of the Firm. Information about our approach, policies and procedures regarding political and legislative activities can be found on our website at jpmorganchase.com/politicalactivities.
Our political activities are subject to oversight by the Board’s Public Responsibility Committee, which provides guidance to the Board and management on significant policies and practices regarding political contributions, major lobbying priorities, and principal trade association memberships that relate to the Firm’s public policy objectives. The Global Government Relations department implements these policies and manages all political activities conducted by the Firm. The department reports to the Head of Corporate Responsibility and prepares an annual review for the Board’s Public Responsibility Committee. This leadership provides a continued focus on those public policy issues most relevant to the long-term interests of our business, clients and shareholders.
Our policies prohibit contributions of corporate funds to candidates, political party committees or political action committees (“PACs”). Contributions by the Firm’s PACs are supported entirely by voluntary contributions made by employees and are used to support candidates, parties or committees whose views on specific issues are consistent with the Firm’s priorities. Contributions made by the PACs are subject to legal disclosure requirements and are reported in filings with the Federal Election Commission and the relevant state or local election commissions, and are publicly available on our website.
We may, from time to time, use corporate funds to support or oppose state or local ballot initiatives that affect our business. No corporate funds are used to make contributions to broad-based groups organized under Section 527 of the Internal Revenue Code. The Firm’s PACs may make contributions to ballot committees and 527 groups; however, contributions to 527s are primarily membership dues and are not used to support the election of any specific candidate or for the purpose of funding specific expenditures or communications. We voluntarily provide information about these contributions on our website.
We may occasionally support groups organized under Section 501(c)(4) of the Internal Revenue Code on public policy matters, but not for electoral purposes. When we do support such groups on public policy matters, we will seek to disclose that information.
We do not use corporate funds to make independent political expenditures, including electioneering communications. In addition, we restrict the trade associations to which we belong from using our funds for any election-related activity.

JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT • 29

Proposal 2:
Advisory resolution to approve
executive compensation

Approve the Firm’s compensation practices and principles and their implementation for 2014 for the compensation of the Firm’s Named Executive Officers as discussed and disclosed in the Compensation Discussion and Analysis, the compensation tables, and any related material contained in this proxy statement.

RECOMMENDATION: Vote FOR approval

Proposal 2 — Advisory resolution to approve executive compensation

ADVISORY RESOLUTION

As discussed in the Compensation Discussion and Analysis, the Board of Directors believes that JPMorgan Chase’s long-term success as a premier financial services firm depends in large measure on the talents of our employees. The Firm’s compensation system plays a significant role in our ability to attract, retain and motivate the highest quality workforce. The principal underpinnings of our compensation system are an acute focus on performance, shareholder alignment, sensitivity to the relevant marketplace, and a long-term orientation.
As required by Section 14A of the Securities Exchange Act of 1934, as amended, this proposal seeks a shareholder advisory vote to approve the compensation of our Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K through the following resolution:

“Resolved, that shareholders approve the Firm’s compensation practices and principles and their implementation for 2014 for the compensation of the Firm’s Named Executive Officers as discussed and disclosed in the Compensation Discussion and Analysis, the compensation tables, and any related material contained in this proxy statement.”
Because this is an advisory vote, it will not be binding upon the Board of Directors. However, the Compensation & Management Development Committee will take into account the outcome of the vote when considering future executive compensation arrangements. We will include an advisory vote on executive compensation on an annual basis at least until the next shareholder advisory vote on the frequency of such votes, to be held not later than 2017.

The Board of Directors recommends a vote FOR this advisory resolution to approve executive compensation.

JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT • 31

Compensation discussion and analysis

EXECUTIVE SUMMARY

We design our executive compensation program to be consistent with best practice, support our businesses in achieving their key goals and imperatives, and drive shareholder value. We regularly review our pay practices and actively seek out and strongly consider shareholder feedback in making potential changes. The following Compensation Discussion and Analysis (“CD&A”) is organized around five key considerations (summarized in the exhibit below) that we believe shareholders should focus on in their evaluation of our “Say on Pay” proposal.
CD&A Roadmap

32 • JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT

STRONG UNDERLYING PERFORMANCE
•  Strong underlying performance across our businesses while further strengthening our fortress balance sheet — ending the year with a Basel III Advanced Fully Phased-In common equity Tier 1 capital ratio of 10.2% (compared with 9.5% last year), while continuing to deliver sustained shareholder value
•  Significant progress enhancing our controls; investing in our infrastructure, technology, people and training; and reinforcing our culture of accountability while working hard to strengthen our relationships with regulators
•  Invested in our businesses and further strengthened the market leadership of our franchises by enhancing our clients’ experience across all our lines of business
•  Continued to invest in developing our employees and strengthening our pipeline of leaders

Our lines of business continued their momentum from 2013 and exhibited strong performance in 2014, particularly in light of revenue headwinds, the long-term low interest rate environment, mortgage business volatility, and an evolving regulatory environment, including increased capital requirements. We delivered a 13% ROTCE, achieved record net income and earnings per share (“EPS”), and improved or maintained our significant market share position in each of the core businesses.

HIGHLIGHTS OF 2014 PERFORMANCE[1,2]

Consumer & Community Banking

- Net income of $9.2B on revenue of $44.4B with 18% return on equity ("ROE")
- Noninterest expense decreased 8% from 2013 to $25.6B
- Chase ranked #1 in customer satisfaction among the largest U.S. banks for the third consecutive year, according to the American Customer Satisfaction Index
- #1 credit card issuer in the U.S. based on loans outstanding; #1 U.S. co-brand credit card issuer; and #1 global Visa card issuer

Corporate & Investment Bank

- Net income of $6.9B with 10% ROE (excluding legal expense, $8.7B net income and 13% ROE)
- Investment Banking fees increased 4% from 2013 to $6.6B, with advisory fees increasing 24% to $1.6B
- Provided credit and raised capital of over $1.6T for clients, up 7% from 2013
- Maintained #1 ranking in Global Investment Banking fees
- Ranked top three in 15 of 16 major product areas

Sustained Shareholder Value

Commercial Banking

- Net income of $2.6B on revenue of $6.9B with 18% ROE
- Gross Investment Banking revenue increased 18% to $2B
- J.P. Morgan ACCESS Online ranked #1 cash management portal in North America by Greenwich Associates
- #1 multifamily lender in the U.S.
- Industry-leading credit performance through-the-cycle, including eight consecutive quarters of net recoveries or single digit net charge-off rate

Asset Management

- Record net income of $2.2B on revenue of $12.0B with 23% ROE
- Record assets under management ("AUM") of $1.7T, up 9% from 2013
- Record average loan balances of $100B
- Mutual fund AUM ranked in the top two quartiles for investment performance, with a ranking of 76% over 5 years (Lipper, Morningstar, Nomura, FundDoctor)
- 23 consecutive quarters of positive net long-term AUM flows

B = billions T = trillions

JPMorgan Chase & Co.

- Net Income of $21.8B on revenue of $94.2B; EPS of $5.29; ROTCE of 13%
- Tangible book value per share of $44.69 (up 10%)
- Basel III Fully Phased-In common equity Tier 1 capital ratio of 10.2%
- Total shareholder return of 10%, following 37% in 2013

[1]	For notes on non-GAAP and other financial measures, including managed-basis reporting relating to the Firm’s LOBs, see page 109.

[2]	All comparative percentages provided in this table reflect changes from 2013 to 2014.

JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT • 33

LONG-TERM FINANCIAL PERFORMANCE

The Firm has delivered strong financial performance over a sustained period of time, increasing our tangible book value per share (“TBVPS”) from $22.52 to $44.69 — a 12% compound annual growth rate from December 31, 2008 through December 31, 2014. Over the same period, we have also consistently increased diluted earnings per share (“EPS”) each year, except for 2013 due to the impact of fines and settlements with government agencies and private parties — achieving a compound annual growth rate of 26%. The exhibit below sets forth our TBVPS and EPS over the 2008–2014 period.

SUSTAINED FINANCIAL PERFORMANCE

TOTAL SHAREHOLDER RETURN

We delivered a 10% TSR1 in 2014, following a year in which we delivered 37% TSR. On a one-year basis, although we underperformed the S&P 500 and S&P Financials Index (“S&P Financial Index”) (which delivered TSR of 14% and 15% respectively in 2014), we outperformed the industry-specific KBW Bank Index (“KBW Bank Index”), which delivered TSR of 9%. Our TSR on a three- and five-year basis was 105% and 67%, respectively, compared to the KBW Bank Index of 100% and 90%, respectively and the S&P Financial Index of 101% and 87%, respectively. The exhibit below shows our TSR expressed as cumulative return to shareholders since December 31, 2007. As illustrated in the exhibit, every $100 invested in JPMorgan Chase since December 31, 2007 would be valued at $168 as of December 31, 2014, outperforming the financial services industry over the period, as measured by the KBW Bank and S&P Financial Indices.

SUSTAINED SHAREHOLDER VALUE (“TSR”)

[1]	Total shareholder return (“TSR”) assumes reinvestment of dividends.

34 • JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT

SIGNIFICANT PROGRESS IN STRENGTHENING CONTROLS AND FURTHER REINFORCING OUR CULTURE

During the past several years, we have faced a series of legal and regulatory issues, some of which arose from firms we acquired during the financial crisis, others concerned industry-wide practices, and some involved mistakes of our own. The first step in moving forward is acknowledging our mistakes, which we have done, and then pursuing a course of action designed to mitigate and prevent similar mistakes from occurring in the future. We believe that a strong and sustainable control environment is integral to achieve this end, and this remains a top priority.
Mr. Dimon continues to lead the way in this initiative by addressing and committing the effort and resources necessary to address our legal, regulatory and control issues. Enhancements to our risk and control practices include:

•
Strengthening our corporate culture, including improving our employees’ understanding of and adherence to our corporate standards and enhancing our corporate structure so that our Firm’s leadership is better positioned to uphold, exemplify and enforce those standards across the Firm. In addition, we have focused our attention on embedding our standards into the employee life cycle, starting with recruiting and hiring and extending to training, compensating, promoting, and disciplining employees.

•
Investing in our control agenda to provide the necessary infrastructure and support while reaffirming the roles of the lines of business as our first line of defense. We have hired thousands of people, invested approximately $1.7 billion in 2014 on technology focused on our regulatory, control, and control related agenda across the Firm and implemented training and education programs that have touched every single one of our roughly 240,000 people working in more than 60 countries and 2,100 U.S. cities.

•
Working hard to strengthen our relationship with regulators by expanding the engagement of our senior leaders, and improving our extensive interactions through enhanced transparency and responsiveness. As a global financial institution, we have the opportunity and obligation to contribute to a well functioning global financial system, deliver a fair return to shareholders, and make a positive contribution to the people and institutions that are affected by our business. Making these contributions requires deep and sustained engagement with many parties, particularly our regulators.

ENHANCING THE CUSTOMER EXPERIENCE TO DELIVER SUSTAINED PERFORMANCE

Our performance reflects our commitment to invest in our businesses and further strengthen the market leadership of our franchises. We firmly believe that our future success rests on our ability to continually improve upon our customers’ experience. The following are examples of recent actions taken by our lines of business to enhance our customers’ experience:

•
Consumer & Community Banking — We sought advice from front line employees — altogether, employee feedback has generated more than 1,100 improvements to customer service over the last two years alone. In addition, we have evolved to serve our customers’ changing needs, including redesigning our branches and how we staff them, upgrading our online and mobile services, and utilizing the latest technology such as ApplePay.

•
Corporate & Investment Bank — We have reorganized the way our teams work together to foster greater continuity and accountability — from sales to onboarding, to client service, to operations and technology. Reducing silos, increasing accountability and improving information flow across teams are resulting in more positive client interactions.

•
Commercial Banking — We developed an online dashboard that clients can access to monitor system performance. We also track employee interactions with clients to see that we are treating clients the right way and to identify potential areas for improvement.

•
Asset Management — We recognize that effective money management requires not only delivering strong investment performance, but a focus on client education, as well as specialized expertise and solutions in the areas that are most important to our clients. In addition, given our business, we act as a fiduciary in a number of ways, including as a

JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT • 35

trustee for individuals and families, as a discretionary investment advisor for individuals, and as a trustee of commingled funds. We have recently strengthened our commitment to these responsibilities by adding staff members in several key areas and increasing our checks and balances.

INVESTMENT IN OUR PEOPLE

Our employees’ effectiveness, career development, and ability to adapt to a changing landscape are critical for us to continue to deliver sustained shareholder value. In addition, maintaining our corporate standards and strong financial performance for the long term requires a pipeline of high-caliber talent. We also believe that the most effective workforce is a diverse workforce, and as such, we maintain firmwide inclusion and diversity initiatives to attract and retain the highest quality talent.
Employee development
When employees join the Firm, it’s our responsibility to help them build their knowledge, skills and experience. We spend an estimated $300 million per year on training programs at all levels. Programs range from entry-level training to leadership and management courses and are tailored when necessary to individual functions, lines of business or geographic regions.
Management development
Throughout the organization, we work to develop a pipeline of qualified leaders through expansive training and development programs and mobility of managers to prepare them for greater responsibility. We have multiple levels of management training designed to further develop leadership skills and prepare managers for career progression, with a description of some of these programs below.

•	CEO Bootcamp — our highest level program targeted for our most senior executive leaders focused on both internal and external challenges that face a senior executive running a business or function.

•
Leaders Morgan Chase — a leadership program that is designed to develop a greater appreciation for the breadth of the Firm and taking a firmwide perspective in decision making while focusing on individual leadership styles.

•	Leading Across the Franchise — a senior leadership program that is targeted at the next level of senior managers, also focusing on firmwide decision making and individual leadership styles.

•
Management training for all levels of managers throughout the Firm — a global effort currently underway to develop and deliver a firmwide approach to training at key transition points in a manager’s career path.

Succession planning
Succession planning is a top priority for the Board and the Firm’s senior leadership with the objective of ensuring we have a steady pipeline of leaders for both the immediate and long term. To achieve this objective, the Board and management take a very proactive approach. Our Compensation & Management Development Committee (“CMDC”) frequently discusses succession planning for the CEO and entire Operating Committee.
Our full Board discusses succession planning for the CEO, with our Lead Independent Director guiding the process. Succession planning is discussed frequently and is required to be discussed at least annually by the independent directors with the CEO. The CMDC reviews the succession plan for the CEO in preparation for Board discussion led by the Lead Independent Director. The CMDC also reviews the succession plan for members of the Operating Committee other than the CEO. The Board has succession plans in place to address both short-term unexpected events, as well as long-term planned occurrences, such as retirement or change in roles.
Similar processes, led by the applicable management team, occur within each of the Firm’s lines of business and functions.
Diversity
Diversity and inclusion are cornerstones of the Firm. We are committed to a culture of openness and meritocracy, and believe in giving all individuals an opportunity to succeed while bringing their whole selves to work. Our diverse employee base and inclusive environment are strengths that lead to the best solutions for our customers and for every community that we serve. Our diversity and inclusion strategy has three pillars – Workforce, Workplace and Marketplace – with Management Accountability as the foundation and element most critical to our ability to

36 • JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT

hire, train and retain great and diverse employees whose unique perspectives help us realize our business objectives.
Managers at all levels in the organization play a critical role in the hiring, development, promotion and retention of talent at JPMorgan Chase. Launched in 2014, the Blueprint for Diversity & Inclusion is designed to help managers of teams of all sizes understand why diversity and inclusion is a critical business priority at the Firm. Another way that we support diversity and inclusion is through our Business Resource Groups (“BRGs”), which engage employees with common interests and encourage them to use their unique perspectives to advance the Firm’s priorities in the global marketplace. One in every five of our employees is a BRG member. We sponsor and recognize our BRGs for their continuing support of our business goals, diversity strategy, and people and talent objectives.
We continue to invest significant time and effort towards our diversity strategy, including expanding our diversity scholarship program, increasing marketing and events on college and university campuses, and leveraging and executing best practices more consistently firmwide.
We also maintain diversity advisory councils that meet monthly to ensure the Firm is making progress in meeting its diversity objectives globally.

JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT • 37

PAY-FOR-PERFORMANCE PRACTICES
•  Independent oversight by the CMDC and Board; governed by sound, consistent philosophy and guiding principles
•  Rigorous and holistic assessments of performance, over a multi-year period, covering Firm, LOB, and individual performance while utilizing an integrated risk framework
•  Comprehensive and thoughtful examination of external market practices, value of position to Firm over time, regulatory requirements considerations and shareholder expectations

PAY-FOR-PERFORMANCE FRAMEWORK

The CMDC reviews and approves the Firm’s compensation philosophy, which guides how the Firm’s compensation plans and programs are designed for both the Operating Committee (“OC”), as well as all employees at the Firm. The Operating Committee is the senior leadership team of the Firm and its members report directly to our CEO.
The CMDC uses a disciplined pay-for-performance framework to make executive compensation decisions commensurate with Firm, line of business, and individual performance, while considering other relevant factors, including market practices. A description of how the CMDC assesses OC members’ performance, and the factors it considers in setting pay levels, is provided below.

ASSESSMENT OF PERFORMANCE

The CMDC uses a balanced approach in assessing OC members’ performance against four broad performance categories:

1.	Business and financial results

2.	Risk and control outcomes

3.	Client and customer goals

4.	People and leadership objectives
These four performance categories appropriately consider short-, medium- and long-term goals that drive sustained shareholder value, while accounting for risk and control outcomes. The performance of our Named Executive Officers (“NEOs”) against these categories is discussed in detail in Section 3, “How did we pay our CEO and other NEOs?” on page 41 of this proxy statement.

PERFORMANCE AGAINST EMERGING ISSUES

The CMDC also assesses OC members’ performance against emerging challenges that may develop unexpectedly in a given period. The CMDC believes that a hallmark of good leaders is their ability to navigate new terrain, address emerging issues and provide the vision, guidance and direction needed to successfully confront these challenges while continuing to deliver sustained results.

INTEGRATING RISK WITH THE COMPENSATION FRAMEWORK

To encourage a culture of risk awareness and personal accountability we approach our incentive compensation arrangements through an integrated risk, finance, compensation and performance management framework. The Firm conducts quarterly control forums to discuss material risk and control issues which may potentially result in a compensation pool or individual impact. Control forums are conducted at the Firm, regional, and line of business/corporate level. A detailed description of our risk review process is provided in Section 5, “How do we address risk and control?” on page 54 of this proxy statement.

DETERMINING PAY LEVELS

In determining compensation levels for OC members, the CMDC considers the following factors so that pay is commensurate with performance, attracts and retains top talent and motivates outstanding sustained performance:

•	Performance, including risk and control, as described above

•	Value of the position to the organization and shareholders over time (i.e., “value of seat”)

38 • JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT

•	Setting an example for others by doing “what’s right” and strengthening our culture

•	External talent market (i.e., market data)

•	Internal equity among OC members
While market data provides the CMDC with useful information regarding our competitors, the CMDC does not target any specific positioning (e.g., 25th or 50th percentile, etc.), nor does it use a formulaic approach in determining competitive pay levels. Instead, the CMDC uses a range of data as a reference, which is considered in the context of each executive’s performance over a multi-year period, as well as the value the individual delivers to the Firm. In addition, since the Firm rotates some of its executive officers among the leadership positions of its businesses and key functions as part of development and succession planning, the CMDC also places importance on the internal pay relationships among members of the Operating Committee.

WHY WE DON’T USE A FORMULA

The CMDC regularly reviews the Firm’s pay programs in light of emerging practices, shareholder feedback, regulatory requirements, overall effectiveness and business strategy. In 2014, the CMDC assessed the benefits that might be derived from a more formulaic approach with defined performance metrics but, after careful consideration, determined that its balanced and disciplined approach continues to be in the best interests of the Firm and shareholders at this time.
Given the diverse nature of our Firm, our evaluation of the Firm does not lend itself to a simple formulation to determine a single “score” or outcome that is indicative of overall performance. The CMDC therefore utilizes a balanced and disciplined approach so that its performance assessment reflects Firm, line of business and individual performance over a multi-year period.
In addition, using a formula can lead to misalignment between pay and performance. For example, in 2012 the Firm achieved record financial performance despite the CIO trading losses. If the CMDC used a purely formulaic approach and did not have complete discretion to apply business judgment in deciding appropriate compensation, the actual pay levels for certain executives that year could have been significantly higher, resulting in an outcome that would not have aligned with shareholders’ interests.

CMDC AND BOARD REVIEW PROCESS

We believe our holistic and rigorous approach in assessing Firm, LOB and individual performance enables the CMDC and Board to make informed decisions regarding performance and OC members’ individual contributions.
Our comprehensive performance review process includes the following key features:

•	Board extensively reviews Firm and LOB budgets and business plans

•	CEO establishes individual performance priorities for the OC members, which are reviewed with the CMDC

•	Throughout the year, the Board and CMDC review Firm, LOB and individual performance

•	All LOBs and regions conduct quarterly control forums to discuss any identified risks that may materially impact the OC members’ performance reviews and related compensation
In parallel with the performance review process, the CMDC engages in regular discussions with the CEO and the Director of Human Resources on OC members’ performance and potential through the year. The CMDC believes that this proactive process (vs. determining pay levels during a single year-end process) leads to pay decisions that are more commensurate with performance.

EVALUATING MARKET PRACTICES

In order to effectively attract, motivate and retain our executives, the CMDC receives regularly updated market data for both pay levels and pay practices.
Given the diversity of the Firm’s businesses the CMDC has developed both a Financial Services Peer Group (composed of large financial services companies that the Firm competes with directly, for both business and talent) and a General Industry Peer Group (composed of large, global leaders across multiple industries). Specific factors considered in determining companies for inclusion in the Firm’s peer groups include:

•	Financial services industry

•	Significant global presence

•	Global iconic brand

•	Industry leader

JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT • 39

•	Comparable size

•	Recruits top talent
In benchmarking NEO pay levels, the CMDC uses market data from both peer groups, and considers the size of the firms and the nature of their businesses in using this data.
As part of good governance practices, in 2014 the CMDC reviewed the current peers used to assess compensation practices and market pay levels for the Operating Committee. Although the CMDC prefers to keep the peer group substantially consistent from year to year, adjustments are occasionally warranted so that our peer group of companies remains aligned with the selection criteria.

The CMDC believes that our current Financial Services Peer Group includes those companies that best reflect our product/service mix, and reflect our main competitors for talent.
In an effort to have the General Industry Peer Group better reflect those companies with which we compete for talent and review from a best practices perspective, the CMDC made the following changes for 2014:

•	Removed: Altria, Cisco and HP

•	Added: AT&T, Coca-Cola, CVS and Verizon
The CMDC also references other financial firms for comparison, including Barclays, BNY Mellon, BlackRock, Capital One Financial, Credit Suisse, Deutsche Bank, HSBC and UBS.

The table below sets forth both our Financial Services and General Industry Peer Groups.
The tables below set forth a summary of the financial attributes of our Financial Services and General Industry Peer Groups, (e.g., revenue, net income, market capitalization, and number of employees), and our relative positioning based on these attributes.
2014 Peer Group Financials1

[1]	Source: Annual reports

40 • JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT

EXECUTIVE COMPENSATION SUPPORTS STRATEGY
•  Mr. Dimon and the other NEOs delivered strong Firm and individual performance in 2014 continuing their track record of successfully adapting to an evolving landscape
•  2014 NEO pay levels were determined based on 2014 performance, historical performance and achievements that position our Firm for future success
•  Majority of compensation is performance based, and deferred into long-term equity, which is linked to stock price and subject to both holding requirements and extensive clawback provisions to align with shareholder interests

MR. DIMON’S 2014 PERFORMANCE

The decision by the CMDC and the independent members of our Board to award Mr. Dimon total compensation consistent with the amount of his 2013 compensation reflects our disciplined pay-for-performance framework, which is the cornerstone of our executive compensation program.
In addressing Mr. Dimon’s performance, the CMDC and Board focused on the Firm’s strong results in 2014, continuing its track record of successfully adapting to an evolving and challenging landscape. The 2014 priorities the Board set out for Mr. Dimon centered on building exceptional client franchises, operating with fortress principles and maximizing long-term shareholder value. These support the Board’s expectations that going forward the Firm will be able to produce ROTCE of approximately 15%, a Basel III Advanced Fully Phased-In common equity Tier 1 capital ratio of approximately 12%, and an overhead ratio of 55% +/- over the long-term.
Mr. Dimon, through his leadership and individual performance, made significant progress in 2014 towards the above priorities by achieving the following:

•	Driving four leading client franchises that together produce significant value and additional revenue, earnings and expense benefits - each maintaining or improving market share

•	Consistently investing and innovating to maintain exceptional client focus and an effective long-term strategy

•
Creating a strong foundation of capital, liquidity, balance sheet and risk discipline that helped facilitate the Firm’s business simplification and de-risking efforts and reinforce our commitment to controls and culture

•	Demonstrating the flexibility, strategic direction and foresight to deliver strong capital returns while adapting to regulatory change, including our capital and liquidity frameworks

•	Meeting or exceeding the Firm’s capital, liquidity and expense targets for the year
These accomplishments were significant, particularly in light of the revenue headwinds, the long-term low interest rate environment, mortgage business volatility, and the regulatory environment, including increased capital requirements. Notwithstanding these factors, the Firm delivered strong underlying financial performance marked by stable revenues of $94.2 billion, record net income and EPS, a 13% ROTCE, and increased Basel III Advanced Fully Phased-In common equity Tier 1 capital ratio of 10.2% (up 70 basis points year-over-year), while returning $10 billion net to shareholders.
Additional information relating to Mr. Dimon’s 2014 achievements are detailed on the following page, and have been organized under four major categories — business results, risk & control, customers & clients and people management & leadership that the Board uses to assess Operating Committee member performance.
The Board concluded that Mr. Dimon’s performance was a large contributing factor to the shareholder value that continues to be delivered and that the compensation determinations they made for 2014 are reasonable, principle-based, and consistent with the Firm’s compensation philosophy — including the alignment to performance (which is discussed in greater detail on pages 42-44 of this proxy statement).

JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT • 41

JAMES DIMON: CHAIRMAN AND CHIEF EXECUTIVE OFFICER
Mr. Dimon became Chairman of the Board on December 31, 2006, and has been Chief Executive Officer and President since December 31, 2005. His key achievements in 2014 and related compensation are provided below.

MR. DIMON’S PAY-FOR-PERFORMANCE
2014 Performance	2014 Compensation

BUSINESS RESULTS
• Achieved record net income of $21.8 billion, on net revenue of $94.2 billion, illustrating Mr. Dimon’s focus on efficiency and achieving cost synergies across lines of business
• Increased tangible book value for the 10th consecutive year, with a year-over-year increase of 10%, from $40.81 to $44.69
• Strong ROTCE of 13% versus through-the-cycle target of 15–16% and delivered record EPS of $5.29, while increasing our Basel III Advanced Fully Phased-In common equity Tier 1 capital ratio to 10.2% from 9.5%
• Delivered sustained shareholder value

$1.5M
$11.1M
$7.4M
Total
Compensation:
$20M
Salary
RSUs
Cash Incentives

RISK & CONTROL
• Continued to make the regulatory and control agenda a top priority of the Firm and deployed substantial resources to this effort, including spending $2 billion more in 2014 than was spent in 2012 on regulatory and control issues
• Focused attention on clearly communicating and enforcing our corporate standards to all levels of management
• In addressing the regulatory and enforcement matters affecting the Firm, Mr. Dimon worked to ensure that the Firm took prompt and appropriate action, including thorough internal reviews, holding appropriate individuals responsible and enhancing applicable oversight and controls
• Continued to fortify the Firm’s cybersecurity program, including supporting the creation of three new cybersecurity operations centers, improved information sharing between fraud control in CCB and the cybersecurity teams and the appointment of firmwide Chief Information Security Officer and Chief Procurement Officer

CUSTOMERS & CLIENTS
• Maintained or improved first class franchise and reputation
— CIB participated in nine of the top ten fee-paying transactions, according to Dealogic
— AM continues to fortify its reputation in the marketplace through its outstanding sustained performance
— Chase is ranked #1 in customer satisfaction by its clients
— CB: #1 multifamily lender in the U.S.
• Investing $100 million in Detroit over five years to support and accelerate its recovery from the financial crisis and strengthened our commitment to hire military veterans (hired over 8,200+ US veterans and service members since 2011)

PEOPLE MANAGEMENT & LEADERSHIP
• Continued to develop our outstanding management team, which successfully led the Firm through a challenging operating environment
• Worked closely with the CMDC and the Board on OC members development and succession planning
• Invested significant time and resources to strengthen the Firm’s talent pipeline and succession planning, including the creation of a new Management Development Program for all levels of managers throughout the Firm
• Invested significant time and effort enhancing our diversity program, with the Firm recognized as being a top employer for women, blacks, Hispanics, LGBT and veterans

42 • JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT

CEO HISTORICAL PAY-FOR-PERFORMANCE

The exhibit below illustrates the strong connection between Mr. Dimon’s pay and the Firm’s performance since the financial crisis (i.e., last seven years), and reinforces the effectiveness of the CMDC’s balanced and holistic approach.

STRONG RELATIVE PAY-FOR-PERFORMANCE ALIGNMENT

•
Mr. Dimon has generated more profit per dollar of compensation paid than other CEOs in our Financial Services Peer Group (as measured by total compensation as a percentage of net income from 2011 to 2013, in aggregate).

•	We generated more cumulative net income on a five and seven-year basis than any of our financial services peers, while steadily increasing our common equity Tier 1 ratio.

•	In each of the last seven years, our ROTCE has been higher than the median of our peers, exceeding it by more than 3% on average.

% of Profits Paid to CEOs – Three Year Average
(Financial Services Peer Group) (2011-2013)1
0.09%
0.10%
0.13%
0.19%
0.37%
0.48%
0.54%
JPMorgan Chase & Co.
Wells Fargo
Citigroup
Bank of America
Goldman Sachs
American Express
Morgan Stanley

[1]
Percentage of profits paid is equal to three year average CEO compensation divided by three year average net income. Methodology for determining Total Compensation is provided on page 44, footnote 1. Source: Annual reports and proxy statements

STRONG ABSOLUTE PAY-FOR-PERFORMANCE ALIGNMENT
Variability in Mr. Dimon’s pay over the last seven years illustrates our commitment to paying for performance

* Despite record net income in 2012, the Board significantly reduced Mr. Dimon’s pay in response to CIO trading losses.

JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT • 43

MR. DIMON’S COMPENSATION IN CONTEXT

Based on Mr. Dimon’s 2014 performance, the CMDC awarded Mr. Dimon total annual compensation of $20 million, consisting of a $1.5 million annual salary and $18.5 million in incentive compensation directly linked to his performance, of which $7.4 million (40%) was awarded as a cash incentive and $11.1 million (60%) was awarded in long-term equity, in the form of RSUs vesting 50% after year two and 50% after year three, subject to extensive clawback and recovery provisions. The Board’s decision to award Mr. Dimon 40% in cash incentives reflects the Board’s desire to return Mr. Dimon’s pay mix to market-competitive levels, after two consecutive years in which the Board deferred 100% of Mr. Dimon’s incentives into long-term equity.
In assessing Mr. Dimon’s 2014 performance and determining his potential pay, the CMDC and independent members of our Board considered CEO pay for our Financial Services Peer Group as a reference. The exhibit below illustrates the reasonableness of Mr. Dimon’s compensation relative to these peers (based on three-year average total compensation), particularly in light of our strong sustained performance.

Prior Three-Year Average CEO Total Compensation (2011–2013)1
($ in millions)

[1]
Total compensation is based on base salary, actual cash bonus paid in connection with the performance year, and target value of long-term incentives awarded in connection with the performance year. The most recently used compensation data is 2013 since not all of our Financial Services Peer Group will have filed their proxy statements before the preparation of our own proxy statement. Source: Proxy statements

44 • JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT

MARIANNE LAKE: CHIEF FINANCIAL OFFICER
Ms. Lake was appointed Chief Financial Officer on January 1, 2013. She previously served as the CFO of our Consumer & Community Banking business from 2009 through 2012. Ms. Lake served as the Investment Bank’s Global Controller in the Finance organization from 2007 to 2009 and was previously in the Corporate Finance group managing global financial infrastructure and control programs.
Ms. Lake’s key achievements in 2014 and related compensation are provided below.

MS. LAKE’S PAY-FOR-PERFORMANCE
2014 Performance

•
Priorities for Ms. Lake as she entered her second year as CFO were focused on improving and solidifying our Global Finance organization to help the Firm navigate the changing financial/regulatory landscape more effectively; enhancing our overall risk and control governance; improving relationships with our regulators particularly with regards to reporting, CCAR, and Recovery and Resolution; strengthening investor engagement; and leading certain people initiatives.

•
In recognition of her achievements (highlighted below), as well as her growth in the role, her compensation relative to comparable CFOs and other NEOs, and her standing among high caliber CFOs in our industry, she was awarded total compensation of $10 million, up from $8.5 million in 2013.

2014 Compensation

$0.75M
$5.55M
$3.7M
Total Compensation:
$10M
Salary
RSUs
Cash Incentives

SUMMARY OF 2014 KEY ACHIEVEMENTS

Business Results	Risk & Control
• Significantly enhanced the Global Finance organization, including optimization of internal capital allocations in light of higher overall capital levels in the industry, and established a Shareholder Value Added (“SVA”) framework for evaluation of sub-LOBs
• Oversaw reduction in adjusted expense by more than $600 million during 2014
• Led the Firm’s annual Comprehensive Capital Analysis and Review (“CCAR”) and Recovery and Resolution plan submissions

Significantly enhanced the Firm’s risk, control and governance environment:
— Implemented Regulatory Reporting Exam process (“RREX”) to monitor action plans, interdependencies and impacts of firmwide outstanding regulatory requests
— Established regular senior governance forums for proper oversight of regulatory agenda
— Developed robust governance process and program
for compliance with OCC Heightened Standards

Customers & Clients	People Management & Leadership
• Further strengthened engagement with investors by improving and simplifying earnings announcement process and disclosures, and interacting with investors through numerous forums (e.g., conferences, speaking engagements, investor road shows, etc.)
• Achieved #1 CFO ranking by buy-side and #2 ranking by sell-side analysts for large-cap banks according to Institutional Investor Magazine

• Implemented a robust talent review initiative to develop strong succession pipeline throughout the entire finance organization and continued to drive firmwide diversity initiatives, including expansion of “Women on the Move”

JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT • 45

MARY ERDOES: CEO ASSET MANAGEMENT
Ms. Erdoes was appointed Chief Executive Officer of Asset Management (“AM”) in September 2009. She previously served as CEO of the J.P. Morgan Private Bank from 2005 to 2009. Ms. Erdoes’ key achievements in 2014 and related compensation are provided below.

MS. ERDOES’ PAY-FOR-PERFORMANCE
2014 Performance

•
Given Ms. Erdoes’ continued leadership of the AM business and the excellent growth trend she has helped drive, the priorities for 2014 were to continue the momentum from the exceptional 2013 financial performance; improve and enhance the control and fiduciary culture of AM; maintain or improve investment performance and sustain the value delivered to clients; and cultivate and strengthen the talent pipeline in strategic leadership positions.

•
The CMDC considered Ms. Erdoes’ key achievements (highlighted below), particularly her ability to lead AM to another record year of financial results, continued high AUM rankings, improvements in the number of top rated funds, significant progress on the AM control agenda and infrastructure and key leadership identification and retention, as well as her pay relative to comparable peer company executives and other NEOs, in determining an increase in her total compensation from $15 million to $16.5 million was appropriate.

2014 Compensation

$0.75M
$6.3M
Total
Compensation:
$16.5M
$9.45M
Salary
RSUs
Cash Incentives

SUMMARY OF 2014 KEY ACHIEVEMENTS

Business Results	Risk & Control
Achieved outstanding financial results, continuing the momentum from 2013:
— Record revenue ($12.0 billion) and record net
income ($2.2 billion) with pretax margin of 29% and ROE of 23%
— Record assets under management of $1.7 trillion
including $80 billion of long-term flows
— Record average deposit balances ($150 billion) and
record average loan balances ($100 billion)

Continued focus on independent risk management and measurement, including enhancement of fiduciary culture:
— Built world class control infrastructure by investing significant time and resources, including the hiring of over 700 new control employees
— Implementing an enhanced framework to address conflicts of interest

Customers & Clients	People Management & Leadership
Continued to deliver sustained value to customers through outstanding performance:
— AUM ranked in the top two quartiles for investment
performance, with a ranking of 76% over five years
— Percentage of JPM mutual fund assets rated as 4 or 5
stars increased to 52% from 49% year over year

Executed on several key talent initiatives:
— Robust talent review to identify top performers and
cultivate strong succession pipeline; unified Global
Investment Management business under one CEO
— Effective top talent retention including 96% of senior
portfolio managers
— Continued to drive diversity efforts as senior sponsor
of “Women on the Move” and “PRIDE” programs

46 • JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT

DANIEL PINTO: CEO CORPORATE & INVESTMENT BANK
Mr. Pinto was appointed Chief Executive Officer for the Corporate & Investment Bank (“CIB”) in March 2014, after previously serving as Co-CEO. Mr. Pinto has also been Chief Executive Officer of the Firm’s EMEA region since June 2011. Mr. Pinto’s key achievements in 2014 and related compensation are provided below.

MR. PINTO’S PAY-FOR-PERFORMANCE
2014 Performance

•
Mr. Pinto’s priorities were to continue to drive strong financial performance while continuing to execute on business simplification efforts, and to strengthen and advance the Firm’s reputation with clients. Mr. Pinto was also expected to strengthen and solidify his management team in light of the elimination of the CIB’s Co-CEO role. He also had to lead CIB’s efforts to address the significant and emerging risk and control challenges facing CIB, particularly the foreign currency (“FX”) regulatory and enforcement matters.

•
The CMDC recognized that Mr. Pinto delivered solid results in a challenging environment; executed on business simplification initiatives; maintained or advanced the market position of key business segments and successfully restructured his management team.  The CMDC balanced these achievements with the negative impact from the FX enforcement matter and awarded him total compensation that was unchanged from 2013.

2014 Compensation
For Mr. Pinto, the terms and composition of his compensation reflect the requirements of local U.K. regulations (see page 59 for additional details).

SUMMARY OF 2014 KEY ACHIEVEMENTS

Business Results	Risk & Control
• Achieved revenues of $34.6 billion in a challenging environment, while executing business simplification initiatives, including exiting non-core businesses such as physical commodities
• Increased investment banking fees by 4% to $6.6 billion, with advisory fees increasing 24% to $1.6 billion. ROE of 10% (13% excluding legal expenses)
• Provided credit and raised capital of over $1.6 trillion for clients, up 7% from 2013

CIB experienced significant risk and control challenges in 2014, particularly in FX regulatory and enforcement matters. Mr. Pinto helped lead the Firm’s response to these issues, including:
— Enhanced governance by improving business and operational controls work, client de-risking efforts, and AML consent order program management
— Streamlined business control committee structure and enhanced linkages and escalation to appropriate control forums
— Strengthened self-assessment process of the businesses to focus on mapping, testing and validating critical risks and controls

Customers & Clients	People Management & Leadership
• CIB participated in nine of the top ten fee-generating investment banking transactions in 2014 (per Dealogic)
• Further strengthened the Firm’s reputation with clients, demonstrated by the Firm’s market positioning:
— #1 in Global Investment Banking fees
— #1 in Markets revenue
— #1 in All-America Fixed Income and Equity Research
— #1 U.S. Dollar wire clearer

• Restructured the CIB management team and provided
expanded roles for top performers to help drive sustained performance
• Drove diversity initiatives across the organization, including launching the ReEntry pilot program, sponsored the diversity committee, and initiated a program to target VP skills development for women and diverse employees

JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT • 47

MATTHEW ZAMES: CHIEF OPERATING OFFICER
Mr. Zames was appointed Chief Operating Officer for the Firm in April 2013, after previously serving as Co-COO since July 2012. In this role, he oversees a number of firmwide functions and works closely with the lines of business and corporate functions to achieve the Firm’s strategic priorities, including management of the Firm’s liquidity, funding and structural interest rate risk, including the Chief Investment Office and Treasury. He also manages several strategic firmwide functions including Technology and Operations, Oversight & Control, Compliance, Mortgage Capital Markets, Private Investments, Intelligent Solutions, Corporate Strategy, Regulatory Affairs, Procurement, Security & Safety, Real Estate, General Services, and Military & Veteran Affairs.
Mr. Zames’ key achievements in 2014 and related compensation are provided below.

MR. ZAMES’ PAY-FOR-PERFORMANCE
2014 Performance

•
Priorities for Mr. Zames centered on expanding and strengthening a number of critical, strategic initiatives spanning the Firm, including leading capital and liquidity management refinements, CIO and Treasury restructuring, advancing the control, compliance, and regulatory agenda and expense efficiency and productivity initiatives; enhancing the Firm’s conduct and culture programs; and developing strategies for improving the Firm’s cybersecurity programs.

•
The CMDC recognized Mr. Zames’ significant progress (highlighted below) against these priorities, the critical nature of his role and his compensation relative to pay for comparable executives and other NEOs in awarding him total compensation unchanged from 2013.

2014 Compensation

$0.75M
$6.50M
Total Compensation: $17M
$9.75M
Salary
RSUs
Cash Incentives

SUMMARY OF 2014 KEY ACHIEVEMENTS

Business Results	Risk & Control
Successfully led key firmwide initiatives, including:
— Refined capital and liquidity management across the Firm, including the reorganization of CIO and Treasury to create holistic responsibility for the Firm’s balance sheet
— Managed firmwide duration of equity (“DOE”) target for CIO portfolio by establishing disciplined framework for reinvestment activity
— Led exit of private equity business, including the sale of a number of portfolio companies
— Led firmwide strategic effort in executing expense efficiency initiatives and improving productivity

• Led efforts that made significant progress towards addressing regulatory consent order requirements, and timely remediated numerous outstanding action items mandated by regulators. He also led efforts to pilot the Culture & Conduct program in EMEA and to roll out program globally.
• Led the development of a firmwide, multi-year cybersecurity program, including the creation of three new cybersecurity operations centers. In addition, Mr. Zames appointed the firmwide Chief Information Security Officer and Chief Procurement Officer.

Customers & Clients	People Management & Leadership
• Executed on target state for pension portfolio focusing on improving liquidity. In addition, Mr. Zames devoted significant time and resources to strengthen relationships with regulators and policy makers internationally.

• Developed new COO leaders program and established robust Managing Director promotion process for the Corporate Function to strengthen key leadership roles
• In addition, he led numerous diversity initiatives, including piloting a military apprenticeship for active duty soldiers, rolled out a “buddy” program to help assimilate newly hired executives with a focus on diverse hires and created a structured sponsorship program for Executive Directors with focus on promotion-ready women and diverse populations

48 • JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT

2014 NAMED EXECUTIVE OFFICER COMPENSATION

The table below sets forth compensation awarded to our NEOs in connection with 2014, including salary and performance-based compensation paid in 2015 for 2014 performance. The table also contains compensation for the years 2012 and 2013, as applicable, for our NEOs whose compensation is reported in the Summary Compensation Table (“SCT”) for those years.

	ANNUAL COMPENSATION (FOR PERFORMANCE YEAR)
Name and Principal position			INCENTIVE COMPENSATION
	Year	Salary	Cash	RSUs	SARs	Total

James Dimon	2014	$1,500,000	$7,400,000	$11,100,000	$—	$20,000,000
Chairman and Chief Executive Officer	2013	1,500,000	—	18,500,000	—	20,000,000
	2012	1,500,000	—	10,000,000	—	11,500,000

Marianne Lake	2014	750,000	3,700,000	5,550,000	—	10,000,000
Chief Financial Officer	2013	750,000	3,100,000	4,650,000	—	8,500,000

Mary Callahan Erdoes	2014	750,000	6,300,000	9,450,000	—	16,500,000
Chief Executive Officer Asset Management	2013	750,000	5,700,000	8,550,000	—	15,000,000
	2012	750,000	4,900,000	7,350,000	2,000,000	15,000,000

Daniel E. Pinto [1]	2014	7,415,796	—	9,584,204	—	17,000,000
Chief Executive Officer Corporate & Investment Bank	2013	750,000	8,125,000	8,125,000	—	17,000,000
	2012	750,000	8,125,000	7,125,000	1,000,000	17,000,000

Matthew E. Zames	2014	750,000	6,500,000	9,750,000	—	17,000,000
Chief Operating Officer	2013	750,000	6,500,000	9,750,000	—	17,000,000
	2012	750,000	6,100,000	9,150,000	1,000,000	17,000,000

[1]	Additional information on the composition of Mr. Pinto’s compensation is on page 59 of this proxy statement.
Interpreting 2014 NEO compensation
The table above is presented to show how the CMDC viewed compensation awarded for 2014. It differs from how compensation is reported in the SCT, which is required by the SEC, and is not a substitute for the information required by the SCT. There are two principal differences between the SCT and the table above:

1.
The Firm grants both cash and equity incentive compensation after a performance year is completed. In both the table above and the SCT, cash incentive compensation paid in 2015 for 2014 performance is shown as 2014 compensation. The table above treats equity awards (restricted stock units (“RSUs”) and stock appreciation rights (“SARs”)) similarly, so that equity awards granted in 2015 for 2014 performance are shown as 2014 compensation. The SCT reports the value of equity awards in the year in which they are made. As a result, equity awards shown in the SCT reflect awards granted in 2014 in respect of 2013 performance.

2.	The SCT reports the change in pension value and nonqualified deferred compensation and all other compensation. These amounts are not shown above.

JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT • 49

PAY ELEMENTS

Base salary
Salary is a fixed portion of total compensation. However, we believe that base salaries should represent a small fraction of OC members’ total pay (except where required to be higher based on local rules or regulatory requirements/jurisdictional limitations) in order to make the majority of their compensation ‘at-risk’, thereby aligning their interests with those of shareholders.

Variable compensation (annual and long-term incentives)
We believe that our variable compensation programs serve a fundamental role in motivating our executives to deliver sustained shareholder value and rewarding them with an appropriate mix of short- and long-term incentives aligned to performance. The exhibit below sets forth our variable compensation elements for 2014.

Variable Compensation Program — Long-Term Alignment with Shareholders

Protection-based Variable Compensation Program

PAY-FOR-PERFORMANCE FRAMEWORK

- Business Results
- Risk & Control
- Customers & Clients
- People & Leadership

- OC members' variable compensation levels are determined by the CMDC using its disciplined and holistic pay-for-performance framework based on multi-year performance.
- Once the CMDC determines OC members' total variable compensation levels, the CMDC establishes the appropriate mix between annual cash incentives and long-term equity.
- For performance year 2014 ("PY 2014"), in order to encourage NEOs to focus on the long-term success of the Firm while avoiding excessive risk-tasking, the CMDC deferred 60% of their incentive compensation into long-term performance based equity in the form of restricted stock units ("RSUs"). The remaining 40% was paid in cash incentives in January 2015.

Variable Compensation

2014

PY 2014 Compensation

The majority of variable compensation is deferred into long-term equity

Cash* (40%)	RSUs (60%)

* Cash incentives paid in January 2015

Long-term Performance Plan (RSUs)

2015 | 2016 | 2017

3 Year Vesting Period

Payout value fluctuates up or down based on stock price performance during this period

RSUs granted on January 20, 2015

Protection-based Vesting Requirement

2018 and beyond

Vested Awards Subject to Ownership Guidelines

Although shares are fully vested, executives must comply with ownership and retention requirements

Award fully vests after 3 years, on January 13, 2018 (50% after 2 years, 50% after 3 years from grant)

50% of RSUs are subject to protection-based vesting, including a minimum 15% cumulative ROTCE goal in order for shares to vest

Awards subject to reduction/cancellation/recovery based on Risk/Control Features

50 • JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT

PAY PRACTICES SUPPORT SHAREHOLDER INTERESTS
•  Sound compensation philosophy drives compensation program and related decision-making at every level of our Firm
•  Executives do not receive any special benefits, special severance, golden parachutes, or guaranteed bonuses
•  We actively seek shareholder feedback on pay practices and strongly consider it in making pay-related decisions

COMPENSATION PHILOSOPHY

Our compensation philosophy provides guiding principles that drive compensation-related decision-making across every level of our Firm. We believe that well-established and clearly communicated core compensation values drive fairness and consistency across our Firm. The table below sets forth a summary of our compensation philosophy.

KEY TENETS OF COMPENSATION PHILOSOPHY

Tying pay to performance and aligning with shareholders’ interests
•  In making compensation related decisions, we focus on multi-year, long-term, risk-adjusted performance and reward behaviors that generate sustained value for the Firm, which means compensation should not be overly rigid, formulaic or focused on the short term.
•  A majority of NEO incentive compensation should be in stock that vests over multiple years.

Encouraging a shared success culture
•  Teamwork should be encouraged and rewarded to foster a “shared success” culture.
•  Contributions should be considered across the Firm, within business units, and at an individual level when evaluating an employee’s performance.

Attracting and retaining top talent
•  Our long-term success depends on the talents of our employees. Our compensation system plays a significant role in our ability to attract, motivate and retain top talent.
•  Competitive and reasonable compensation should help attract and retain the best talent to grow and sustain our business.

Integrating risk management and compensation
•  Disciplined risk management, compensation recovery, and repayment policies should be robust enough to deter excessive risk-taking.
•  Risk disciplines and control forums should generate honest, fair and objective evaluations and identify individuals responsible for any risk-related events and their accountability.
•  Recoupment policies should go beyond regulatory minimum requirements and include recovery of cash and equity compensation.

No special perquisites and non-performance based compensation
•  An executive’s compensation should be straightforward and consist primarily of cash and equity incentives.
•  We do not have special supplemental retirement or other special benefits just for executives, nor do we have any change in control agreements, golden parachutes, merger bonuses, or other special severance benefit arrangements for executives.

Maintaining strong governance
•  Independent board oversight of the Firm’s compensation practices and principles and their implementation should foster proper governance and regulatory compliance.
•  Our CMDC is composed entirely of independent directors. It defines the Firm’s compensation philosophy, reviews and approves the Firm’s overall incentive compensation pools, and approves compensation for our Operating Committee, including the terms of compensation awards.

Transparency with shareholders
•  As a Firm, we believe that an essential component of good governance is transparent disclosure to shareholders relating to our executive compensation program. Specifically, we believe that all material terms of our executive pay program, and any actions on our part in response to significant events should be disclosed to shareholders, as appropriate, in order to provide them with enough information and context to assess our program and practices, and their effectiveness.

JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT • 51

PAY PRACTICES ARE ALIGNED WITH COMPENSATION PHILOSOPHY

We believe the effectiveness of our compensation program is dependent upon how well our pay practices are aligned with our compensation philosophy. The table below illustrates the strong alignment between our compensation philosophy and pay practices. We actively seek and consider shareholder feedback when reviewing and improving our executive compensation practices. In 2014, approximately 78% of votes cast at our annual meeting supported our “Say on Pay” proposal. Following this, we sought feedback on our pay practices during our shareholder outreach program, hosting approximately 90 calls and meetings on governance and compensation topics with shareholders representing approximately 40% of our shares.

STRONG ALIGNMENT WITH SHAREHOLDERS
✓
Compensation principles
We believe our compensation principles promote a best practice approach to compensation, including: (1) aligning with shareholder interests; (2) attracting and retaining top talent; (3) integrating risk with compensation; (4) maintaining strong governance; (5) tying pay to performance; and (6) transparency.
✓
Hedging/pledging policy
Operating Committee members and directors are prohibited from any hedging of our shares, including short sales; hedging/pledging of unvested RSUs, unexercised options or SARs; and hedging of any shares personally owned outright or through deferred compensation.

✓	Pay at risk The majority of Operating Committee compensation is “at-risk” and contingent on achievement of business goals that are integrally linked to shareholder value and safety and soundness.	✓	Strong clawback policy Comprehensive recovery provisions enable us to cancel or reduce unvested awards, or require repayment of cash or equity compensation already paid.
✓
Pay for sustained performance
The majority of NEOs’ variable compensation is in JPMorgan Chase equity, and is subject to mandatory three-year deferral. A substantial portion of awards is subject to cancellation if thresholds are not met over this period, with final payout levels based on our stock price at time of vesting (i.e., if our stock price goes down, award value goes down and vice-versa).
✓
Competitive benchmarking
To make fully informed decisions on pay levels and pay practices, we benchmark ourselves against peer groups. We believe external market data is an important component of attracting and retaining top talent, while driving shareholder value.

✓	Risk events impact pay In making pay decisions, we consider material risk and control issues, at both the Firm and line-of-business levels, and make adjustments to compensation, when appropriate.	✓
Responsible use of equity
We manage our equity program responsibly, using only approximately 1% of weighted average diluted shares in 2014. In addition, our share buyback program significantly reduces shareholder dilution.

✓
Strong share ownership guidelines
Operating Committee members, including NEOs, are required to own a minimum of 200,000 to 400,000 shares of our common stock; the CEO must own a minimum of 1,000,000 shares.
		✓	Shareholder outreach Each year, we solicit feedback from our investors on our compensation programs and practices. The CMDC strongly considers this feedback when making compensation decisions.

SOUND GOVERNANCE PRACTICES
x	No golden parachute agreements We do not provide additional payments or benefits in connection with a change-in-control event.	x	No guaranteed bonuses We do not provide guaranteed bonuses, except for select individuals at hire for one year.
x
No special severance
We do not provide special severance. All employees, including NEOs, participate at the same level of severance, based on years of service, capped at 52 weeks up to a maximum credited salary.
x
No special executive benefits
- No private club dues, car allowances, financial planning or tax gross-ups for benefits
- No special health or medical benefits
- No 401(k) Savings Plan matching contribution
- No special pension credits

52 • JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT

OWNERSHIP GUIDELINES AND RETENTION REQUIREMENTS

In 2014, we made important changes to our share ownership and retention requirements to further strengthen the connection between OC members’ and shareholders’ economic interests. Specifically, OC members, including our NEOs, are subject to specific share ownership requirements. They are required to own a minimum of between 200,000 to 400,000 shares of the Firm’s common stock, with the CEO required to own a minimum of 1,000,000 shares, in each case while a member of the Operating Committee. Shares credited for purposes of satisfying ownership levels include shares owned outright and 50% of unvested RSUs (but do not include stock options or stock appreciation rights).
In addition to the share ownership requirements, OC members are required to hold (indefinitely so long as they are on the Operating Committee) 75% of shares received from awards granted for their service while on the Operating Committee until they achieve their respective ownership guideline, and 50% thereafter, in each case while a member of the Operating Committee (75% for the CEO).
Operating Committee members whose ownership levels are below the minimum required amount have six years from the effective date of the policy (or, if later, their date of appointment to the Operating Committee) to meet their required level. Any exceptions are subject to approval by the General Counsel. This policy is designed to increase share ownership above required levels for long-tenured members of our Operating Committee, thus further aligning their interests with those of shareholders.
Mr. Dimon not only complies with all of these ownership guidelines and retention requirements, but has not sold a single share of JPMorgan Chase common stock or, prior to the merger, Bank One Corporation common stock, whether acquired as part of his compensation or on the open market, since he became CEO of Bank One in March of 2000.

Our Holding Requirements Create Strong Alignment with Shareholders

Shareholder Alignment

- OC members are required to own between 200k – 400k JPM shares (1M for CEO), within 6 years of joining the OC.[1]
- OC members are also required to hold 75% of net shares that vest until ownership guidelines are met, and 50% of net shares thereafter (75% for CEO).
- Holding requirements for OC members result in increasing share ownership over time, thus further aligning OC members' interests with those of share-holders and promoting sustained shareholder value.

Illustrative Example:

OC members with 50K net shares vesting each year, must retain 25K of those shares each year indefinitely[2,3]

Share Holding Requirement
Minimum Ownership Requirement
Increasing Share Ownership
Shares Owned
400K
300K
200K
100K
300K
25K
Year 1
Year 2
Year 3
Year 4
Year 5

[1]	Share ownership includes shares owned outright + 50% of unvested RSUs

[2]	Assumes individual has achieved minimum ownership requirement of 300K shares, otherwise must retain 75% of share vesting (37.5K shares)

[3]	Holding requirements apply indefinitely so long as individual remains on Operating Committee

JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT • 53

EXECUTIVE COMPENSATION IS LINKED WITH RISK AND CONTROL
•  Maintain extensive review processes to evaluate risk and control behaviors and to hold executives accountable
•  Active engagement, transparency and assessments of risk and control issues by control function heads, leaders and subject matter experts across the Firm
•  Strong clawback and recovery provisions cover all forms of incentive compensation combined with formal and disciplined processes for review and determinations

GOVERNANCE PROCESS

Our Compensation & Management Development Committee oversees our firmwide compensation programs (in addition to other equally important matters including succession planning, management development, medical plans, retirement plans, and diversity). Key responsibilities of the CMDC relating to compensation include:

•	Defining the Firm’s compensation philosophy

•	Reviewing and approving overall incentive compensation pools (including percentage paid in equity/cash)

•	Reviewing and approving compensation for our Operating Committee and, for the CEO, making a recommendation to the Board for consideration and ratification by the independent directors

•	Reviewing and approving the terms of compensation awards, including recovery/clawback provisions

•	Reviewing the Firm’s compensation practices as they relate to risk and control (including the avoidance of practices that encourage excessive risk taking)

•	Approving the formula, pool calculation and performance goals for the shareholder approved Key Executive Performance Plan (“KEPP”) as required by Section 162(m)(1) of the U.S. Internal Revenue Code
The CMDC performs the aforementioned roles on an ongoing basis so that our compensation program is proactive in addressing both current and emerging challenges. In addition, we have Control Forums facilitated by Human Resources at the Firm, line-of-business and regional levels (“HR Control Forums”), the outcomes of which are factored into our compensation programs. These processes are discussed below in more detail.

RISK & CONTROL REVIEW PROCESS

Our executive compensation program is designed to hold executives accountable, when appropriate, for material actions or items that negatively impact business performance in current or future years.
The Firm conducts in-depth reviews through HR Control Forums to discuss material risk and control issues which surfaced in other Committees (e.g., Risk Committees and Business Control Committees), with the outcome of these reviews potentially resulting in a compensation pool and/or individual impact. HR Control Forums are conducted on a quarterly basis at various levels of the Firm and geographies including:

•
Line of Business Control Forums — Each line of business (“LOB”) reviews material risk and control issues related to its specific line of business and firmwide. Control Forums are also conducted for Corporate functions.

•
Regional Control Forums — Potential risks that may arise in a given geography (both within an LOB and across LOBs) are also identified and assessed. Issues are referred to LOB forums or escalated to the firmwide forums, as appropriate.

•
Firmwide Control Forums — Aggregate findings, including actions recommended from LOB/Corporate Function/Regional Forums, are reviewed and the CMDC is provided a summary of overall items and receives more detailed information on significant items.

Performance management reviews for Tier 1 employees
In addition to the HR Control Forums, the Firm also conducts robust performance management reviews for all material risk takers, including OC members; a group we refer to as “Tier 1” employees. Part of the robust review process includes soliciting feedback directly from risk and control professionals who independently

54 • JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT

assess employees’ risk and control behavior. The feedback from the risk and control process is a critical input into managers’ evaluations of Tier 1 employee performance and compensation as it helps to identify individuals responsible for significant risk and control behavior or conduct issues, supervisory issues (e.g., failure to supervise, anticipate a material issue, or take appropriate action when the issue arose), and other risk and control related issues that impact the Firm. For 2014, we expanded components of the enhanced performance evaluation to over 15,000 employees of the Firm in an effort to more formally assess risk and control behaviors. During 2014, we also implemented new online training for risk and control reviewers and new training for managers in order to further strengthen the process.

HOLDING INDIVIDUALS ACCOUNTABLE

To hold individuals responsible for taking risks inconsistent with the Firm’s risk appetite and to discourage future imprudent behavior, policies and procedures that enable us to take prompt and proportionate actions with respect to accountable individuals include:

1.	Reduction of annual incentive compensation (in full or in part);

2.	Cancellation of unvested awards (in full or in part);

3.	Recovery of previously paid compensation (cash and/or equity); and

4.
Taking appropriate employment actions (e.g., termination of employment, demotion, negative rating). The precise actions we take with respect to accountable individuals are based on the nature of their involvement, the magnitude of the event and the impact on the Firm. A description of our recovery provisions (#2 and #3 above) is provided in the following section.

CLAWBACK/RECOVERY PROVISIONS

We maintain clawback/recoupment provisions on both cash incentives and equity awards, which enable us to reduce or cancel unvested awards and recover previously paid compensation in certain situations. Incentive awards are intended and expected to vest according to their terms, but strong recovery provisions permit recovery of incentive compensation awards in appropriate circumstances. The following table provides details on the extensive clawback provisions that apply to our Operating Committee members (including the NEOs).

JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT • 55

LONGSTANDING EQUITY CLAWBACK PROVISIONS

CLAWBACK TYPE		CLAWBACK TRIGGER	AWARD TYPE: VESTED	AWARD TYPE: UNVESTED
Restatement		• In the event of a **material restatement of the Firm's financial results** for the relevant period (under our recoupment policy adopted in 2006) • This provision **also applies to cash incentives**	✓	✓
Misconduct		• If the employee engaged in **conduct detrimental** to the Firm that causes material financial or reputational harm to the Firm	✓	✓
		• If award was based on **materially inaccurate performance metrics,** whether or not the employee was responsible for the inaccuracy	✓	✓
		• If award was based on a **material misrepresentation** by the employee	✓	✓
Performance contingency[1, 2]		• If **performance** in relation to the priorities for their position, or the Firm's performance in relation to the priorities for which they share responsibility as a member of the Operating Committee, has been **unsatisfactory for a sustained period of time**		✓
Risk-related		• If the employee improperly or with gross negligence **failed to identify,** raise or assess, in a timely manner and as reasonably expected, issues and/or concerns with respect to **risks material to the Firm**	✓	✓
	Protection-based vesting (RSUs)[2]	• If awards granted to participants in a line of business for which the Operating Committee member exercises responsibility were in whole or in part cancelled because the line of business **did not meet its annual line of business financial threshold**		✓
		• If for any one calendar year during the vesting period, **pre-provision net income is negative,** as reported by the Firm		✓
		• If, for the three calendar years preceding the vesting date, the Firm **does not meet a 15% cumulative return on tangible common equity**		✓

[1]
Unexercisable SARs may be cancelled or deferred if the CEO determines that such action is appropriate based on a set of determination factors, including net income, net revenue, return on equity, earnings per share and capital ratios of the Firm, both on an absolute basis and, as appropriate, relative to peer firms.

[2]	Provisions apply to RSUs granted in 2012 and after to members of the Operating Committee and may result in cancellation of up to a combined total of 50% of the award.

UK clawback/recovery provisions
In 2014, the Bank of England, in its capacity as the Prudential Regulation Authority (“PRA”), established heightened compensation recovery rules for regulated firms. Specifically, the rules require that all discretionary incentive compensation awards that are made to relevant members of the Firm’s Identified Staff (which includes Mr. Pinto) on or after January 1, 2015, are subject to potential clawback/recovery in certain circumstances for a minimum period of seven years following the date of their award. For current deferred awards made to employees who are not Identified Staff, potential clawback generally extends for three years after vesting, or a total of up to six years after the award. In connection with these rules, the Firm has implemented clawback provisions for relevant Identified Staff which enable us to take actions to recover incentive compensation when:

1.	An individual participated in or was responsible for conduct which resulted in significant loss(es) to the Firm;

2.	An individual failed to meet appropriate standards of fitness and propriety set down by the Financial Conduct Authority and/or PRA;

3.
There is reasonable evidence of misbehavior or misconduct, or material error that would justify or would have justified had the individual still been employed, termination of their contract of employment for cause; and/or

4.
Any LOB of the Firm in which the individual is employed (or for which the individual is responsible) suffers a material failure of risk management by reference to risk management standards, policies and procedures, taking into account the proximity of the individual to the failure

56 • JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT

of risk management in question and the level of the individual’s responsibility.
Incentive compensation awards made to relevant Identified Staff on or after January 1, 2015, are subject to the aforementioned clawback provisions in addition to the recovery provisions set forth in the table on the previous page.

RECOVERY PROCEDURES

Issues that may require recovery determinations can be raised at any time, including in meetings of the Firm’s risk committees, HR Control Forums, annual assessments of employee performance and when material risk-takers resign or their employment is terminated by the Firm. Our well-defined process to govern these determinations is as follows:

•	A formal compensation review would occur following a determination that the cause and materiality of a risk-related loss, issue or other set of facts and circumstances warranted such a review.

•
The CMDC is responsible for determinations involving Operating Committee members (determinations involving the CEO are subject to ratification by independent members of the Board). The CMDC has delegated authority for determinations involving other employees to the Head of Human Resources, who will facilitate determinations involving all other employees based on reviews and recommendations made by a committee generally composed of the Firm’s senior Risk, Human Resources, Legal, Compliance and Financial officers and the chief executive officer of the line of business for which the review was undertaken.

NO HEDGING/PLEDGING

All employees are prohibited from the hedging of unvested restricted stock units, and unexercised options or stock appreciation rights. In addition:

•	The hedging by an Operating Committee member of any shares owned outright or through deferred compensation is prohibited

•	Shares held directly by an Operating Committee member or director may not be held in margin accounts or otherwise pledged
For additional information on the hedging/pledging restrictions applicable to our directors, please see “Director Compensation” on page 25 of this proxy statement.

Compensation & Management Development Committee report
The Compensation & Management Development Committee has reviewed the Compensation Discussion and Analysis and discussed that analysis with management.
Based on such review and discussion with management, the CMDC recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2014. This report is provided as of March 17, 2015, by the following independent directors, who comprise the Compensation & Management Development Committee:
Lee R. Raymond (Chairman)
Stephen B. Burke
William C. Weldon

The Compensation Discussion and Analysis is intended to describe our 2014 performance, the compensation decisions for our Named Executive Officers and the Firm’s philosophy and approach to compensation. The following tables on pages 58-65 present additional information required in accordance with SEC rules, including the Summary Compensation Table.

JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT • 57

Executive compensation tables
I. SUMMARY COMPENSATION TABLE (SCT)
The following table and related narratives present the compensation for our Named Executive Officers in the format specified by the SEC. The table below reflects equity awards made in 2014 for 2013 performance. The table of “2014 Named Executive Officer Compensation” on page 49 of this proxy statement shows how the CMDC viewed compensation actions.

	Year	Salary ($) [1]		Bonus ($) [2]	Stock awards ($) [3]	Option awards ($) [3]	Change in pension value and non- qualified deferred compensation earnings ($) [4]	All other compen- sation ($)		Total ($)
James Dimon[5]	2014	$1,500,000		$7,400,000	$18,500,000	$—	$55,816	$245,893	[6]	$27,701,709
Chairman and CEO	2013	1,500,000		—	10,000,000	—	—	291,833		11,791,833
	2012	1,500,000		—	12,000,000	5,000,000	46,993	170,020		18,717,013
Marianne Lake [7]	2014	750,000		3,700,000	4,650,000	—	—	49,171	[8]	9,149,171
Chief Financial Officer	2013	729,167		3,100,000	1,040,000	3,268,000	—	91,221		8,228,388
Mary Callahan Erdoes	2014	750,000		6,300,000	8,550,000	—	61,975	—		15,661,975
CEO AM	2013	750,000		5,700,000	7,350,000	2,000,000	—	—		15,800,000
	2012	750,000		4,900,000	7,050,000	2,000,000	45,836	—		14,745,836
Daniel E. Pinto	2014	7,415,796	[9]	—	8,125,000	—	—	239,781	[10]	15,780,577
CEO CIB	2013	743,442		8,125,000	7,125,000	1,000,000	136	238,062		17,231,640
	2012	751,631		8,125,000	7,145,400	730,000	—	257,766		17,009,797
Matthew E. Zames	2014	750,000		6,500,000	9,750,000	—	17,313	—		17,017,313
Chief Operating Officer	2013	750,000		6,500,000	9,150,000	1,000,000	—	—		17,400,000
	2012	750,000		6,100,000	9,012,000	730,000	12,301	—		16,604,301

[1]	Salary reflects the actual amount paid in each year.

[2]	Includes amounts awarded, whether paid or deferred. Cash incentive compensation reflects compensation for the period presented, which was awarded in the following year.

[3]
Includes amounts awarded during the year shown. Amounts are the fair value on the grant date (or, if no grant date was established, on the award date). The Firm’s accounting for employee stock-based incentives (including assumptions used to value employee stock options and SARs) that have been granted is described in Note 10 to the Firm’s Consolidated Financial Statements in the 2014 Annual Report on pages 228-229. Our Annual Report may be accessed on our website at jpmorganchase.com, under Investor Relations.

[4]
Amounts for years 2014 and 2012 are the aggregate change in the actuarial present value of the accumulated benefits under all defined benefit and actuarial pension plans (including supplemental plans). For 2013, the NEOs, other than Ms. Lake and Mr. Pinto, had a reduction in pension value: Mr. Dimon, $(13,930), Ms. Erdoes, $(35,281) and Mr. Zames, $(5,625), respectively. Amounts shown also include earnings in excess of 120% of the applicable federal rate on deferred compensation balances where the rate of return is not calculated in the same or in a similar manner as earnings on hypothetical investments available under the Firm’s qualified plans. For Mr. Pinto this amount is $0 for 2014, $136 for 2013 and $0 for 2012 and for all other NEOs, this amount was $0 for each of 2014, 2013 and 2012.

[5]
Mr. Dimon’s 2014 compensation is reported higher in the SCT ($27.7 million) than in the annual compensation table on page 49 ($20.0 million) due to a change in his year-over-year pay mix resulting in all or a portion of his performance-based incentive compensation from both 2013 and 2014 being included in the SCT calculation. Specifically, for performance year 2013, Mr. Dimon’s entire variable compensation was awarded in equity, which is reported, in full, in the 2014 SCT (as it was granted in January 2014). Since Mr. Dimon’s 2014 variable compensation was not awarded entirely in equity (40% was awarded in the form of a cash incentive), that portion of Mr. Dimon’s 2014 variable compensation also is reported in the 2014 SCT, thus resulting in a materially higher total compensation from an SCT reporting perspective. Mr. Dimon’s total compensation, as determined by the CMDC and Board, relating to each of the 2013 and 2014 performance years was $20 million, with no year over year change. The SCT also includes the value of All Other Compensation (approximately $246,000).

[6]
The “All other compensation” column for Mr. Dimon includes: $49,497 for personal use of corporate aircraft; $54,071 for personal use of cars; $142,224 for the cost of residential and related security paid by the Firm; and $101 for the cost of life insurance premiums paid by the Firm (for basic life insurance coverage equal to one times salary up to a maximum of $100,000, which program covers all benefit-eligible employees). Mr. Dimon’s personal use of corporate aircraft and cars, and certain related security, is required pursuant to security measures approved by the Board.

58 • JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT

Incremental costs are determined as follows:

•
Aircraft: operating cost per flight hour for the aircraft type used, developed by an independent reference source, including fuel, fuel additives and lubricants; landing and parking fees; crew expenses; small supplies and catering; maintenance, labor and parts; engine restoration costs; and a maintenance service plan.

•
Cars: annual lease valuation of the assigned cars; annual insurance premiums; fuel expense; estimated annual maintenance; other miscellaneous expense; and annual drivers’ compensation, including salary, overtime, benefits and bonus. The resulting total is allocated between personal and business use based on mileage.

[7]	Ms. Lake was not an NEO in 2012.

[8]
The “All other compensation” column for Ms. Lake includes $27,894 in employer contributions to a non-U.S. defined contribution plan and $21,277 for tax settlement payments made on behalf of Ms. Lake in connection with her international assignment at the Firm’s request and consistent with the Firm’s policy for employees working on international assignments. The Firm’s expatriate assignment policy provides that the Firm will be responsible for any incremental U.S. and state income taxes due on home-country employer-provided benefits that would not otherwise be taxable to the employee in their home country.

[9]
Since Mr. Pinto is located in London, the terms and composition of his compensation reflect the requirements of local U.K. regulations, including changes that came into effect in January 2014 to comply with European legislation (Capital Requirements Directive IV). These requirements include that at least 60% of his incentive compensation is deferred, and that his incentive compensation is not more than twice his fixed compensation in respect of any given performance year. Mr Pinto’s fixed compensation is comprised of salary, and a cash fixed allowance payable bi-annually and on account of his role and responsibilities. The CMDC elected to defer 100% of Mr. Pinto’s variable compensation into deferred restricted stock units in order to maintain a comparable deferred equity portion as similarly situated Firm employees. The blended applicable spot rate used to convert Mr. Pinto’s salary and fixed allowance to U.S. dollars for 2014 was 1.66647 U.S. dollars per pound sterling, which was based on a 10-month average spot rate. The spot rates used for 2013 and 2012 were 1.56514 and 1.58238 U.S. dollars per pound sterling, respectively.

[10]
The “All other compensation” column for Mr. Pinto includes $23,245 in employer contributions to a non-U.S. defined contribution plan and $216,536 for interest accrued on balances from mandatory bonus deferrals prior to 2015. During 2014, the applicable rate of interest on mandatory deferral balances was 2.09% for the first six months and 2.20% for the last six months of 2014.

II. 2014 GRANTS OF PLAN-BASED AWARDS 1
The following table shows grants of plan-based awards made in 2014 for the 2013 performance year.

Name	Grant date	Approval date	Stock awards	Grant date fair value ($)
			Number of shares of stock or units (#) [2]
James Dimon	1/22/2014	1/21/2014	319,655	$18,500,000
Marianne Lake	1/22/2014	1/21/2014	80,346	4,650,000
Mary Callahan Erdoes	1/22/2014	1/21/2014	147,733	8,550,000
Daniel E. Pinto	1/22/2014	1/21/2014	140,390	8,125,000
Matthew E. Zames	1/22/2014	1/21/2014	168,467	9,750,000

[1]
Equity grants are awarded as part of the annual compensation process and as part of employment offers for new hires. In each case, the grant price is not less than the average of the high and the low prices of JPMorgan Chase common stock on the grant date. Grants made as part of the annual compensation process are generally awarded in January after earnings are released. RSUs carry no voting rights; however, dividend equivalents are paid on the RSUs at the time actual dividends are paid on shares of JPMorgan Chase common stock. The Firm does not grant options with restoration rights and prohibits repricing of stock options and SARs.

On January 20, 2015, the Firm awarded RSU awards as part of the 2014 annual incentive compensation. Because these awards were granted in 2015, they do not appear in this table, which is required to include only equity awards actually granted during 2014. These 2015 awards are reflected in the “2014 Named Executive Officer Compensation” table on page 49 of this proxy statement. No SARs were awarded in 2015 or 2014 with respect to 2014 and 2013 compensation, respectively.

[2]
For all Named Executive Officers except Mr. Pinto, the RSUs vest in two equal installments on January 13, 2016 and 2017. Under rules applicable in the U.K., for Mr. Pinto, 56,156 RSUs vested on the grant date, 42,117 RSUs vest on July 25, 2015, and 42,117 RSUs vest on January 13, 2017; these RSUs are subject to a six-month holding period post-vesting. Each RSU represents the right to receive one share of common stock on the vesting date and non-preferential dividend equivalents, payable in cash, equal to any dividends paid during the vesting period.

JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT • 59

III. OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2014
The following table shows the number of shares of the Firm’s common stock underlying (i) exercisable and unexercisable stock options and SARs and (ii) RSUs that had not yet vested held by the Firm’s Named Executive Officers on December 31, 2014.

		Option awards					Stock awards
Name	Option/stock award grant date [1]	Number of securities underlying unexercised options: # exercisable [1,2]	Number of securities underlying unexercised options: # unexercisable [1,2]		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested [1]		Market value of shares or units of stock that have not vested ($) [2]
James Dimon
	1/20/2005	600,481	—	[a]	$37.47	1/20/2015	—
	1/22/2008	2,000,000	—	[b]	39.83	1/22/2018	—
	2/3/2010	450,849	112,713	[c]	43.20	1/20/2020	—
	2/16/2011	220,425	146,952	[c]	47.73	2/16/2021	—
	1/18/2012	224,972	337,458	[c]	35.61	1/18/2022	168,516	[a]
	1/17/2013	—	—		—	—	214,685	[a]
	1/22/2014	—	—		—	—	319,655	[a]
Total awards (#)		3,496,727	597,123				702,856		$43,984,728
Market value of in-the-money options ($)		$78,656,338	$13,467,857
Marianne Lake
	1/20/2009	10,000	—	[c]	$19.49	1/20/2019	—
	1/20/2010	20,000	20,000	[c]	43.20	1/20/2020	—
	1/19/2011	13,000	26,000	[c]	44.29	1/19/2021	—
	1/18/2012	16,873	50,619	[c]	35.61	1/18/2022	8,988	[a]
	1/17/2013	68,368	273,474	[c]	46.58	1/17/2023	22,328	[a]
	1/22/2014	—	—		—	—	80,346	[a]
Total awards (#)		128,241	370,093				111,662		$6,987,808
Market value of in-the-money options ($)		$2,605,223	$6,603,918
Mary Callahan Erdoes
	10/19/2006	200,000	—	[d]	$46.79	10/19/2016	—
	10/18/2007	200,000	—	[c]	45.79	10/18/2017	—
	1/20/2009	100,000	—	[c]	19.49	1/20/2019	—
	2/3/2010	79,562	19,891	[c]	43.20	1/20/2020	—
	1/19/2011	138,462	92,308	[c]	44.29	1/19/2021	—
	1/18/2012	89,988	134,984	[c]	35.61	1/18/2022	99,004	[a]
	1/17/2013	41,841	167,365	[c]	46.58	1/17/2023	157,794	[a]
	1/22/2014	—	—		—	—	147,733	[a]
Total awards (#)		849,853	414,548				404,531		$25,315,550
Market value of in-the-money options ($)		$17,995,814	$8,392,159

60 • JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT

		Option awards					Stock awards
Name	Option/stock award grant date [1]	Number of securities underlying unexercised options: # exercisable [1,2]	Number of securities underlying unexercised options: # unexercisable [1,2]		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested [1]		Market value of shares or units of stock that have not vested ($) [2]
Daniel E. Pinto
	10/20/2005	50,000	—	[d]	$34.78	10/20/2015	—
	10/19/2006	100,000	—	[d]	46.79	10/19/2016	—
	10/18/2007	200,000	—	[c]	45.79	10/18/2017	—
	1/20/2010	68,000	17,000	[c]	43.20	1/20/2020	—
	1/19/2011	45,000	30,000	[c]	44.29	1/19/2021	—
	1/18/2012	32,846	49,269	[c]	35.61	1/18/2022	58,155	[e]
	1/17/2013	20,920	83,683	[c]	46.58	1/17/2023	41,596	[e]
	1/22/2014	—	—		—	—	84,234	[e]
Total awards (#)		516,766	179,952				183,985		$11,513,781
Market value of in-the-money options ($)		$9,688,467	$3,545,873
Matthew E. Zames
	1/20/2010	—	17,000	[c]	$43.20	1/20/2020	—
	1/19/2011	—	30,000	[c]	44.29	1/19/2021	—
	1/18/2012	—	49,269	[c]	35.61	1/18/2022	126,556	[a]
	1/17/2013	—	83,683	[c]	46.58	1/17/2023	196,437	[a]
	1/22/2014	—	—		—	—	168,467	[a]
Total awards (#)		—	179,952				491,460		$30,755,567
Market value of in-the-money options ($)		$—	$3,545,873

[1]	The awards set forth in the table have the following vesting schedules:

[a]	Two equal installments, in years two and three

[b]
In January 2008, the Firm awarded to its Chairman and Chief Executive Officer up to 2 million SARs. The terms of this award are distinct from, and more restrictive than, other equity grants regularly awarded by the Firm. On July 15, 2014, the Compensation & Management Development Committee and Board of Directors determined that all requirements for the vesting of the 2 million SAR awards had been met and thus, the awards became exercisable. The SARs, which will expire in January 2018, have an exercise price of $39.83 (the price of JPMorgan Chase common stock on the date of grant). The expense related to this award was dependent on changes in fair value of the SARs through July 15, 2014 (the date when the vested number of SARs were determined), and the cumulative expense was recognized ratably over the service period, which was initially assumed to be five years but, effective in the first quarter of 2013, had been extended to six and one-half years. The Firm recognized $3 million, $14 million and $5 million in compensation expense in 2014, 2013 and 2012, respectively, for this award.

[c]	Five equal installments, in years one, two, three, four and five

[d]	Three equal installments, in years three, four and five

[e]	Two equal installments, in 18 months and 36 months

[2]	Value based on $62.58, the closing price per share of our common stock on December 31, 2014.

JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT • 61

IV. 2014 OPTION EXERCISES AND STOCK VESTED TABLE
The following table shows the number of shares acquired and the value realized during 2014 upon the exercise of stock options and the vesting of RSUs previously granted to each of the Named Executive Officers.

	Option awards		Stock awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($) [1]	Number of shares acquired on vesting (#)	Value realized on vesting ($) [2]
James Dimon	—	$—	294,224	$17,094,414
Marianne Lake	—	—	17,118	994,556
Mary Callahan Erdoes	—	—	176,907	10,278,297
Daniel E. Pinto	100,000	3,852,000	146,611	8,545,187
Matthew E. Zames	169,343	4,929,531	235,791	13,699,457

[1]
Values were determined by multiplying the number of shares of our common stock, to which the exercise of the options related, by the difference between the per-share fair market value of our common stock on the date of exercise and the exercise price of the options.

[2]	Values were determined by multiplying the number of shares or units, as applicable, that vested by the per-share fair market value of our common stock on the vesting date.
V. 2014 PENSION BENEFITS

The table below sets forth the retirement benefits expected to be paid to our Named Executive Officers under the Firm’s current retirement plans, as well as plans closed to new participants. The terms of the plans are described below the table. No payments were made under these plans during 2014 to our NEOs.

Name	Plan name	Number of years of credited service (#)	Present value of accumulated benefit ($)
James Dimon	Retirement Plan	14	$137,276
	Excess Retirement Plan	14	371,607
Marianne Lake	—	—	—
Mary Callahan Erdoes	Retirement Plan	18	261,423
	Excess Retirement Plan	18	25,337
Daniel E. Pinto	—	—	—
Matthew E. Zames	Retirement Plan	10	63,175
Retirement Plan — The JPMorgan Chase Retirement Plan is a qualified noncontributory U.S. defined benefit pension plan that provides benefits to substantially all U.S. employees. Benefits to participants are based on their salary and years of service, with the Plan employing a cash balance formula (in the form of pay and interest credits) to determine amounts at retirement. Pay credits are equal to a percentage (ranging from 3% to 5%) of base salary (and, effective January 1, 2015, bonus and incentive pay) up to $100,000, based on years of service. Employees begin to accrue plan benefits after completing one year of service, and benefits generally vest after three years of service. Interest credits generally equal the yield on one-year U.S. Treasury bills plus 1% (subject to a minimum of 4.5%). Account balances include the value of benefits earned under prior heritage company plans, if any. Benefits are payable as an actuarially equivalent lifetime annuity with survivorship rights (if married) or optionally under a variety of other payment forms, including a single-sum distribution. As of December 31, 2014, the NEOs were earning the following pay credit percentages: Mr. Dimon, 4%; Ms. Erdoes, 4%; and Mr. Zames, 4%. Ms. Lake and Mr. Pinto are not eligible to participate in U.S. benefit plans.
Legacy Plan — The following plan is closed to new participants:

•
Excess Retirement Plan — Benefits were determined under the same terms and conditions as the Retirement Plan, but reflecting base salary in excess of IRS limits up to $1 million and benefit amounts in excess of IRS limits. Benefits are generally payable in a lump sum in the year following termination. Accruals under the plan were discontinued as of May 1, 2009.

62 • JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT

Present value of accumulated benefits — The valuation method and all material assumptions used to calculate the amounts above are consistent with those reflected in Note 9 to the Firm’s Consolidated Financial Statements in the 2014 Annual Report on pages 218-227.
Key assumptions include the discount rate (4.00%); interest rates (5.00% crediting to project cash balances; 3.30% to convert annuities to lump sums) and mortality rates (for the present value of annuities, the RP2014 (white-collar) projected generational mortality table with projection scale MP2014; for lump sums, the UP94 mortality table projected to 2002, with 50%/50% male/female weighting). We assumed benefits would commence at normal retirement date or unreduced retirement date, if earlier. Benefits paid from the Retirement Plan were assumed to be paid either as single-sum distributions (with probability of 90%) or life annuities (with probability of 10%). Benefits from the Excess Retirement Plan are paid as single-sum distributions. No death or other separation from service was assumed prior to retirement date.

VI. 2014 NON-QUALIFIED DEFERRED COMPENSATION
The Deferred Compensation Plan allows eligible participants to defer their annual cash incentive compensation awards on a before-tax basis up to a maximum of $1 million. A lifetime $10 million cap applies to deferrals of cash made after 2005. No deferral elections have been permitted relative to equity awards since 2006. During 2014, there were no contributions made by the Firm nor contributions made or withdrawals or distributions received by the Named Executive Officers.

Name	Aggregate earnings (loss) in last fiscal year ($) [1]	Aggregate balance at last fiscal year–end ($)
James Dimon	$369	$139,819
Marianne Lake	—	—
Mary Callahan Erdoes	—	—
Daniel E. Pinto	474	19,273
Matthew E. Zames	—	—

[1]
The Deferred Compensation Plan allows participants to direct their deferrals among several investment choices, including JPMorgan Chase common stock; an interest income fund and the JPMorgan Chase general account of Prudential Insurance Company of America; and Hartford funds indexed to fixed income, bond, balanced, S&P 500, Russell 2000 and international portfolios. In addition, there are balances in deemed investment choices from heritage company plans that are no longer open to new deferrals including a private equity alternative.

Investment returns in 2014 for the following investment choices were: Short-Term Fixed Income, 0.39%; Interest Income, 2.89%; Barclays Capital U.S. Aggregate Bond Index, 6.01%; Balanced Portfolio, 9.84%; S&P 500 Index, 13.64%; Russell 2000 Index, 4.86%; International, -6.05%; and JPMorgan Chase common stock, including dividend equivalents, 9.95%.
Investment returns for the private equity investment choice, which is closed to new participants and does not permit new deferrals, are dependent upon the years in which a participant directed deferrals into such investment choices. For one NEO with a partial balance in such deferrals, the private equity investment return was -1.74%.
Beginning with deferrals credited January 2005 under the Deferred Compensation Plan, participants were required to elect to receive distribution of the deferral balance beginning either following retirement or termination or in a specific year but no earlier than the second anniversary of the date the deferral would otherwise have been paid. If retirement or termination were elected, payments will commence during the calendar year following retirement or termination. Participants may elect the distribution to be lump sum or annual installments for a maximum of 15 years. With respect to deferrals made after December 31, 2005 under the Deferred Compensation Plan, account balances are automatically paid as a lump sum in the year following termination if employment terminates prior to the participant attaining 15 years of service. With respect to the SSIP, account balances are automatically paid as a lump sum in the year following termination unless an installment option is elected prior to termination of employment.
The Supplemental Savings and Investment Plan (“SSIP”) is a heritage plan applicable to former Bank One employees which is closed to new participants and does not permit new deferrals. It functions similarly to the Deferred Compensation Plan. Investment return in 2014 for the following investment choice was: Short-Term Fixed Income, 0.27%.

JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT • 63

VII. 2014 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
We believe our pay practices relating to termination events, summarized below, illustrate our commitment to sound corporate governance, are consistent with best practices and are aligned with the interests of shareholders.
TERMINATION POLICIES ALIGNED WITH SHAREHOLDER INTERESTS

Standard, broad-based severance
Mr. Dimon, Ms. Erdoes and Mr. Zames are covered under the Firm’s broad-based U.S. Severance Pay Plan. Benefits under the Severance Pay Plan are based on an employee’s base salary and length of service on termination of employment. Employees remain eligible for coverage at active employee rates under certain of the Firm’s employee welfare plans (such as medical and dental) for up to six months after their employment terminates. Ms. Lake and Mr. Pinto are covered under the Firm’s U.K. Discretionary Redundancy Policy, which provides for a lump sum payment on termination based on base salary and length of service and subject to a cap of £275,000. In addition, in the event of termination by the Firm for reasons other than cause, employees may be considered, at the discretion of the Firm, for a cash payment in lieu of an annual incentive compensation award, taking into consideration all circumstances the Firm deems relevant, including the circumstances of the employee’s leaving and the employee’s contributions to the Firm over his or her career. Severance benefits and any such discretionary payment are subject to execution of a release in favor of the Firm and certain post-termination employment and other restrictions that remain in effect for at least one year after termination.

The table on the following page sets forth the benefits and compensation which the Named Executive Officers would have received if their employment had terminated on December 31, 2014. The amounts shown in the table do not include other payments and benefits available generally to salaried employees upon termination of employment, such as accrued vacation pay, distributions from the 401(k) Savings Plan, pension and deferred compensation plans, or any death, disability or post-retirement welfare benefits available under broad-based employee plans. For information on the pension and deferred compensation plans, see “Table V: 2014 Pension benefits” on page 62 of this proxy statement and “Table VI: 2014 Non-qualified deferred compensation” on page 63 of this proxy statement. Such tables also do not show the value of vested stock options and SARs, which are listed In “Table III: Outstanding equity awards at fiscal year-end 2014” on page 60 of this proxy statement.
NEOs are not entitled to any additional equity awards in connection with a potential termination. Rather, under certain termination scenarios including disability, death, termination without cause, or resignation (if career eligible), NEOs’ outstanding equity continues to vest in accordance with its terms (or accelerates in the event of death). The following table shows the value of these unvested RSUs and stock options and SARs based on the closing price of our common stock on December 31, 2014 (for stock options and SARs it is the closing price of our common stock price on December 31, 2014, minus the applicable exercise price of the options and SARs).

64 • JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT

2014 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

		Termination reason[1]
Name		Involuntary without cause ($)[2]	Death/Disability ($)[3]	Resignation ($)[4]	Change in control ($)
James Dimon	Severance and other	$346,154	$—	$—	$—
	Option awards	6,309,244	10,434,110	10,434,110	—
	Stock awards	43,984,728	43,984,728	43,984,728	—
	Other deferred awards	—	—	—	—
Marianne Lake	Severance and other	431,712	—	—	—
	Option awards	2,174,323	3,961,046	—	—
	Stock awards	6,987,808	6,987,808	—	—
	Other deferred awards	—	—	—	—
Mary Callahan Erdoes	Severance and other	392,308	—	—	—
	Option awards	3,112,588	5,839,716	5,839,716	—
	Stock awards	25,315,550	25,315,550	25,315,550	—
	Other deferred awards	—	—	—	—
Daniel E. Pinto	Severance and other	431,712	—	—	—
	Option awards	1,381,458	2,433,473	2,433,473	—
	Stock awards	11,513,781	11,513,781	11,513,781	—
	Other deferred awards [5]	15,837,074	15,837,074	15,837,074	—
Matthew E. Zames	Severance and other	230,769	—	—	—
	Option awards	1,381,458	2,433,473	—	—
	Stock awards	30,755,567	30,755,567	—	—
	Other deferred awards	—	—	—	—

[1]	“Option awards” and “Stock awards” refer to previously granted, outstanding equity awards. NEOs are not entitled to any additional equity awards in connection with a potential termination.

[2]
Involuntary terminations without cause include involuntary terminations due to redundancies and involuntary terminations without alternative employment. For ‘Severance and other’, amounts shown represent severance under the Firm’s broad-based U.S. Severance Pay Plan, or the U.K. Discretionary Redundancy Policy in the case of Ms. Lake and Mr. Pinto. Base salary greater than $400,000 per year, or £275,000 in the case of Ms. Lake and Mr. Pinto, is disregarded for purposes of determining severance amounts. The rate used to convert Ms. Lake’s and Mr. Pinto’s eligible severance to U.S. dollars was the blended spot rate for the month of December 2014, which was 1.56986 U.S. dollars per pound sterling.

[3]
Vesting restrictions on stock awards (and for Mr. Pinto, “Other deferred awards”) lapse immediately upon death. In the case of disability, stock awards continue to vest pursuant to their original vesting schedule. In the case of death and disability, option and SAR awards may be exercised for a specified period to the extent then exercisable or become exercisable during such exercise period.

[4]
For employees in good standing who have resigned and have met “full-career eligibility” or other acceptable criteria, awards continue to vest over time on their original schedule, provided that the employees, for the remainder of the vesting period, do not perform services for a financial services company. The awards shown represent RSUs that would continue to vest and SARs that would become and remain exercisable through an accelerated expiration date because the Named Executive Officers, other than Ms. Lake and Mr. Zames, have met the full-career eligibility criteria. The awards are subject to continuing post-employment obligations to the Firm during this period. In the case of Ms. Lake and Mr. Zames, the awards shown, representing RSUs and SARs, would not continue to vest because they have not met the “full-career eligibility” criteria.

[5]
Amounts shown represent balances as of December 31, 2014, under the mandatory deferral of cash bonus applicable to Mr. Pinto. For employees in good standing who have resigned and have met “full-career eligibility” or other acceptable criteria, mandatory cash deferral awards continue to vest over time on their original schedule; such awards would continue to vest because Mr. Pinto has met the “full-career eligibility” criteria. The mandatory cash deferral awards are subject to continuing post-employment obligations to the Firm during this period.

JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT • 65

Security ownership of directors and executive officers
Our share retention policies require share ownership for directors and executive officers, as described on pages 25 and 53, respectively, of this proxy statement.
The following table shows the number of shares of common stock and common stock equivalents beneficially owned as of February 28, 2015, including shares that could have been acquired within 60 days of that date through the exercise of stock options or SARs, together with additional underlying stock units as described in Note 2 to the table, by each director, the current executive officers named in the Summary

Compensation Table, and all directors and executive officers as a group. Unless otherwise indicated, each individual and member of the group has sole voting power and sole investment power with respect to shares owned. The number of shares beneficially owned, as defined by Rule 13d-3 under the Securities Exchange Act of 1934 — as of February 28, 2015, by all directors and executive officers as a group and by each director and named executive officer individually — is less than 1% of our outstanding common stock.

SECURITY OWNERSHIP
	Beneficial ownership
Name	Common Stock (#) [1]	Options/SARs exercisable within 60 days (#)	Total beneficial ownership (#)	Additional underlying stock units (#) [2]	Total (#)
Linda B. Bammann	65,986	0	65,986	7,991	73,977
James A. Bell	135	0	135	16,967	17,102
Crandall C. Bowles	6,280	0	6,280	64,833	71,113
Stephen B. Burke	32,107	0	32,107	83,151	115,258
James S. Crown [3]	12,607,355	0	12,607,355	146,991	12,754,346
James Dimon	6,117,982	3,194,921	9,312,903	632,476	9,945,379
Mary Callahan Erdoes	203,169	1,002,733	1,205,902	395,662	1,601,564
Timothy P. Flynn	10,000	0	10,000	16,892	26,892
Laban P. Jackson, Jr. [4]	28,454	5,976	34,430	121,501	155,931
Marianne Lake	37,750	246,482	284,232	190,783	475,015
Michael A. Neal	9,050	0	9,050	9,500	18,550
Daniel E. Pinto	251,369	586,109	837,478	297,263	1,134,741
Lee R. Raymond [4]	1,850	0	1,850	199,040	200,890
William C. Weldon	1,200	0	1,200	70,537	71,737
Matthew E. Zames	237,412	0	237,412	441,085	678,497
All directors and current executive officers as a group (20 persons) [3,4]	20,318,764	6,926,943	27,245,707	3,785,442	31,031,149

[1]	Shares owned outright, except as otherwise noted

[2]
Amounts include for directors and executive officers, shares or deferred stock units, receipt of which has been deferred under deferred compensation plan arrangements. For executive officers, amounts also include unvested restricted stock units and share equivalents attributable under the JPMorgan Chase 401(k) Savings Plan.

[3]
Includes 139,406 shares Mr. Crown owns individually; 20,373 shares owned by Mr. Crown’s spouse; and 38,140 shares held in trusts for the benefit of his children. None of such shares are pledged or held in margin accounts. Directors agree to retain all shares of JPMorgan Chase while they serve as a director.

Also includes 12,409,436 shares owned by partnerships and trusts as to which Mr. Crown disclaims beneficial ownership, except to the extent of his pecuniary interest. Of such shares (and for all directors and current executive officers as a group) 11,744,131 shares may be pledged or held by brokers in margin loan accounts, whether or not there are loans outstanding.

[4]
As of February 28, 2015, Mr. Jackson held 400 depositary shares, each representing a one-tenth interest in a share of JPMorgan Chase’s Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series I (“Series I Preferred”). Mr. Raymond held 2,000 depositary shares of Series I Preferred. All directors and current executive officers as a group own 2,400 depositary shares of Series I Preferred.

66 • JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT

Pursuant to SEC filings, the companies included in the table below were the beneficial owners of more than 5% of our outstanding common stock as of December 31, 2014.

Name of beneficial owner	Address of beneficial owner	Common stock owned (#)	Percent owned (%)
BlackRock, Inc.[1]	40 East 52nd Street New York, NY 10022	245,571,776	6.6
The Vanguard Group[2]	100 Vanguard Blvd. Malvern, PA 19355	202,761,481	5.42

[1]
BlackRock, Inc. owns the above holdings in its capacity as a parent holding company or control person in accordance with SEC Rule 13d-1(b)(1)(ii)(G). According to the Schedule 13G dated January 12, 2015, filed with the SEC, in the aggregate, BlackRock and the affiliated entities included in the Schedule 13G (“BlackRock”) have sole dispositive power over 245,475,564 shares, sole voting power over 203,931,259 shares and shared voting and dispositive power over 96,212 shares of our common stock.

[2]
The Vanguard Group owns the above holdings in its capacity as an investment advisor in accordance with SEC Rule 13d-1(b)(1)(ii)(E). According to the Schedule 13G dated February 9, 2015, filed with the SEC, in the aggregate, Vanguard and the affiliated entities included in the Schedule 13G (“Vanguard”) have sole dispositive power over 196,661,863 shares, shared dispositive power over 6,099,618 shares, and sole voting power over 6,447,395 shares of our common stock.

Additional information about our directors and executive officers

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our directors and executive officers filed reports with the SEC indicating the number of shares of any class of our equity securities they owned when they became a director or executive officer and, after that, any changes in their ownership of our equity securities. They must also provide us with copies of these reports. These reports are required by Section 16(a) of the Securities Exchange Act of 1934. We have reviewed the copies of the reports that we have received and written representations from the individuals required to file the reports. Based on this review, we believe that during 2014 each of our directors and executive officers has complied with applicable reporting requirements for transactions in our equity securities.

POLICIES AND PROCEDURES FOR APPROVAL OF RELATED PERSONS TRANSACTIONS

The Firm has adopted a written Transactions with Related Persons Policy (“Policy”), which sets forth the Firm’s policies and procedures for reviewing and approving transactions with related persons — basically its directors, executive officers, 5% shareholders, and their immediate family members. The transactions covered by the Policy include any financial transaction, arrangement or relationship in which the Firm is a participant, the related person has or will have a direct or indirect material interest, and the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year.

After becoming aware of any transaction which may be subject to the Policy, the related person is required to report all relevant facts with respect to the transaction to the General Counsel of the Firm. Upon determination by the General Counsel that a transaction requires review under the Policy, the material facts respecting the transaction and the related person’s interest in the transaction are provided, in the case of directors, to the Governance Committee and, in the case of executive officers and 5% shareholders, to the Audit Committee.
The transaction is then reviewed by the disinterested members of the applicable committee, which then determines whether approval or ratification of the transaction shall be granted. In reviewing a transaction, the applicable committee considers facts and circumstances that it deems relevant to its determination. Material facts may include management’s assessment of the commercial reasonableness of the transaction; the materiality of the related person’s direct or indirect interest in the transaction; whether the transaction may involve an actual, or the appearance of, a conflict of interest, and, if the transaction involves a director, the impact of the transaction on the director’s independence.
Certain types of transactions are pre-approved in accordance with the terms of the Policy. These include transactions in the ordinary course of business involving financial products and services provided by, or to, the Firm, including loans, provided such transactions are in compliance with the Sarbanes-Oxley Act of 2002, Federal Reserve Board Regulation O and other applicable laws and regulations.

JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT • 67

TRANSACTIONS WITH DIRECTORS, EXECUTIVE OFFICERS AND 5% SHAREHOLDERS

Our directors and executive officers, and some of their immediate family members and affiliated entities, and BlackRock and Vanguard, beneficial owners of more than 5% of our outstanding common stock, were customers of, or had transactions with, JPMorgan Chase or our banking or other subsidiaries in the ordinary course of business during 2014. Additional transactions may be expected to take place in the future. Any outstanding loans to directors, executive officers, and their immediate family members and affiliated entities, and to BlackRock and Vanguard, and any transactions involving other financial products and services, such as banking, brokerage, investment, investment banking, and financial advisory products and services, provided by the Firm to such persons and entities were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with persons and entities not related to the Firm, and did not involve more than the normal risk of collectibility or present other unfavorable features.
The fiduciary committees for the JPMorgan Chase Retirement Plan and the JPMorgan Chase 401(k) Savings Plan (each a “Plan”) entered into an Investment Management Agreement with BlackRock giving them discretionary authority to manage certain assets on behalf of each Plan. Pursuant to this agreement, fees of $6.8 million were paid by the Plans to BlackRock for 2014.
J.P. Morgan Private Investments Inc., in its capacity as investment adviser to a private fund, engaged BlackRock as sub-advisor to the private fund, and paid BlackRock $3.1 million for such sub-advisory services in 2014. The fund has returned all of its capital to investors and is currently in liquidation. The services provided by BlackRock were terminated in late 2014.
Certain J.P. Morgan mutual funds (the “Funds”) and JPMorgan Investment Management (“JPMIM”) entered into a sub-transfer agency agreement with Vanguard under which the Funds and JPMIM paid Vanguard for services rendered, primarily accounting, recordkeeping and administrative services. Pursuant to this agreement, fees of $0.4 million were paid to Vanguard for 2014.

Mr. Dimon’s father has been employed by the Firm as a broker since 2009, and for 2014 received compensation of $505,324, including annual salary and commissions. He does not share a household with Mr. Dimon and is not an executive officer of the Firm. The Firm provides compensation and benefits to Mr. Dimon’s father in accordance with the Firm’s employment and compensation practices applicable to employees holding comparable positions.

COMPENSATION & MANAGEMENT DEVELOPMENT COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation & Management Development Committee are listed on page 57 of this proxy statement. No member of the CMDC is or ever was a JPMorgan Chase officer or employee. No JPMorgan Chase executive officer is, or was during 2014, a member of the board of directors or compensation committee (or other committee serving an equivalent function) of another company that has, or had during 2014, an executive officer serving as a member of our Board or CMDC. All of the members of the CMDC, and/or some of their immediate family members and affiliated entities, were customers of or had transactions with JPMorgan Chase or our banking or other subsidiaries in the ordinary course of business during 2014. Additional transactions may be expected to take place in the future. Any outstanding loans to the directors and their immediate family members and affiliated entities, and any transactions involving other financial products and services, such as banking, brokerage, investment, investment banking and financial advisory products and services, provided by the Firm to such persons and entities were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with persons and entities not related to the Firm, and did not involve more than the normal risk of collectibility or present other unfavorable features.

68 • JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT

Proposal 3:
Ratification of independent registered
public accounting firm

The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) as the Firm’s independent registered public accounting firm to audit the Consolidated Financial Statements of JPMorgan Chase and its subsidiaries for the year ending December 31, 2015.

RECOMMENDATION: Vote FOR ratification of PwC

Proposal 3 — Ratification of independent registered public accounting firm

EXECUTIVE SUMMARY

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Firm’s independent registered public accounting firm. The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) as the Firm’s independent registered public accounting firm to audit the Consolidated Financial Statements of JPMorgan Chase and its subsidiaries for the year ending December 31, 2015. A resolution will be presented at the meeting to ratify PwC’s appointment. If the shareholders do not ratify the appointment of PwC, the Audit Committee will consider other independent registered public accounting firms.
In accordance with SEC rules and PwC policies, audit partners are subject to rotation requirements to limit the number of consecutive years of service an individual partner may provide audit service to our Firm. For lead and concurring audit partners, the maximum number of consecutive years of service in that capacity is five years. In connection with this mandated rotation, the Audit Committee is directly involved in the selection of any new lead engagement partner. The current lead PwC engagement partner was designated commencing with the 2011 audit and is expected to serve in that capacity through the end of the 2015 audit.
For the reasons stated in the Audit Committee report included in this proxy statement on pages 72-73, the members of the Audit Committee and the Board believe that continued retention of PwC as the Firm’s independent external auditor is in the best interests of JPMorgan Chase and its shareholders.
A member of PwC will be present at the annual meeting, and will have the opportunity to make a statement and respond to appropriate questions by shareholders.

The Board of Directors recommends that shareholders vote FOR ratification of PwC as the Firm’s independent registered public accounting firm for 2015.

FEES PAID TO PRICEWATERHOUSECOOPERS LLP

The Audit Committee is responsible for the audit fee negotiations associated with the Firm’s retention of PwC. Aggregate fees for professional services rendered by PwC for JPMorgan Chase with respect to the years ended December 31, 2014 and 2013, were:

($ in millions)	2014	2013
Audit	$60.3	$60.4
Audit-related	21.8	23.6
Tax	8.8	10.1
All other	—	—
Total	$90.9	$94.1
Excluded from 2014 and 2013 amounts are audit, audit-related and tax fees totaling $23.3 million and $28.2 million, respectively, paid to PwC by private equity funds, commingled trust funds and special purpose vehicles that are managed or advised by subsidiaries of JPMorgan Chase but are not consolidated with the Firm.
Audit fees
Audit fees for the years ended December 31, 2014 and 2013, were $41.5 million and $40.8 million, respectively, for the annual audit and quarterly reviews of the Consolidated Financial Statements and for the annual audit of the Firm’s internal control over financial reporting, and $18.8 million and $19.6 million, respectively, for services related to statutory/subsidiary audits, attestation reports required by statute or regulation, and comfort letters and consents related to SEC filings and other similar filings with international authorities.
Audit-related fees
Audit-related fees comprised assurance and related services that are traditionally performed by the independent registered public accounting firm. These services include attestation and agreed-upon procedures which address accounting, reporting and control matters that are not required by statute or regulation. These services are normally provided in connection with the recurring audit engagement.
Tax fees
Tax fees for 2014 and 2013 were $1.8 million and $2.9 million, respectively, for tax compliance and tax return preparation services, and $7.0 million and $7.2 million, respectively, for other tax services.

70 • JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT

AUDIT COMMITTEE APPROVAL POLICIES AND PROCEDURES

It is JPMorgan Chase’s policy not to use PwC’s services other than for audit, audit-related and tax services.
All services performed by PwC in 2014 and 2013 were approved by the Audit Committee. The Audit Committee has adopted pre-approval procedures for services provided by PwC. These procedures, which are reviewed and ratified annually, require that the terms and fees for the annual audit service engagement be approved by the Audit Committee. For audit, audit-related and tax services, the Audit Committee has pre-approved a list of specified services and a budget for fees related to such services. All requests for PwC audit, audit-related and tax services must be submitted to the Firm’s Corporate Controller to determine if such services are included within the list of services that have received Audit Committee pre-approval. All requests for audit, audit-related and tax services that have not been pre-approved by the Audit Committee and all fee amounts in excess of pre-approved budgeted fee amounts must be specifically approved by the Audit Committee. In addition, all requests for audit, audit-related and tax services in excess of $250,000, irrespective of whether they are on the pre-approved list, require specific approval by the Chairman of the Audit Committee. JPMorgan Chase’s pre-approval policy does not provide for a de minimis exception under which the requirement for pre-approval may be waived.

JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT • 71

Audit Committee report
Three non-management directors comprise the Audit Committee of the Board of Directors of JPMorgan Chase. The Board has determined that each member of our committee has no material relationship with the Firm under the Board’s director independence standards and that each is independent under the listing standards of the New York Stock Exchange (“NYSE”), where the Firm’s securities are listed, and under the U.S. Securities and Exchange Commission’s (“SEC”) standards relating to the independence of audit committees. The Board has also determined that each member is financially literate and is an audit committee financial expert as defined by the SEC.
The Audit Committee operates under a written charter adopted by the Board, which is available on our website at jpmorganchase.com under the heading “Audit Committee” (located under Board Committees, located under the Governance section of the About Us tab). We annually review our written charter and our practices. We have determined that our charter and practices are consistent with the listing standards of the NYSE and the provisions of the Sarbanes-Oxley Act of 2002. The purpose of the Audit Committee is to assist Board oversight of:

•	the independent registered public accounting firm’s qualifications and independence

•	the performance of the internal audit function and that of the independent registered public accounting firm, and

•
management’s responsibilities to assure that there is in place an effective system of controls reasonably designed to safeguard the assets and income of the Firm; assure the integrity of the Firm’s financial statements; and maintain compliance with the Firm’s ethical standards, policies, plans and procedures, and with laws and regulations

We discussed with PricewaterhouseCoopers LLP (“PwC”) the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16 (Communications with Audit Committees), including PwC’s overall audit scope and audit approach as set forth in the terms of their engagement letter; PwC’s overall audit strategy for significant audit risks identified by them; and the nature and extent of the specialized skills necessary to perform the planned audit. We have established procedures to receive and track the handling of complaints regarding accounting, internal control and auditing matters. In addition, we monitor the audit, audit-related and tax services provided by PwC.
Details of the fees paid to PwC in respect of its services, as well as the Audit Committee’s “pre-approval policy” regarding PwC’s fees, can be found on pages 70-71 of this proxy statement.
The Audit Committee annually reviews PwC’s independence and performance in connection with the determination to retain PwC. In conducting our review we considered, among other things:

•	PwC’s historical and recent performance on the Firm’s audit, including the extent and quality of PwC’s communications with the Audit Committee

•	an analysis of PwC’s known legal risks and significant proceedings

•	data relating to audit quality and performance, including recent PCAOB reports on PwC and its global network of firms

•	the appropriateness of PwC’s fees, both on an absolute basis and as compared with its peer firms

•
PwC’s tenure as the Firm’s independent auditor and its depth of understanding of the Firm’s global businesses, accounting policies and practices, including the potential effect on the financial statements of the major risks and exposures facing the Firm, and internal control over financial reporting

•
PwC’s exhibited professional skepticism and objectivity, including the fresh perspectives brought through the periodic required rotation of the lead audit partner, quality review partner and other engagement team partners

•	PwC’s capability and expertise in handling the breadth and complexity of the Firm’s worldwide operations, including the expertise and capability of PwC’s lead audit partner for the Firm, and

•	the advisability and potential impact of selecting a different independent public accounting firm
PwC provided us the written disclosures and the letter required by PCAOB’s Ethics and Independence Rule

72 • JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT

3526 (Communications with Audit Committees Concerning Independence), and we discussed and confirmed with PwC their independence. As a result of this evaluation, we believe that PwC has the ability to provide the necessary expertise to audit the Firm’s businesses on a global basis, and we approved the appointment of PwC as JPMorgan Chase’s independent registered public accounting firm for 2015, subject to shareholder ratification.
Management is responsible for the Firm’s internal control over financial reporting, the financial reporting process and JPMorgan Chase’s Consolidated Financial Statements. PwC is responsible for performing an independent audit of JPMorgan Chase’s Consolidated Financial Statements and of the effectiveness of internal control over financial reporting in accordance with auditing standards promulgated by the PCAOB. The Firm’s Internal Audit Department, under the direction of the General Auditor, reports directly to the Audit Committee (and administratively to the CEO) and is responsible for preparing an annual audit plan and conducting internal audits intended to evaluate the Firm’s internal control structure and compliance with applicable regulatory requirements. The members of the Audit Committee are not professionally engaged in the practice of accounting or auditing; as noted above, the Audit Committee’s responsibility is to monitor and oversee these processes.
We regularly meet and hold discussions with the Firm’s management, internal auditors and with PwC, as well as private sessions with the General Auditor and with PwC without members of management present. Management represented to us that JPMorgan Chase’s Consolidated Financial Statements were prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). We reviewed and discussed JPMorgan Chase’s Consolidated Financial Statements with management, the General Auditor and PwC. We also discussed with PwC the quality of the Firm’s accounting principles, the reasonableness of critical accounting estimates and judgments, and the disclosures in JPMorgan Chase’s Consolidated Financial Statements, including disclosures relating to significant accounting policies. We rely, without independent verification, on the information provided to us and on the representations made by management, internal auditors and the independent auditor. Based on our discussions with the Firm’s management, internal auditors and PwC, as well as our review of the representations given to us and PwC’s reports to us, we recommended to the Board, and the Board approved, inclusion of the audited Consolidated Financial Statements in JPMorgan Chase’s Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the SEC.
Dated as of March 17, 2015
Audit Committee
Laban P. Jackson, Jr. (Chairman)
James A. Bell
Crandall C. Bowles

JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT • 73

Proposal 4:
Amendment to Long-Term Incentive Plan

Approve the Firm’s Amendment to the Long-Term Incentive Plan, as amended and restated effective May 19, 2015.

RECOMMENDATION: Vote FOR approval of the Amendment to the Long-Term Incentive Plan

Proposal 4 — Amendment to Long-Term Incentive Plan, as amended and restated effective May 19, 2015

WHY ARE WE AMENDING OUR LONG-TERM INCENTIVE PLAN

JPMorgan Chase’s Long-Term Incentive Plan (the “Plan”) was last approved by shareholders on May 17, 2011. Pursuant to its terms, the Plan has a four-year duration and will expire on May 31, 2015. The primary purpose of the amendment is to extend the term of the Plan for an additional four years (until May 31, 2019), and to authorize 95 million carryover shares from the existing Plan pool (canceling approximately 157 million shares out of the 252 million shares remaining, as of February 28, 2015).
Additional material changes to our Plan include eliminating our stock option/stock appreciation right (“SAR”) recycling feature, which previously allowed us to reuse shares which were used to satisfy tax withholdings in connection with SAR awards, or the cost of exercising SARs/options, and share forfeitures. This change reflects our Firm’s recent movement away from using SARs on a broad, firmwide basis as part of our annual incentive program.
In addition, under the 2011 Plan, we maintain a minimum vesting requirement of three years — ratable on 95% of all awards, with 5% exempt from such requirement. In response to shareholder feedback and consistent with best practice, we are adding a one year minimum vesting requirement on these 5% of shares that are exempt from the minimum three year vesting. We also reduced the maximum number of shares that can be granted as Incentive Stock Options (“ISOs”) under the Plan from 20 million to 7 million.

WHY SHAREHOLDERS SHOULD APPROVE OUR LONG-TERM INCENTIVE PLAN

We believe that voting in favor of our proposed amendment to the Long-Term Incentive Plan is important, as a well-designed equity program serves to strengthen the alignment of employees’ long-term economic interests with those of shareholders while resulting in reasonable dilution to shareholders. Without such approval, the Firm would lose a critical shareholder alignment feature of our compensation framework.

The following proposal is organized around three key considerations that we believe demonstrate strong alignment between our equity compensation practices and our shareholders’ interests:

1.	We use shares responsibly and have significantly reduced our request for shares to be made available under the Plan based on shareholder feedback.

2.	Our equity compensation practices promote the interests of shareholders and create a culture of shared-success among our employees.

3.	Our equity program reinforces individual accountability through strong recovery provisions.
Details regarding these considerations are provided below. Additional information on our equity program and overall executive pay practices is provided in the Compensation Discussion & Analysis section starting on page 32 of this proxy statement.

1. WE USE OUR SHARES RESPONSIBLY AND HAVE REDUCED OUR SHARE REQUEST IN RESPONSE TO SHAREHOLDER FEEDBACK

During our regular shareholder outreach program this past fall, we solicited feedback on our equity compensation practices and Long-Term Incentive Plan from shareholders representing approximately 40% of the Firm’s voting shares. The feedback we received from shareholders indicated a preference towards having a smaller share authorization under the Plan and going to shareholders more often for approval (if needed) rather than having a larger share authorization that would last five or more years.
Our Compensation & Management Development Committee (“CMDC”) considered this feedback in determining the proposed request for shares to be authorized under the Plan. In response, the CMDC is requesting only 95 million shares in this proposal (from the existing available shares), compared with 315 million requested in our last equity plan re-authorization in 2011.

JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT • 75

We have historically demonstrated prudence in our use of shares for equity compensation, and have steadily reduced both our annual share usage (“burn rate”) and potential dilution levels under the Plan in recent years (as shown in the exhibits below). This reduction was brought about by our Board and management in response to evolving compensation practices and shareholder expectations. Furthermore, the Firm has demonstrated the value of a consistent, disciplined, principles-based compensation approach with one of the lowest compensation and benefit expenses as a percentage of revenue (“compensation expense ratio”) amongst our Financial Services Peer Group. For a description of our Financial Services Peer Group please see “Evaluating Market Practices” on page 39 of this proxy statement.

We use our shares responsibly
Historical Total Potential Dilution 1

Historical Burn Rate 2

[1]
Total Potential Dilution reflects the number of employee and director shares outstanding (including RSUs and SARs) plus the shares remaining in the LTIP Plan pool divided by the number of common shares outstanding at year end (based on Firm’s annual reports).

[2]
Burn Rate reflects the number of shares (including RSUs and SARs) granted to employees and directors in a calendar year divided by the weighted average diluted shares outstanding (based on Firm’s annual reports).

Historical Compensation Expense Ratio 1

[1]	Compensation Expense Ratio reflects Compensation & Benefits expenses divided by total net revenue for each company. Source: Annual reports
Additional Information
The exhibit below provides additional information regarding the number of RSUs and Options/SARs outstanding, as well as the number of shares available for grant under the 2011 LTIP, as of February 28, 2015.

RSUs	Options/SARs			Shares remaining in Plan
Number of Awards Outstanding	Number of Awards Outstanding	Weighted-average exercise price	Weighted-average remaining contractual life (in years)
89,200,391	55,595,440	$45.32	5.18	251,843,042

76 • JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT

2. OUR EQUITY PRACTICES PROMOTE SHAREHOLDER INTERESTS

We believe that our long-term incentive compensation practices serve a fundamental role in motivating our employees to deliver sustained shareholder value by driving individual, line of business and firmwide results. Our equity program encourages employees to achieve short-, medium- and long-term goals that consider risk due to the heavy emphasis on performance in determining awards and the “at-risk” nature of the awards we grant.

•
The initial grant value of equity awards is based on employees’ performance during the year, as well as their historical performance, with performance being assessed using a disciplined, holistic framework that is sensitive to risk in an effort to ensure that employees deliver sustained results versus short-term financial gains only.

•
To strengthen the alignment of employees’ interests directly with those of shareholders, after an equity award is granted its future value fluctuates up or down based solely on stock price performance.

In addition, we designed our equity program to be consistent with best practices, attract and retain top talent, create long-term equity ownership stakes among our employees, and foster a shared success culture, as set forth in the table below:

STRONG ALIGNMENT WITH SHAREHOLDERS
✓
Strong share ownership guidelines
Operating Committee (“OC”) members, are required to own a minimum of 200,000 to 400,000 shares of our common stock; the CEO must own a minimum of 1,000,000 shares. In addition, OC members are required to hold 75% of all net shares that vest until ownership guidelines are achieved (and 50% thereafter).
✓
Elimination of SARs from broad-based program
Based on feedback from shareholders and regulators, as well as recent changes in compensation market practices among our peer group companies, the CMDC decided to eliminate the use of SARs from our broad-based annual compensation program in 2013 and 2014. This change resulted in less dilution to shareholders.

✓
Multi-year vesting
Generally, under the terms of our proposed Plan, equity awards cannot vest any sooner than three years (ratably) from the grant date. We believe this minimum three year vesting period promotes sustained shareholder value, while encouraging retention of top talent.
✓
Hedging/pledging policy
OC members and directors are prohibited from any hedging of our shares, including short sales; hedging/pledging of unvested RSUs, unexercised options or SARs; and hedging of any shares personally owned outright or through deferred compensation.

✓	Ownership stake Instills a shareowner mentality among a large percentage of employees that receive equity awards.	✓	Shared success culture We believe teamwork should be rewarded, which helps to foster a “shared success” culture amongst employees.
x	No golden parachute agreements We do not provide additional payments or equity acceleration in connection with a change-in-control event.	x	No dividends on performance shares/units The terms of our proposed Plan prohibit the payment of dividends on unearned performance shares/units.
x	No stock option/SAR reloads Consistent with best practice, our proposed Plan does not provide for the automatic reload of options or SARs.	x	No repricing on stock option/SAR We expressly prohibit the repricing of both stock options and SARs.

JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT • 77

3. OUR EQUITY PROGRAM REINFORCES INDIVIDUAL ACCOUNTABILITY

Identifying issues
Our compensation program, including our equity plan, is designed to hold executives accountable, when appropriate, for material actions or items that negatively impact business performance in current or future years. We conduct in-depth reviews through Control Forums facilitated by Human Resources on a quarterly basis to discuss material risk and control issues that may potentially result in a compensation pool or individual impact. Once risks have been identified, and an employee’s accountability has been assessed, we take prompt and proportionate action with respect to those individuals, where appropriate.
Holding individuals responsible
Although a comprehensive and disciplined risk review process is critical to identify risks, in order to hold individuals responsible for such risks, and to discourage future imprudent behavior by other employees, having appropriate legal provisions and human resources policies that enable us to take prompt and proportionate actions with respect to accountable individuals are equally important as another line of defense.
Remedial measures may include:

1.	Reduce annual incentive compensation;

2.	Cancel unvested awards;

3.	Recover previously paid compensation; and

4.	Take appropriate employment actions (such as termination of employment, demotion, etc.)
The precise actions we take with respect to accountable individuals are based on the nature of their involvement, the magnitude of the event and the impact on the Firm. A description of our recovery provisions (#2 and #3 above) is provided in the following section. For additional information about our control forums and how they promote accountability, please see “How do we address risk and control?” on page 54 of this proxy statement.

Clawback/Recovery provisions
We maintain clawback/recoupment provisions on both cash incentives and equity awards, which enable us to reduce or cancel unvested awards and recover previously paid compensation in certain situations. Long-term equity incentive awards are intended and expected to vest according to their terms, but strong recovery provisions permit recapture of incentive compensation awards in appropriate circumstances. The table below provides a summary of the extensive clawback provisions that apply to all employees, including our Operating Committee members. Additional details regarding clawback provisions are provided in the section titled “How do we address risk and control?” on page 54 of this proxy statement.

RIGOROUS CLAWBACK PROVISIONS
Risk Event	Vested	Unvested
Financial restatement	✓	✓
Employee misconduct	✓	✓
Unsatisfactory performance for a sustained period of time		✓
Failure to identify material risks to the Firm	✓	✓
Failure to meet minimum financial thresholds		✓

78 • JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT

SUMMARY OF THE PLAN AS PROPOSED TO BE AMENDED

The following summary of the Plan sets forth its material terms. It is, however, a summary and is qualified in its entirety by reference to the Plan, a copy of which is attached to this proxy statement as Appendix B.
Summary of the Plan as proposed to be amended
Purpose. The Plan is designed to encourage employees and non-management members of the Board of Directors to acquire a proprietary and vested interest in the long-term growth and performance of JPMorgan Chase and its subsidiaries. The Plan also serves to attract and retain individuals of exceptional talent.
Participants. All of our approximately 240,000 employees are eligible to participate in the Plan, as are non-management members of the Board of Directors.
Administration. The Plan is administered by the Compensation & Management Development Committee of the Board of Directors, each member of which is an “outside director” for purposes of Section 162(m) of the Internal Revenue Code. Subject to the provisions of the Plan, the CMDC has complete control over
the administration of the Plan and has the sole authority to:

•	Construe, interpret and implement the Plan and all award agreements

•	Establish, amend and rescind any rules and regulations relating to the Plan

•	Grant awards under the Plan

•	Determine who shall receive awards and the type, when such awards shall be made and the terms and conditions relating to awards

•	Establish plans supplemental to the Plan covering employees residing outside of the United States

•	Make all other determinations in its discretion that it may deem necessary or advisable for the administration of the Plan
The CMDC may delegate to officers of JPMorgan Chase responsibility for awards to officers and employees not subject to Section 16 of the Securities Exchange Act of 1934.

Number of shares. If approved by shareholders, the Plan will provide that 95 million shares of our common stock are available for issuance as awards commencing May 19, 2015; provided that not more than 7 million shares may be issued as incentive stock options pursuant to Section 422 of the Internal Revenue Code. The following shares may be awarded under the Plan and do not count against the share limit:

•	Shares representing awards made under the Plan that are canceled, surrendered, forfeited, or terminated (other than shares representing awards of stock appreciation rights or options)

•	Shares withheld to satisfy withholding tax obligations of awards made under the Plan (other than tax withholding with respect to awards of stock appreciation rights and options)

•
Shares granted through assumption of, or in substitution for, outstanding awards previously granted by an employing company to individuals who become employees as the result of a merger, consolidation, acquisition or other corporate transaction involving the employing company and JPMorgan Chase, shares granted pursuant to contractual obligations with respect to such transactions, or shares granted as retention awards to such employees in connection with such transactions

•	Awards which by their terms may be settled only
in cash
No SAR Recycling - In addition, to clarify the above, with respect to awards of stock appreciation rights and options, all shares underlying such awards, whether or not actually issued to plan participants, will count against the share limit, and are not eligible for recycling.
Term. No awards may be made under the plan after May 31, 2019.
Limits. The Plan limits the number of shares available for issuance to any one participant to 7.5 million, including, the number of shares represented by awards of stock options and stock appreciation rights, during the term of the Plan. It further provides that the terms of most equity awards shall have a minimum vesting or exercise schedule of ratably over three years, except that 5% of shares authorized and awarded under the Plan can have a shorter vesting or exercise period but not less than one year. However, the above limitations

JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT • 79

do not preclude earlier vesting or exercise of an award (i) in circumstances such as death, retirement, involuntary termination of employment, (ii) if the award would become vested (or exercisable) upon the achievement of performance objectives over a period of at least one year or (iii) if the Firm determines for regulatory or other considerations to substitute an incremental equity award for cash that would have been paid under the cash/stock incentive table then in effect (but only with respect to any such incremental equity award).
Awards. The Plan provides for the issuance of stock-based awards to employees of JPMorgan Chase and its subsidiaries, as well as to non-management members of the Board of Directors. Subject to the terms of the Plan, such awards may have any terms and conditions as the CMDC specifies in its discretion. Such awards can include nonqualified stock options, stock appreciation rights, incentive stock options and other stock-based awards. Awards to non-management members of the Board of Directors can consist only of shares of common stock, including restricted stock or restricted stock units.
In addition, the Plan provides that the CMDC may specify performance targets, the satisfaction of which will cause an award to vest or become exercisable. Such performance targets can include stock price, shareholder value added, earnings per share, income before or after income tax expense, return on common equity, revenue growth, efficiency ratio, expense management, return on investment, ratio of non-performing assets to performing assets, return on assets, profitability or performance of an identifiable business unit, and credit quality. In addition, where relevant, the foregoing targets may be applied to JPMorgan Chase, one or more of its subsidiaries or one or more of JPMorgan Chase’s divisions or business units. To ensure that the incentive goals are aligned with shareholder interests, awards under the Key Executive Performance Plan (a 162(m) compensation plan) (KEPP) and similar programs may be paid or distributed, in whole or part, in the form of other stock-based awards under the Plan. A favorable vote for the Plan includes an approval of the performance criteria specified above.

The forms of the awards that may be granted under the Plan are:
Stock Options. The Compensation & Management Development Committee may award a stock option in the form of an “incentive” stock option (as defined in Section 422 of the Internal Revenue Code) or a nonqualified stock option. Such awards expire no more than 10 years after the date they are granted. The exercise price per share of common stock covered by a stock option is determined by the CMDC; provided, however, that the exercise price may not be less than 100% of the fair market value of a share of common stock on the date of grant. The exercise price is payable in such form as the CMDC may specify from time to time.
Stock Appreciation Rights (“SARs”). The CMDC may award SARs. Upon exercise, a SAR generally entitles a participant to receive an amount equal to the positive difference between the fair market value of one share of common stock on the date the SAR is exercised and the exercise price. Such awards expire no more than 10 years after the date they are granted. The exercise price per share of common stock covered by a SAR is determined by the CMDC; provided, however, that the exercise price may not be less than 100% of the fair market value of a share of common stock on the date of grant. SARs may be granted independently of any stock option or in conjunction with all or any part of a stock option granted under the Plan. If SARs are granted in conjunction with stock options, the SARs’ exercise price will be the exercise price of the stock option. Unless the CMDC otherwise determines, a SAR or applicable portion thereof shall terminate and no longer be exercisable upon the termination or exercise of any related stock option. The CMDC will determine at the time of grant whether the SAR shall be settled in cash, common stock or a combination of cash and common stock.
Other Stock-Based Awards. The Compensation & Management Development Committee may grant other types of awards of common stock, or awards based in whole or in part by reference to the fair market value of common stock (“Other Stock-Based Awards”). Such Other Stock-Based Awards include, without limitation, restricted stock units representing shares of common stock, restricted shares of common stock, performance shares or performance share units. Nonqualified options or SARs may be awarded in connection with, or

80 • JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT

as a part of, Other Stock-Based Awards. The CMDC shall determine at the time of grant whether any Other Stock-Based Awards shall be settled in cash, common stock or any combination thereof.
Dividends/Dividend Equivalents. The terms and conditions of Other Stock-Based Awards of restricted stock and restricted stock units may provide the participant with dividends or dividend equivalents payable prior to vesting; and awards of Other Stock-Based Awards of restricted stock may provide for voting rights prior to vesting. Notwithstanding the foregoing, with respect to awards of restricted stock and restricted stock units specifically designated in the award agreement as performance-based, dividends shall be accumulated and shall be paid to the participants only in an amount based on the number of shares, if any, that vest under the terms of the award.
Repricing. The CMDC does not have the authority to reduce the exercise price of an outstanding option or SAR or substitute a new option and/or SAR with a lower exercise price in return for the surrender of an outstanding option or SAR. Award terms may be adjusted in the case of stock split, merger or similar event.
Transferability. Generally, awards are not transferable other than by will or the laws of descent and distribution. However, the CMDC may permit participants to transfer certain awards to an immediate family member or a trust (or similar entity) for the benefit of immediate family members.
Adjustments. In the event there is a change in the capital structure of JPMorgan Chase as a result of any stock dividend or split, recapitalization, issuance of a new class of common stock, merger, consolidation, spin-off or other similar corporate change, or any distribution to shareholders of common stock other than regular cash dividends, the CMDC will make an equitable adjustment in the number of shares of common stock and forms of the award authorized to be granted under the Plan (including any limitation imposed on the number of shares of common stock with respect to which an award may be granted in the aggregate under the Plan or to any participant) and to make appropriate adjustments (including exercise price) to any outstanding awards.
General. The Plan is an unfunded plan for long-term incentive compensation. Nothing in the Plan shall give the participant any rights greater than those of a general creditor.
Amendments and Termination. The Board of Directors may amend, suspend or terminate the Plan at any time. However, except in the case of an adjustment in connection with a capital structure change (as described above), shareholder consent is required for any amendment to the Plan that would (i) increase the number of shares that may be granted as awards under the Plan, (ii) increase the maximum number of shares to be granted to any participant during the term of the Plan, or (iii) eliminate or change the restrictions regarding the surrender and repricing of options and SARs.
Accounting impact
Equity incentives are generally expensed under Accounting Standard Codification (“ASC”) 718 (formerly SFAS 123R) over the required service period for the award, which means the expenses related to equity incentives will reduce income in future years. Accounting for employee stock-based incentives is described in Note 10 to the Firm’s Consolidated Financial Statements in the 2014 Annual Report, including how the Firm recognizes compensation expense pursuant to ASC 718 for equity awards granted to employees eligible for continued vesting under specific age and service or service-related provisions (full career eligible employees).
Federal income tax consequences
The following discussion summarizes the Federal income tax consequences to participants who may receive awards under the Plan and to JPMorgan Chase arising out of the granting of such awards. The discussion is based upon interpretations of the Internal Revenue Code in effect as of January 2015 and regulations promulgated thereunder as of such date.
Nonqualified Stock Option/Stock Appreciation Rights. Upon the grant of a nonqualified stock option or SAR, a participant will not be in receipt of taxable income. Upon exercise of either Award, a participant will be in receipt of ordinary income in an amount equal to the excess of the market value of the acquired shares over their exercise price. JPMorgan Chase will be entitled to a tax deduction, in the year of such exercise, equal to the amount of such ordinary income. Gain or loss upon a subsequent sale of any common stock would be taxed to the participant as long- or short-term capital gain or loss depending on the holding period.

JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT • 81

Incentive Stock Options. A participant will not be in receipt of taxable income upon the grant or exercise of an incentive stock option (“ISO”). Upon the exercise of an ISO, the amount by which the fair market value of the stock received on exercise exceeds the exercise price is generally a tax preference adjustment for the purpose of the alternative minimum tax. If the participant holds the shares acquired on the exercise of an ISO for the requisite ISO holding period set forth in the Internal Revenue Code, he or she will recognize a long-term capital gain or loss upon their subsequent sale or exchange. In such case, JPMorgan Chase will not be entitled to a tax deduction. If a participant does not hold the shares acquired on the exercise of an ISO for the requisite holding period, he or she may be in receipt of ordinary income based upon a formula set forth in the Internal Revenue Code, generally the “spread” between the fair market value of the stock and the exercise price on the date that ISO was granted. To the extent that the amount realized on such sale or exchange exceeds the market value of the shares on the date of the ISO exercise, the participant will recognize capital gains. JPMorgan Chase will be entitled to a tax deduction in the amount of the ordinary income reportable by the participant.
Other Stock-Based Awards. The income tax consequences of the Other Stock-Based Awards will depend on how such awards are structured. Generally, JPMorgan Chase will be entitled to a deduction with respect to such awards only to the extent that the participant recognizes ordinary income in connection with such awards. In particular, JPMorgan Chase will be entitled to a tax deduction with respect to awards to those individuals subject to Section 162(m) limitations if such awards are subject to the achievement of performance-based objectives specified by the CMDC. It is anticipated that Other Stock-Based Awards will generally result in ordinary income to the participant in some amount.
The closing price of our common stock on March 20, 2015, on the New York Stock Exchange was $61.75.

The Board of Directors recommends a vote FOR approval of the Amendment to the Long-Term Incentive Plan.
T

82 • JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT

Shareholder proposals

PROPOSAL 5:
Independent board chairman	84

PROPOSAL 6:
Lobbying	87

PROPOSAL 7:
Special shareowner meetings	89

PROPOSAL 8:
How votes are counted	91

PROPOSAL 9:
Accelerated vesting provisions	93

PROPOSAL 10:
Clawback disclosure policy	95

RECOMMENDATION: Vote AGAINST shareholder proposals, if presented

Proposal 5
Independent board chairman — require an independent Chair
John Chevedden, as agent for Mr. Kenneth Steiner, 14 Stoner Avenue, Great Neck, NY 11021, the holder of 500 shares of our common stock, has advised us that he intends to introduce the following resolution:
RESOLVED: The shareholders request the Board of Directors to adopt as policy, and amend the bylaws as necessary, to require the Chair of the Board of Directors, whenever possible, to be an independent member of the Board. The Board would have the discretion to phase in this policy for the next CEO transition, implemented so it did not violate any existing agreement. If the Board determines that a Chair who was independent when selected is no longer independent, the Board shall select a new Chair who satisfies the requirements of the policy within a reasonable amount of time. Compliance with this policy is waived if no independent director is available and willing to serve as Chair.
The role of the CEO and management is to run the company. The role of the Board of Directors is to provide independent oversight of management and the CEO. There is a potential conflict of interest for a CEO to be her/his own overseer as Chair while managing the business.
The combination of these two roles in a single person weakens a corporation’s governance structure, which can harm shareholder value.
As Intel’s former chair Andrew Grove stated, “The separation of the two jobs goes to the heart of the conception of a corporation. Is a company a sandbox for the CEO, or is the CEO an employee? If he’s an employee, he needs a boss, and that boss is the Board. The Chairman runs the Board. How can the CEO be his own boss?”
Shareholders are best served by an independent Board Chair who can provide a balance of power between the CEO and the Board empowering strong Board leadership. The primary duty of a Board of Directors is to oversee the management of a company on behalf of shareholders. A combined CEO / Chair creates a potential conflict of interest, resulting in excessive management influence on the Board and weaker oversight of management.

Numerous institutional investors recommend separation of these two roles. For example, California’s Retirement System CalPERS’ Principles & Guidelines encourage separation, even with a lead director in place.
Chairing and overseeing the Board is a time intensive responsibility. A separate Chair also frees the CEO to manage the company and build effective business strategies.
Many companies have separate and/or independent Chairs. An independent Chair is the prevailing practice in the United Kingdom and many international markets and is an increasing trend in the U.S. This proposal topic won 50% plus support at five major U.S. companies in 2013.
Please vote to protect shareholder value:
Independent Board Chairman - Proposal 5

BOARD RESPONSE TO PROPOSAL 5

The Board of Directors recommends that shareholders vote AGAINST this proposal for the following reasons:
The Board of Directors has an unremitting fiduciary duty to act in the manner it believes to be in the best interests of the Firm and its shareholders and should retain the responsibility to determine the leadership structure that will best serve those interests. The Board believes its responsibility to shareholders requires that it retain the flexibility to determine the best leadership structure for the Firm under any set of circumstances and personnel. The adoption of a policy requiring that the Chairman of the Board be an independent director could limit the Board’s ability to choose the person best suited for the role at a particular time. These decisions should not be mechanical; they should be contextual and based on the composition of the Board, the person then serving or selected to serve as CEO and the needs and opportunities of the Firm as they change over time. The proposed policy would impose a leadership structure on the Board without regard to circumstances or personnel and would constrain the Board’s ability to

84 • JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT

make a determination in the best interests of shareholders.
Our Board has determined that, at the present time, combining the roles of Chairman and CEO, together with a strong Lead Independent Director, provides the appropriate leadership and oversight of the Firm and facilitates effective functioning of both the Board and management. The Board has separated the positions in the past and may do so again in the future if it believes that would be in the best interests of the Firm and its shareholders.
The Board’s belief in the importance of retaining the flexibility to determine the best leadership structure is consistent with the policies and practices at other large companies. According to the Spencer Stuart Board Index 2014, only 14 S&P 500 companies (3%) have adopted a formal policy requiring separation of the Chairman and CEO roles. As boards exercise their flexibility in making this decision, there is no clear consensus about optimal leadership structure: 266 S&P 500 companies (53%) combine the Chairman and CEO roles; 234 companies (47%) have separated the roles of Chairman and CEO and, of them, 138 (28%) have named an independent Chairman.
Furthermore, we are not aware of clear evidentiary support for the proposition that a split of the Chairman and CEO positions is in all cases good for company performance and beneficial to shareholders. Most studies suggest there is no significant relationship between having separate Chairman and CEO roles and company performance.  At least two recent studies found that performance of financially successful firms was actually hurt when they separated the Chairman and CEO roles.1

The Board regularly seeks and considers feedback from shareholders. The Board recognizes the importance of the Firm’s leadership structure to our shareholders and regularly receives feedback from shareholders on the topic. Shareholder feedback is received through direct engagement with shareholders and information gained from the Firm’s outreach program (see “Shareholder outreach and input” on page 23 of this proxy statement). In addition, the Board believes that the Firm should engage in a dialogue with shareholders and other interested parties about the issues related to the Chairman and CEO roles at public companies. As part of this effort, in 2014 the Firm hosted a panel discussion with participants representing a variety of views on this issue. Many expressed the opinion that there is no “one size fits all” solution and that a board’s fiduciary responsibility is best met by retaining the flexibility to choose the most effective leadership structure for a particular set of facts facing a company at any point in time. For additional information about the process followed by the Board in making this decision, please see “Board Structure and Responsibilities” on page 17 of this proxy statement.
The Firm’s current governance structure provides the independent leadership and management oversight sought by the proposal. In 2013, the Board enhanced its independent oversight by converting the Presiding Director role to that of Lead Independent Director. The Lead Independent Director role is defined in our Corporate Governance Principles and includes all the responsibilities and authorities of the Firm’s former Presiding Director position, adds additional responsibilities and authorities and formalizes a number of the Board’s existing practices. The Lead Independent Director is appointed annually by the independent directors. The responsibilities and authorities of the Lead Independent Director role are described in detail on page 18 of this proxy statement.

________________

[1]	“Apprentice, Departure, and Demotion: An Examination of the Three Types of CEO-Board Chair Separation,” Ryan Krause and Matthew
Semadeni, Academy of Management Journal, Vol.56, No.3, 805-826 (2013); “CEO Duality and Firm Performance: Evidence from an
Exogenous Shock to the Competitive Environment,” Tina Yang and Shan Zhao, Journal of Banking & Finance, Vol. 49, 534-553 (2014).

JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT • 85

We believe the Lead Independent Director role has and will continue to provide enhanced oversight of the executive management team.
The Firm’s policies and practices provide independent oversight of management, including:

•	Our Corporate Governance Principles require that a substantial majority of directors will be independent and currently 10 of the Board’s 11 directors — all but the CEO — are independent

•	Independent directors comprise more than 90% of the Board and 100% of the Audit, Compensation, Governance, Public Responsibility and Risk Committees

•	Independent directors assess the performance and approve the compensation of the CEO and other members of the Operating Committee

•	Independent directors approve the Firm’s primary risk policies as reflected in the charter of the Board’s Risk Policy Committee

•
The Lead Independent Director approves agendas and materials for Board meetings and may add agenda items; committee chairs, all of whom are independent, approve agendas and materials for their committee meetings and may add agenda items

•	The full Board and each Board committee may determine its respective agendas

•	Independent directors meet in executive session at every regularly scheduled Board meeting

•
Executive sessions of independent directors are led by our Lead Independent Director and each participant is encouraged to submit topics for discussion. These sessions help to ensure that any issues or concerns identified by our independent directors are thoroughly considered and appropriately addressed, with feedback after each session to the CEO

The Board regularly reviews board membership, governance structure and policies to assess its effectiveness and identify areas for further consideration. Our Corporate Governance Principles provide that the Board shall annually, and also in connection with succession planning and the selection of a new CEO, determine whether the role of Chairman shall be a non-executive position or combined with that of the CEO. The Board also regularly considers the issue of board leadership in committee meetings and meetings of the independent directors.
The Corporate Governance & Nominating Committee oversees the board candidate nomination process, which includes the evaluation of both existing Board members and new candidates for Board membership. The committee also periodically reviews the Board’s Corporate Governance Principles and recommends any changes, and approves the framework for Board assessment and self-evaluation.

The Board of Directors recommends a vote AGAINST this proposal.

86 • JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT

Proposal 6
Lobbying — report on policies, procedures and expenditures
Sisters of St. Francis of Philadelphia, 609 South Convent Road, Aston, PA 19014, the holder of 67 shares of our common stock, has advised us that they intend to introduce the following resolution, co-sponsored by Walden Asset Management, Sisters of St. Joseph of Boston, The First Parish in Cambridge, The Community Church of New York, Manhattan Country School, The Needmor Fund, and New Economy Project, each of which are the beneficial owners of our common stock with a market value in excess of $2,000:
Whereas, we rely on the information provided by our company to evaluate goals and objectives, and we, therefore, have a strong interest in full disclosure of our company’s lobbying to assess whether our company’s lobbying is consistent with its expressed goals and in the best interests of shareholders and long-term value.
Resolved, the shareholders of JPMorgan Chase (“JPMorgan”) request the Board authorize the preparation of a report, updated annually, disclosing:

1.	Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.

2.	Payments by JPMorgan used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.

3.	Description of the decision making process and oversight by management and the Board for making payments described in section 2.
For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which the bank is a member.

Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels.
The report shall be presented to the Audit Committee or other relevant Board oversight committees and posted on the company’s website.
Supporting Statement
As shareholders, we encourage transparency and accountability in the use of staff time and corporate funds to influence legislation and regulation. JPMorgan does not disclose its trade association payments or the portions used for lobbying on its website. We commend JPMorgan for restricting its trade associations from using its payments for political contributions but this does not cover payments used for lobbying. This leaves a serious disclosure gap, as trade associations generally spend far more on lobbying than on political contributions.
JPMorgan is a member of the Chamber of Commerce, which has been characterized as “by far the most muscular business lobby group in Washington,” spending over $ 91 million in the first three quarters of 2014 and more than $1 billion on lobbying since 1998 (Center for Responsive Politics). The Chamber actively lobbies against legislation and regulations on climate change while the bank has a strong environmental policy. Contradictions like this pose reputational risks for the company.
JPMorgan has spent over $33 million in the past five years on direct federal lobbying activities, according to disclosure reports (Senate Records). These figures do not include lobbying expenditures to influence legislation in states, where JPMorgan also lobbies but disclosure requirements are uneven or absent. For example JPMorgan spent more than $145,000 lobbying in California for 2013 (http://cal-access.ss.ca.gov/).
We urge support for this proposal.

JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT • 87

BOARD RESPONSE TO PROPOSAL 6

The Board of Directors recommends that shareholders vote AGAINST this proposal for the following reasons:
We believe that it is in the shareholders’ best interests for the Firm to be an effective participant in the policymaking process. Governance and transparency are important components of our approach. Our philosophy, policies and disclosures concerning lobbying, as well as the compliance procedures and oversight we have in place, reflect our commitment to civic participation and transparency. These are described in our Statement on Policy Engagement and Political Participation, which can be found on our website at jpmorganchase.com/politicalactivities.
The Firm supports its interests in the public arena in a variety of ways, and our lobbying activities are subject to strong governance. The Global Government Relations and Public Policy department manages the Firm’s lobbying activities, and this department reports to the Board’s Public Responsibility Committee on major lobbying priorities and principal trade association memberships that relate to the Firm’s public policy objectives. This organization and leadership helps us focus the Firm’s efforts on those public policy issues most relevant to the long-term interests of the Firm overall and to our clients and shareholders.
The Firm belongs to a number of trade associations representing the interests of the financial services industry, and we disclose on our website the principal trade associations to which we belong.1 These organizations work to represent the industry and advocate on major policy issues of importance to the Firm and the communities we serve. The Firm’s participation as a member of these associations comes with the understanding that we may not always agree with all of the positions of the organization or other members.

The Firm restricts organizations from using the Firm’s funds, including membership fees and dues, for any election-related activity at the federal, state or local level. This restriction includes contributions and expenditures (including independent expenditures) in support of, or opposition to, any candidate for any office, ballot initiative campaign, political party committee or PAC. In fact, given our prudent policies and practices described above and in our Policy Statement, we received a top-ten ranking for political disclosure and accountability by the 2014 CPA-Zicklin Index of Corporate Political Accountability and Disclosure, which ranks the political spending disclosure of the top 300 companies in the S&P 500.
The Firm, and trade associations to which we belong, are subject to public disclosure obligations with respect to lobbying. The Firm publicly discloses U.S. federal lobbying costs — those paid directly as well as through trade associations — and the issues to which our lobbying efforts relate in quarterly reports filed pursuant to the Lobbying Disclosure Act. The Firm also discloses state and local lobbying costs where required by applicable law. In addition, each trade association to which the Firm belongs is subject to public disclosure obligations with respect to its lobbying as well as to the political contributions and expenditures it makes.
We have received proposals like this in each of the past two years, and they have consistently received low levels of shareholder support. In 2014, 6.36% of votes cast supported it; in 2013, 8.19% supported it.
In light of the above, the proposed report is unnecessary and not in the best interests of our Firm or our shareholders.

The Board of Directors recommends a vote AGAINST this proposal.

________________

[1]	As disclosed on our website, the principal trade associations to which we belong are:
American Bankers Association and state affiliates; Appraisal Institute; British Bankers Association; Business Roundtable; Consumer Bankers Association; Electronic Payments Coalition; Financial Services Forum; Financial Services Roundtable; Futures Industry Association; Global Financial Markets Association and affiliates; Securities Industry and Financial Markets Association; Association for Financial Markets in Europe; Asia Securities Industry and Financial Markets Association; Institute of International Finance; International Swaps and Derivatives Association; Investment Company Institute and ICI Global; Investment Association; Managed Funds Association; Mortgage Bankers Association; Partnership for New York City; The Clearing House; and U.S. Chamber of Commerce (Updated March 2015)

88 • JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT

Proposal 7
Special shareowner meetings — reduce ownership threshold from 20% to 10%
John Chevedden, 2215 Nelson Avenue, Redondo Beach, CA 90278, the holder of 100 shares of our common stock, has advised us that he intends to introduce the following resolution:
RESOLVED, Shareowners ask our board to take the steps necessary (unilaterally if possible) to amend our bylaws and each appropriate governing document to give holders in the aggregate of 10% of our outstanding common stock the power to call a special shareowner meeting. This proposal does not impact our board’s current power to call a special meeting.
Delaware law allows 10% of shareholders to call a special meeting and many companies have adopted the 10% threshold. Special meetings allow shareowners to vote on important matters, such as electing new directors that can arise between annual meetings. Shareowner input on the timing of shareowner meetings is especially important when events unfold quickly and issues may become moot by the next annual meeting.
This proposal topic won more than 70% support at Edwards Lifesciences and SunEdison in 2013. Vanguard sent letters to 350 of its portfolio companies asking them to consider providing the right for shareholders to call a special meeting.
Delaware law allows 10% of shareholders to call a special meeting without mandating a holding period. However it takes 20% of JPM shareholders, from only those shareholders with at least one-year of continuous stock ownership, to call a special meeting.
Thus potentially 50% of JPM shareholders could be disenfranchised from having any voice whatsoever in calling a special meeting due to the JPM one-year restriction. The average holding period for stock is less than one-year according to “Stock Market Investors Have Become Absurdly Impatient.”
Our clearly improvable corporate governance (as reported in 2014) is an added incentive to vote for this proposal:
GMI Ratings, an independent investment research firm, flagged the JPM board as potentially entrenched due to a number of long-serving directors.

James Crown, 23-years
Laban Jackson, 21-years and our audit committee chairman
Lee Raymond, age 75, 27-years, our Lead Director and executive pay committee chairman
GMI reported that Matthew Zames, Chief Operating Officer was given $17 million in 2013 Total Summary Pay. Unvested equity pay partially or fully accelerate upon CEO termination. Accelerated equity vesting allows executives to realize lucrative pay without necessarily having earned it through strong performance. JPM had not disclosed specific, quantifiable performance objectives for our CEO.
The GMI Environmental, Social and Governance (ESG) rating for JPM remained an overall F since its initial ESG rating assignment in 2012.
Returning to the core topic of this proposal from the context of our clearly improvable corporate governance, please vote to protect shareholder value:
Special Shareowner Meetings — Proposal 7

BOARD RESPONSE TO PROPOSAL 7

The Board of Directors recommends that shareholders vote AGAINST this proposal for the following reasons:
JPMorgan Chase provides for shareholder rights to call a special meeting and act by written consent while protecting the interests of the Firm and all of our shareholders. JPMorgan Chase already permits shareholders holding 20% or more of our outstanding shares of common stock to call special meetings, with procedural safeguards designed to protect the best interests of the Firm and all of our shareholders. Shareholders holding the same 20% also have the right to act by written consent under similar procedural safeguards. This right was implemented by our Board in 2013.
To put this in perspective, according to the Sullivan & Cromwell 2014 Proxy Season Review, 60% of S&P 500 companies now provide shareholders with some right to call a special meeting. Of the S&P 500 companies incorporated in Delaware, the Firm’s 20% threshold is equal to or lower than the comparable requirements at

JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT • 89

approximately three-quarters of those that give shareholders the right to call meetings.
The ownership threshold avoids the waste of corporate resources in addressing narrowly supported interests. The ownership threshold safeguard seeks to ensure that shareholders who have limited support for the action intended to be proposed do not disadvantage other shareholders by causing the Firm to incur the unnecessary expense or disruption that can be associated with a special meeting.
JPMorgan Chase provides significant opportunities for shareholders to engage with management and the Board. Directors and senior management regularly meet with shareholders to communicate our strategy, performance and business practices. We also conduct a twice-annual formal shareholder outreach program, covering a wide range of issues with a broad group of shareholders.

•	We hosted approximately 90 shareholder outreach meetings and calls in 2014

•	We met with shareholders representing in the aggregate approximately 40% of our outstanding common stock during 2014
The information gained from these interactions with shareholders is shared regularly with the Firm’s senior management and the Board and is considered in the processes that set the strategic direction of the Firm.
In addition, in 2014 the Board endorsed the Shareholder Director Exchange (SDX) Protocol as a guide for effective, mutually beneficial engagement between shareholders and directors.
For additional information about our shareholder engagement and actions we have taken in response to these discussions, please see page 23 of this proxy statement.

The Firm has strong corporate governance standards. We are committed to strong corporate governance that promotes long-term shareholder value. Our governance policies and practices reflect our high standards of independence, transparency and shareholder rights, including:

•	Majority voting for the election of directors in uncontested elections

•	Annual election of all directors

•	Strong Lead Independent Director role

•	More than 90% of the Board and 100% of the Board’s principal standing committees are comprised of independent directors

•	Shareholders have explicit rights to call special meetings and to act by written consent

The Board of Directors recommends a vote AGAINST this proposal.

90 • JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT

Proposal 8
How votes are counted — count votes using only for and against
Investor Voice, SPC, 10033-12th Avenue NW, Seattle, WA 98177, as agent for Ms. Mercy A. Rome and Equality Network Foundation, and co-sponsored by Ms. Stacey E. Shannon, each of which are the beneficial owners of our common stock with a market value in excess of $2,000, have advised us that they intend to introduce the following resolution:
RESOLVED: Shareholders of JPMorgan Chase & Co. (“JPMorgan” or “Company”) hereby request the Board of Directors to take or initiate the steps necessary to amend the Company’s governing documents to provide that all matters presented to shareholders, other than the election of directors, shall be decided by a simple majority of the shares voted FOR and AGAINST an item. This policy shall apply to all such matters unless share-holders have approved higher thresholds, or applicable laws or stock exchange regulations dictate otherwise.
SUPPORTING STATEMENT
This Proposal is needed because JPMorgan counts votes two different ways in its proxy — a practice we feel is confusing, inconsistent, does not fully honor voter intent, and harms shareholder best-interest.
Vote Calculation Methodologies, a CalPERS / GMI Ratings report, studied companies in the S&P 500 and Russell 1000 and found that 48% employ simple majority vote-counting, as requested by this Proposal. See http://www.calpers-governance.org/docs-sof/provyvoting/calpers-russell-1000-vote-calculation-methodology-final-v2.pdf
Recently, Cardinal Health, ConAgra Foods, Plum Creek Timber, and Smucker’s each implemented the request of this Proposal.
The Simple Majority Vote called for by this Proposal is the same as that mandated by the Corporation Code of New York State, the nation’s leading business state.
The Securities and Exchange Commission dictates
(Staff Legal Bulletin No.14 F.4.) a specific vote-counting formula for the purpose of establishing eligibility for resubmission of shareholder-sponsored proposals. This formula — which we will call the “Simple Majority Vote” — is the votes cast FOR, divided by two categories of vote, the:

1.	FOR votes, plus

2.	AGAINST votes.

However, JPMorgan does not uniformly follow the Simple Majority Vote. With respect to adopting a shareholder-sponsored proposal (versus determining its eligibility for resubmission), the Company’s proxy states that abstentions will “have the same effect as a vote against the proposal”.
Thus, results are determined by the votes cast FOR a proposal, divided by three categories of vote, not two:

1.	FOR votes,

2.	AGAINST votes, plus

3.	ABSTAIN votes.
At the same time as JPMorgan applies this more restrictive formula that includes abstentions to shareholder-sponsored items (and other management ones), it employs the Simple Majority Vote and excludes abstentions for management’s Proposal 1 (in uncontested director elections), saying they “will have no impact”.
These practices boost the appearance of support for management’s Proposal 1, but depress the calculated level of support for other items — including every shareholder proposal.
Invariably, abstaining voters have not followed the Board’s typical recommendation to vote AGAINST each shareholder-sponsored item. Despite this, JPMorgan counts every abstain vote — without exception — as if the voter agreed with the Board’s AGAINST recommendation.
In our view, the Company’s use of two vote-counting formulas is confusing, inconsistent, does not fully honor voter intent, and harms shareholder best-interest.
Therefore, please cast your vote FOR good governance and Simple Majority Voting at JPMorgan.

BOARD RESPONSE TO PROPOSAL 8

The Board of Directors recommends that shareholders vote AGAINST this proposal for the following reasons:
Our vote counting methods apply identically to shareholder-sponsored and management-sponsored proposals. For both management and shareholder proposals, abstentions are treated the same way — they are counted and will have the same effect as a vote

JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT • 91

against the proposal. The only exception to this is for the election of Directors, which the proponent acknowledges in the proposed resolution and does not seek to change. For example, the proposals in this proxy statement to approve the advisory resolution on executive compensation (“Say on Pay”) and to approve the Amendment to the Firm’s Long Term Incentive Plan are both management-sponsored proposals and, in both instances, abstention votes will have the same effect as votes against these proposals, as would be the case if these were shareholder-sponsored proposals. The vote counting method we use does not favor these management proposals over the shareholder proposals. They are treated equally.
Our vote counting methodology is consistent with Delaware law and is followed by the majority of Delaware corporations. JPMorgan Chase & Co. is incorporated in the State of Delaware. As a result, the Delaware General Corporation Law (the “DGCL”) governs the voting standards applicable to actions taken by our shareholders. Our current By-law on this topic follows the default voting standard under Section 216(2) of the DGCL and we believe is also consistent with the voting standards adopted by the majority of Delaware corporations. Under our By-laws, when a quorum is present, the vote of the holders of a majority in voting interest of the shareholders present in person or by proxy and entitled to vote is required to approve any matter brought before the meeting of shareholders, other than the election of directors. Under the DGCL, and the Firm’s By-laws, shares that abstain constitute shares that are present and entitled to vote. As a result, in the vote tabulation for matters that require a “majority in voting interest” present and entitled to vote, abstentions are not included in the numerator (because they are not votes “for” the matter) but are included in the denominator as shares entitled to vote. Or, more simply, shares abstaining have the practical effect of being voted “against” the matter under both our current By-laws and the default voting standard established by the DGCL.
Shareholders are aware of the treatment and effect of abstentions; counting abstention votes honors the intent of the shareholders. Shareholders typically have three voting choices for a particular proposal: “for”, “against” and “abstain”. In our proxy statement we describe how each of these voting choices will be treated in tabulating votes, including the counting of abstentions. Our shareholders are informed that if they vote “abstain” on a matter other than the election of directors, their vote will have the practical effect of a vote against the proposal. Furthermore, the proxy voting guidelines published by some shareholder groups/institutions call for an “abstain” vote under specified circumstances.  The proponent’s proposal would disregard such “abstain” votes, thus potentially disenfranchising these shareholders. To review our description of vote counting, including the treatment of abstentions, please see “How Votes Are Counted” on page 97 of this proxy statement.
Changing the voting procedure would not be in the best interests of our shareholders. The proponent’s proposal advocates lowering the approval standard for shareholder voting (that is, making approval easier) by ignoring abstentions in vote tabulation. We believe that lowering the required approval standards for proposals would not be in the best interests of our shareholders. It is our view that, except with respect to the election of directors and matters that require, statutorily or otherwise, a different vote, proponents of a proposal, whether management or a shareholder, should be able to persuade a majority of those present and eligible to vote to affirmatively vote “for” the matter for it to be approved.
Our voting standard protects shareholders. Our voting standard is a safeguard against actions by short-term or self-interested shareholders who may, at times, pursue narrow agendas irrespective of the best interests of the Firm or the Firm’s shareholders as a group. If the vote standard were based only on “for” and “against” votes, decisions on matters that did not attract significant voter participation could be made by small percentages of shareholders representing narrow interests. In addition, our standard, because it applies equally to management proposals, other than the election of directors, ensures that management proposals cannot be approved without significant support from shareholders.

The Board of Directors recommends a vote AGAINST this proposal.

92 • JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT

Proposal 9
Accelerated vesting provisions — report names of senior executives and value of equity awards that would vest if they resign to enter government service
AFL-CIO Reserve Fund, 815 Sixteenth Street, NW, Washington, D.C. 20006, the holder of 2,766 shares of our common stock, has advised us that they intend to introduce the following resolution:
RESOLVED: shareholders of JPMorgan Chase & Co. (the “Company”) request that the Board of Directors prepare a report to shareholders regarding the vesting of equity-based awards for senior executives due to a voluntary resignation to enter government service (a “Government Service Golden Parachute”). The report shall identify the names of all Company senior executives who are eligible to receive a Government Service Golden Parachute, and the estimated dollar value amount of each senior executive’s Government Service Golden Parachute.
For purposes of this resolution, “equity-based awards” include stock options, restricted stock and other stock awards granted under an equity incentive plan. “Government service” includes employment with any U.S. federal, state or local government, any supranational or international organization, any self-regulatory organization, or any agency or instrumentality of any such government or organization, or any electoral campaign for public office.
SUPPORTING STATEMENT:
Our Company provides its senior executives with vesting of equity-based awards after their voluntary resignation of employment from the Company to pursue a career in government service. In other words, a “golden parachute” for entering government service.
At most companies, equity-based awards vest over a period of time to compensate executives for their labor during the commensurate period. If an executive voluntarily resigns before the vesting criteria are satisfied, unvested awards are usually forfeited. While government service is commendable, we question the practice of our Company providing accelerated vesting of equity-based awards to executives who voluntarily resign to enter government service.
The vesting of equity-based awards over a period of time is a powerful tool for companies to attract and retain talented employees. But contrary to this goal, our Company’s Long-Term Incentive Plan provides for the accelerated vesting of restricted stock to executives who are members of the company’s operating committee if they depart the firm to run for elected office or are appointed to a government position.
We believe that compensation plans should align the interests of senior executives with the long-term interests of the Company. We oppose compensation plans that provide windfalls to executives that are unrelated to their performance. For these reasons, we question how our Company benefits from providing Government Service Golden Parachutes. Surely our Company does not expect to receive favorable treatment from its former executives.
Issuing a report to shareholders on the Company’s use of Government Service Golden Parachutes will provide an opportunity for the Company to explain this practice and provide needed transparency for investors about their use.
For these reasons, we urge shareholders to vote FOR this proposal.

BOARD RESPONSE TO PROPOSAL 9

The Board of Directors recommends that shareholders vote AGAINST this proposal for the following reasons:
We seek to attract and retain the most talented and dedicated people to our workforce and recognize the role our compensation practices play in this. The proponents say in their supporting statement that “We believe that compensation plans should align the interests of senior executives with the long-term interests of the Company. We oppose compensation plans that provide windfalls to executives that are unrelated to performance.” We absolutely agree with these statements and describe at great length elsewhere in this proxy statement how we have designed our compensation system to accomplish these goals (see “What are our pay practices” on page 51). The proponents go on to say that “Surely our Company does not expect to receive favorable treatment from its former executives.” We do not seek or expect to receive favorable treatment from our former executives and the government service provisions of our equity plan were carefully designed with these concerns in mind.
Competitive and reasonable compensation should help attract and retain the best talent to grow and sustain our business and we believe an executive’s compensation should be straightforward and consist

JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT • 93

primarily of cash and equity incentives. We do not have special supplemental retirement or other special benefits just for executives nor do we have any change in control agreements, golden parachutes, merger bonuses, or other special severance benefit arrangements for executives.
Government Service compensation provisions help us attract the best and brightest employees. The Firm believes that public service is a high calling and important to the communities that we serve. The government service provisions were added to our compensation program to demonstrate the Firm’s support for public service and thus add to our standing as an employer of choice. These provisions do not reward employees for leaving the Firm to enter government service; they merely remove an impediment by enabling any such employees, under specified conditions, to keep deferred equity compensation awarded for past service to the Firm.
These provisions, and the respect they show for those choosing to enter public service, help enable us to hire the best and brightest employees which is clearly in the best interests of shareholders and the Firm. While we do not want to lose these employees, we recognize that it is also good for our shareholders and our Firm to have the best and brightest talent from the private sector pursue public service, not because they will give preferential treatment to JPMorgan Chase but because of the contributions they can make towards a well functioning government, which is good for all, including JPMorgan Chase and our shareholders.
JPMorgan Chase senior executives participate in a broad-based equity plan. The terms of the plan are disclosed in relevant SEC filings and apply equally to all employees. Our equity plan allows for continued vesting of equity awards under specified circumstances and subject to specified conditions. Equity awards continue to vest in accordance with their terms for participants who (i) are “Full Career Eligible”
(retirement eligible based on age plus years of service), (ii) are terminated because of a job elimination (as determined by the Firm), (iii) meet the standards for termination as a result of a disability or (iv) meet the standards of having a “Government Office” (a full-time elected or appointed position or conducting a bona fide full time campaign for such an elective office). In the case of former employees in any of categories (i) - (iii), 100% of unvested equity awards will continue to vest in accordance with their terms. For those former employees in category (iv), a percentage of unvested equity awards (ranging from 50% after three years of employment by the Firm rising to 100% after five years of employment) will continue to vest. Employees in category (iv) who leave prior to completing three years of employment will receive none of their unvested equity awards.
The proxy statement discloses detailed information about the government service provisions. Table III of the Executive Compensation Tables (see page 60 of this proxy statement) reports the value of unvested equity awards. Table VII (see page 64 of this proxy statement) reports the value of equity awards payable upon resignation. For executives who are Full Career Eligible, all outstanding equity awards continue to vest in accordance with their terms whether the executive leaves the Firm to enter government service or otherwise. For executives who are not Full Career Eligible, the value of equity awards that would continue to vest as a result of the government service provisions of our equity plan would equal a percentage of the unvested stock awards shown in Table III ranging from 0% prior to three years of employment by the Firm to 50% after three years of employment rising to 100% after five years, as described above.
The government service terms of our equity plan are the same for all participants. The government service provisions apply to all equity plan participants, not just senior executives. They are not a special executive benefit.
The government service accelerated distribution provisions do not provide employees with a windfall.
Our equity plan provides for acceleration of distribution of any equity awards eligible for continued vesting pursuant to the terms of the plan only if government ethics or conflicts of interest laws require divestiture of unvested equity awards and do not allow continued vesting. This enables the immediate sale of the securities. Notwithstanding acceleration of any award, the former employee remains subject to the applicable terms of the award agreement as if the award had remained outstanding for the duration of the original vesting period, including the clawback provisions and post-employment obligations. Former employees who are not required to divest their equity holdings are not eligible for accelerated distribution under the government service provisions and any equity awards not eligible for continued vesting under the terms of the plan are forfeited; they do not accelerate.

The Board of Directors recommends a vote AGAINST this proposal.

94 • JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT

Proposal 10
Clawback disclosure policy — disclose whether the Firm recouped any incentive compensation from senior executives
Office of the Comptroller of the City of New York, One Centre Street, Room 629, New York, NY 10007, as custodian and a trustee of the New York City Employees’ Retirement System, New York City Fire Department Pension Fund, New York City Police Pension Fund, New York, City Teachers’ Retirement System, and as custodian of the New York City Board of Education Retirement System (collectively “The Funds”), each of which are the beneficial owners of our common stock with a market value in excess of $2,000, has advised us that they intend to introduce the following resolution, which is cosponsored by the UAW Retiree Medical Benefits Trust, the holder of 1,399,909 shares of our common stock:
RESOLVED, that shareholders of JP Morgan Chase & Co. (“JPMorgan”) urge the board of directors (“Board”) to adopt a policy (the “Policy”) that JPMorgan will disclose annually whether it, in the previous fiscal year, recouped any incentive compensation from any senior executive or caused a senior executive to forfeit an incentive compensation award as a result of applying JPMorgan clawback provisions. “Senior executive” includes a former senior executive.
The Policy should provide that the general circumstances of the recoupment or forfeiture will be described. The Policy should also provide that if no recoupment or forfeiture of the kind described above occurred in the previous fiscal year, a statement to that effect will be made. The disclosure requested in this proposal is intended to supplement, not supplant, any disclosure of recoupment or forfeiture required by law or regulation.
SUPPORTING STATEMENT
As long-term shareholders, we believe compensation policies should promote sustainable value creation. We believe disclosure of the use of recoupment provisions would reinforce behavioral expectations and communicate concrete consequences for misconduct.
JPMorgan has mechanisms in place to recoup certain incentive compensation. JPMorgan can recoup equity compensation from Operating Committee members and certain other senior employees for material restatement of the firm’s financial results, conduct detrimental to the firm, and failure to identify material risks, among other circumstances.

In recent years, JPMorgan has spent at least $15.5 billion to settle claims involving various kinds of wrongdoing:

•
In November 2014, JPMorgan paid approximately $1 billion to three regulators in the U.K. and U.S. for allegedly rigging foreign-exchange benchmarks. (http://www.bloomberg.com/news/2014-11-12/banks-to-pay-3-3-billion-in-fx-manipulation-probe.html)

•
In February 2014, JPMorgan paid approximately $614 million for allegedly violating the False Claims Act by knowingly originating and underwriting non-compliant mortgage loans insured and guaranteed by two U.S. government agencies.

•	In November 2013, JPMorgan paid $13 billion for allegedly regularly overstating the quality of mortgages it sold to investors.

•
In September 2013, JPMorgan agreed to pay $920 million to settle charges it misstated financial results and lacked effective internal controls at its Chief Investment Office (CIO), which suffered massive trading losses.

Except in the case involving the CIO, JPMorgan has not made any proxy statement disclosure regarding the application of its clawback provisions in response to the settlements into which it has entered in recent years or as a result of any detrimental conduct.
Such disclosure would allow shareholders to evaluate the Compensation and Management Development Committee’s use of the recoupment mechanism. In our view, disclosure of recoupment from senior executives below the named executive officer level, recoupment from whom is already required to be disclosed under SEC rules, would be useful for shareholders because these executives may have business unit responsibilities or otherwise be in a position to take on substantial risk or affect key company policies.
We are sensitive to privacy concerns and urge JPMorgan’s Policy to provide for disclosure that does not violate privacy expectations (subject to laws requiring fuller disclosure).
We urge shareholders to vote FOR this proposal.

JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT • 95

BOARD RESPONSE TO PROPOSAL 10

The Board of Directors recommends that shareholders vote AGAINST this proposal for the following reasons:
Our compensation philosophy reflects our Board’s commitment to transparency. As a Firm, we believe that an essential component of good governance is transparent disclosure to shareholders relating to our executive compensation program. Specifically, we believe that all material terms of our executive pay program, and any actions on our part in response to significant events, should be disclosed to shareholders, as appropriate, in order to provide them with enough information and context to assess our program and practices, and their effectiveness.
Our clawback provisions are rigorous and extensive. As described in the Compensation Discussion & Analysis section of this proxy statement, we maintain comprehensive recovery provisions that serve to hold executives accountable, when appropriate, for significant actions or items that negatively affect business performance in current or future years. Clawback/recoupment provisions on both cash incentives and equity awards enable us to reduce or cancel unvested awards and recover previously paid compensation in certain situations. Clawbacks can be triggered by restatements, misconduct, performance-related and/or risk-related concerns, and may cover both vested and unvested awards. For more information on our recovery provisions, please see “How do we address risk and control?” on page 54 of this proxy statement.
We have previously disclosed clawbacks. We have previously disclosed, both voluntarily and as required by our regulators, when we have applied clawbacks to senior executives and we anticipate that if circumstances caused clawbacks to be applied again to senior executives we would disclose such action, including through the filing of an SEC Form 4 if equity awards to current senior executives were affected.

•
In 2013, in response to the CIO incident, we recovered more than $100 million of compensation through these mechanisms and indicated that this was the maximum amount recoverable under all applicable provisions. This was disclosed in Form 4 filings and in our proxy statement.

The proposed disclosure requirement is overly prescriptive and may result in disclosure that is misleading to shareholders. The proposal’s requirement that “if no recoupment or forfeiture … occurred in the previous fiscal year, a statement to that effect will be made” could mislead shareholders into concluding that no actions had been taken to address any misconduct issues. The Firm does not tolerate misconduct. Where performance reviews or other circumstances show that an individual is not meeting expectations or acts contrary to our standards, the Firm may undertake a number of measures. However, recovering previously paid compensation through clawback/recovery provisions is merely one of the tools available to address such issues and should not be over emphasized as compared to other potential courses of action, not all of which are quantifiable. These include changes in job responsibility, additional training, further formal reviews or disciplinary action, such as compensation actions affecting current, future or prior years and/or termination.
The precise actions we take with respect to individuals are based on the nature of their involvement, the magnitude of the event and the financial and reputational impact on the Firm. Actions may be significant and material to the individual without necessarily constituting a “recoupment or forfeiture.”
Our compensation policies and practices are consistent with legal and regulatory requirements.
The Board approves compensation actions for executive officers. The Firm reviews such actions with our primary regulators and complies with all applicable legal and regulatory requirements, including those regarding disclosure of recoupment or forfeiture.

The Board of Directors recommends a vote AGAINST this proposal.

96 • JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT

General information about the meeting

WHO CAN VOTE

You are entitled to vote if you held shares of JPMorgan Chase common stock on the record date, March 20, 2015. At the close of business on that date, 3,713,322,510 shares of common stock were outstanding and entitled to vote. Each share of JPMorgan Chase common stock has one vote. Your vote is confidential and will not be disclosed to anyone except those recording the vote, except as may be required in accordance with appropriate legal process, or except as authorized by you.

VOTING YOUR PROXY

If your common stock is held through a broker, bank, or other nominee (“held in street name”), they will send you voting instructions.
If you hold your shares in your own name as a holder of record with our transfer agent, Computershare, you may instruct the proxies how to vote your shares by using the toll-free telephone number or the Internet voting site listed on the proxy card, or by signing, dating, and mailing the proxy card in the postage-paid envelope that we have provided for you. Specific instructions for using the telephone and Internet voting systems are on the proxy card. Of course, you can always come to the meeting and vote your shares in person. If you plan to attend, please see the admission requirements below under “Attending the annual meeting.” Whatever method you select for transmitting your instructions, the proxies will vote your shares in accordance with those instructions. If you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board of Directors.

REVOKING YOUR PROXY

If your common stock is held in street name, you must follow the instructions of your broker, bank or other nominee to revoke your voting instructions. If you are a holder of record and wish to revoke your proxy instructions, you must advise the Secretary of JPMorgan Chase in writing before the proxies vote your common stock at the meeting, deliver later dated proxy instructions, or attend the meeting and vote your shares in person. Unless you decide to attend the meeting and vote your shares in person after you have submitted voting instructions to the proxies, we recommend that you revoke or amend your prior instructions in the same way you initially gave them — that is, by telephone, Internet, or in writing. This will help to ensure that your shares are voted the way you have finally determined you wish them to be voted.

BOARD RECOMMENDATIONS

The Board of Directors recommends that you vote FOR each of the director nominees, FOR the advisory resolution to approve executive compensation, FOR ratification of the appointment of the independent registered public accounting firm, FOR the approval of the Amendment to the Long-Term Incentive Plan, and AGAINST each shareholder proposal.

MATTERS TO BE PRESENTED

We are not aware of any matters to be presented other than those described in the proxy statement. If any matters not described in the proxy statement are properly presented at the meeting, the proxies will use their own judgment to determine how to vote your shares. If the meeting is adjourned, the proxies can vote your common stock at the adjournment as well, unless you have revoked your proxy instructions.

HOW VOTES ARE COUNTED

A quorum is required to transact business at our annual meeting. Shareholders holding of record shares of common stock constituting a majority of the voting power of the stock of JPMorgan Chase having general voting power present in person or by proxy shall constitute a quorum. If you have returned valid proxy instructions or attend the meeting in person, your common stock will be counted for the purpose of determining whether there is a quorum, even if you abstain from voting on some or all matters introduced at the meeting. In addition, broker non-votes (see “Non-discretionary items” on page 98 of this proxy statement) will be treated as present for purposes of determining whether a quorum is present.
Voting by record holders — If you hold shares in your own name, you may either vote FOR, AGAINST, or ABSTAIN on each of the proposals. If you just sign and submit your proxy card without voting instructions, your shares will be voted FOR each director nominee, FOR the advisory resolution to approve executive compensation, FOR ratification of the appointment of the independent registered public accounting firm, FOR approval of the Amendment to the Long-Term Incentive Plan and AGAINST each shareholder proposal.

JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT • 97

Broker authority to vote — If your shares are held in street name, follow the voting instructions you receive from your broker, bank, or other nominee. If you want to vote in person, you must obtain a legal proxy from your broker, bank, or other nominee and bring it to the meeting along with the other documentation described below under “Attending the annual meeting.” If you do not submit voting instructions to your broker, bank, or other nominee, your broker, bank, or other nominee may still be permitted to vote your shares under the following circumstances:
Discretionary items — The ratification of the appointment of the independent registered public accounting firm is a discretionary item. Generally, brokers, banks and other nominees that do not receive instructions from beneficial owners may vote on this proposal in their discretion.
Non-discretionary items — The election of directors, advisory resolution to approve executive compensation, approval of the Amendment to the Long-Term Incentive Plan, and approval of the shareholder proposals are non-discretionary items and may not be voted on by brokers, banks or other nominees who have not received voting instructions from beneficial owners. These are referred to as “broker non-votes.”
Election of directors — To be elected, each nominee must receive the affirmative vote of a majority of the votes cast at the meeting in respect of his or her election. If an incumbent nominee is not elected by the requisite vote, he or she must tender his or her resignation, and the Board of Directors, through a process managed by the Governance Committee, will decide whether to accept the resignation at its next regular meeting. Broker non-votes and abstentions will have no impact, as they are not counted as votes cast for this purpose.
All other proposals — The affirmative vote of a majority of the shares of common stock present in person or by proxy and entitled to vote on the proposal is required to approve all other proposals. In determining whether each of the other proposals has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote AGAINST the proposal. Broker non-votes will have no impact since they are not considered shares entitled to vote on the proposal.

COST OF THIS PROXY SOLICITATION

We will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, we expect that a number of our employees will solicit shareholders personally and by telephone. None of these employees will receive any additional or special compensation for doing this. We have retained MacKenzie Partners, Inc. to assist in the solicitation of proxies for a fee of $50,000 plus reasonable out-of-pocket costs and expenses. We will, on request, reimburse brokers, banks, and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions.

ATTENDING THE ANNUAL MEETING

Admission — If you wish to attend the meeting in person you will be required to present the following:
All shareholders and valid proxy holders — a valid form of government-issued photo identification, such as a valid driver’s license or passport. If you are representing an entity that is a shareholder, you must provide evidence of your authority to represent that entity at the meeting.
Holders of record — the top half of the proxy card or your notice of internet availability of proxy materials indicating the holder of record (whose name and stock ownership may be verified against our list of registered stockholders).
Holders in street name — proof of ownership. A brokerage statement that demonstrates stock ownership as of the record date, March 20, 2015, or a letter from your bank or broker indicating that you held our common stock as of the record date are examples of proof of ownership of our stock. If you want to vote your common stock held in street name in person, you must also provide a written proxy in your name from the broker, bank, or other nominee that holds your shares.
Valid proxy holders for holders of record — a written legal proxy to you signed by the holder of record (whose name and stock ownership may be verified against our list of registered stockholders), and proof of ownership by the holder of record as of the record date, March 20, 2015 (see “Holders of record” above).
Valid proxy holders for holders in street name — a written legal proxy from the brokerage firm or bank holding the shares to the street name holder that is assignable and a written legal proxy to you signed by the street name holder, together with a brokerage statement or letter from the bank or broker indicating that the holder in street name held our common stock as of the record date, March 20, 2015.

98 • JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT

Guests — admission of persons to the meeting who are not shareholders is subject to space limitations and to the sole discretion of management.
Internet access — You may listen to a live audiocast of the annual meeting over the Internet. Please go to our website, jpmorganchase.com, before the meeting to download any necessary audio software. An audio broadcast of the meeting will also be available by phone at (866) 541-2724 in the U.S. and Canada or (706) 634-7246 for international participants.

IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS

SEC rules and Delaware law permit us to mail one annual report and proxy statement, or notice of internet availability, as applicable, in one envelope to all shareholders residing at the same address if certain conditions are met. This is called householding and can result in significant savings of paper and mailing costs. JPMorgan Chase households all annual reports, proxy statements and notices of internet availability mailed to shareholders.
If you choose not to household, you may call (toll-free) 1-800-542-1061, or send a written request to Broadridge Financial Services, Inc., Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Shareholders residing at the same address who are receiving multiple copies of our Annual Report, proxy statement or notice of internet availability may request householding in the future by contacting Broadridge Financial Services, Inc. at the address or phone number set forth above. If you choose to continue householding but would like to receive an additional copy of the Annual Report, proxy statement or notice of internet availability for members of your household, you may contact the Secretary at: JPMorgan Chase & Co., Office of the Secretary, 270 Park Avenue, New York, NY 10017, or call 212-270-6000.

ELECTRONIC DELIVERY OF PROXY MATERIALS AND ANNUAL REPORT

You may access this proxy statement and our Annual Report to shareholders on our website at jpmorganchase.com, under Investor Relations. From Investor Relations, you also may access our 2014 Annual Report on Form 10-K, by selecting “SEC filings” under “Financial information.”
To reduce the Firm’s costs of printing and mailing proxy materials for next year’s annual meeting of shareholders, you can opt to receive all future proxy materials, including the proxy statements, proxy cards and annual reports electronically via e-mail or the Internet rather than in printed form. To sign up for electronic delivery, please visit enroll.icsdelivery.com/jpm and follow the instructions to register. Alternatively, if you vote your shares using the Internet, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. Before next year’s meeting, you will receive an e-mail notification that the proxy materials, annual report and instructions for voting by Internet are available online. Electronic delivery will continue in future years until you revoke your election by sending a written request to the Secretary at: JPMorgan Chase & Co., Office of the Secretary, 270 Park Avenue, New York, NY 10017. If you are a beneficial, or “street name,” shareholder and wish to register for electronic delivery, you should review the information provided in the proxy materials mailed to you by your broker, bank, or other nominee.
If you have agreed to electronic delivery of proxy materials and annual reports to shareholders, but wish to receive printed copies, please contact the Secretary at: JPMorgan Chase & Co., Office of the Secretary, 270 Park Avenue, New York, NY 10017.

DOCUMENTS AVAILABLE

The Corporate Governance Principles, Code of Conduct, Code of Ethics for Finance Professionals, How We Do Business – The Principles, How We Do Business – The Report and the JPMorgan Chase & Co. Political Activities Statement, as well as the Firm’s By-laws and charters of our principal Board committees, can be found on our website at jpmorganchase.com under the heading Governance, which is under the About Us tab. These documents will also be made available to any shareholder who requests them by writing to the Secretary at: JPMorgan Chase & Co., Office of the Secretary, 270 Park Avenue, New York, NY 10017.

JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT • 99

Shareholder proposals and nominations for the 2016 annual meeting

PROXY STATEMENT PROPOSALS

Under SEC rules, proposals that shareholders seek to have included in the proxy statement for our next annual meeting of shareholders must be received by the Secretary of JPMorgan Chase not later than December 10, 2015. Shareholder proposals should be mailed to the Secretary at JPMorgan Chase & Co., Office of the Secretary, 270 Park Avenue, New York, NY 10017; a copy may be e-mailed to the Office of the Secretary at corporate.secretary@jpmchase.com.

OTHER PROPOSALS AND NOMINATIONS

Our By-laws govern the submission of nominations for director or other business proposals that a shareholder wishes to have considered at a meeting of shareholders, but that are not included in JPMorgan Chase’s proxy statement for that meeting. Under our By-laws, nominations for director or other business proposals to be addressed at our next annual meeting may be made by a shareholder who is entitled to vote and who has delivered a notice to the Secretary of JPMorgan Chase no later than the close of business on February 19, 2016, and not earlier than January 20, 2016. The notice must contain the information required by the By-laws.
These advance notice provisions are in addition to, and separate from, the requirements that a shareholder must meet in order to have a proposal included in the proxy statement under the rules of the SEC.
A proxy granted by a shareholder will give discretionary authority to the proxies to vote on any matters introduced pursuant to the advance-notice By-law provisions described above, subject to applicable rules of the SEC.
Copies of our By-laws are available on our website, jpmorganchase.com, under Governance, which is under the About Us tab, or may be obtained from the Secretary.
Anthony J. Horan
Secretary

100 • JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT

Appendices

APPENDIX A
Overview of 2014 performance	102

APPENDIX B
JPMorgan Chase & Co. Long-Term Incentive Plan	110

Appendix A1

OVERVIEW OF 2014 PERFORMANCE

The Firm’s financial condition and results of operations are discussed in detail in the Management’s discussion and analysis (“MD&A”) section of the 2014 Annual Report. The Firm also reviews its business and priorities during an annual Investor Day, most recently held on February 24, 2015. The 2014 Annual Report and presentation materials for the JPMorgan Chase 2015 Investor Day may be found on our website at jpmorganchase.com under Investor Relations.
In this Appendix we summarize the 2014 priorities and achievements for the Firm and for each of the LOBs in relation to these priorities.
In 2014, JPMorgan Chase delivered on its commitments including business simplification, controls, expense discipline and achieving its capital targets for the year, while generating record earnings. The Firm reported record full-year 2014 net income of $21.8 billion, and record earnings per share of $5.29, on net revenue of $94.2 billion. Net income increased 21% compared with the prior year, driven by lower noninterest expense, largely offset by higher provision for credit losses and lower net revenue. The decrease in noninterest expense was driven by lower legal expense as well as lower compensation expense.
The Firm’s results reflect our solid underlying performance across four major reportable business segments, with continued strong lending and deposit growth. Consumer & Community Banking was #1 in deposit growth for the third consecutive year and Consumer & Business Banking within Consumer & Community Banking was #1 in customer satisfaction among the largest U.S. banks for the third consecutive year as measured by The American Customer Satisfaction Index (“ACSI”). Credit card sales volume (excluding Commercial Card) was up 11% for the year. The Corporate & Investment Bank maintained its #1 ranking in Global Investment Banking Fees and moved up to a #1 ranking in Europe, Middle East and Africa (“EMEA”), according to Dealogic. Commercial Banking loans increased to $149 billion, an 8% increase compared with the prior year. Commercial Banking also had record gross investment banking revenue of $2.0 billion, up 18% compared with the prior year. Asset Management achieved its 23rd consecutive quarter of positive net long-term client flows and increased average loan balances by 16% in 2014.
The Firm’s performance is highlighted by the following measures:
Return on equity (“ROE”): ROE was 10% for the year, compared with 9% in the prior year, and return on tangible common equity was 13% for the year, compared with 11% in the prior year.

Tangible book value per share was $44.69, an increase of 10% over the prior year.
Fortress balance sheet: The Firm maintained its fortress balance sheet, ending 2014 with a strong Basel III Advanced Fully Phased-In common equity Tier 1 (“CET1”) capital ratio of 10.2% and a Firm supplementary leverage ratio (“SLR”) of 5.6%. Total stockholders’ equity at December 31, 2014, was $232.1 billion. Core loans2 increased by 8% compared with the prior year and total deposits were $1.4 trillion, up 6% compared with the prior year.
Providing credit and raising capital: In 2014, the Firm provided credit and raised capital of $2.1 trillion for its customers, corporate clients and the communities in which it does business.
Building a strong foundation for the future: The Firm has continued to adapt to the regulatory environment and build the organization for the future.

•	As part of our controls agenda, more than 16,000 employees were added from the beginning of 2012 through the end of 2014 to support our regulatory, compliance and control efforts.

•	We spent $2 billion more in 2014 than in 2012 on our regulatory and control agenda.

•
The Firm substantially completed executing its business simplification agenda. In 2014, the Firm exited several non-core credit card co-branded relationships, sold the Retirement Plan Services business within AM, exited certain prepaid card businesses, reduced its offering of mortgage banking products, completed the sale of the CIB’s Global Special Opportunity Group investment portfolio, the sale and liquidation of a significant part of CIB’s physical commodities business and, in January 2015, the “spin-out” of the One Equity Partners (“OEP”) private equity business (together with a sale of a portion of the OEP portfolio to a group of private equity firms).

•
The Firm enhanced its cyberdefense strategy and firmwide cybersecurity program to protect information of our customers, employees and the Firm. In 2014, the Firm had approximately 1,000 people focused on cybersecurity efforts and these efforts are expected to increase.

_______________________

[1]	For notes on non-GAAP and other financial measures, including managed-basis reporting relating to the Firm’s business segments, see page 109.

[2]	Core loans include loans considered central to the Firm’s ongoing businesses; core loans exclude runoff portfolios, discontinued portfolios and portfolios the Firm has an intent to exit.

102 • JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT

Consumer & Community Banking

Consumer & Community Banking (“CCB”) serves consumers and businesses through personal service at bank branches and through ATMs, online, mobile and telephone banking. CCB is organized into Consumer & Business Banking, Mortgage Banking (including Mortgage Production, Mortgage Servicing and Real Estate Portfolios) and Card, Merchant Services & Auto (“Card”). Consumer & Business Banking offers deposit and investment products and services to consumers, and lending, deposit, and cash management and payment solutions to small businesses. Mortgage Banking includes mortgage origination and servicing activities, as well as portfolios comprised of residential mortgages and home equity loans, including the purchased credit-impaired (“PCI”) portfolio acquired in the Washington Mutual transaction. Card issues credit cards to consumers and small businesses, provides payment services to corporate and public sector clients through its commercial card products, offers payment processing services to merchants, and provides auto and student loan services.
Multi-year priorities
As we move forward into 2015, our core strategy remains focused on three key areas: Customers, Controls and Profitability.
Customers
We have a relationship with almost half of the households in the U.S. and continue to grow by building lasting relationships with our customers. Our focus on the customer experience differentiates Chase and drives higher customer retention.

•	#1 primary banking relationship share in our footprint

•	#1 among the large banks in the 2014 American Customer Satisfaction Index survey for the third year in a row

•	#1 in deposit growth among the largest 50 U.S. banks by the FDIC

•	#1 in deposit share in three of the largest deposit markets, and our checking account attrition rate is at the lowest point since 2000
As our customers’ needs and preferences change, we are changing with them. We continue to invest in industry-leading mobile and online capabilities to meet our customer demand. In 2014, we saw an 8% increase in active online customers and a 22% increase in active mobile customers. At the same time, customers are still visiting our branches for advice on more complex needs like purchasing a home or investing for the future. Payments are another important area of growth for us. By investing in simple, secure and safe payment experiences such as tokenization, ChasePaySM and our partnership with ApplePay™, we are confident that we will become the payments brand of choice for our customers.
Controls
Maintaining a strong control environment is a top priority. Our dedicated controls teams remain focused on simplifying our product set, de-risking our businesses through client selection and automating processes wherever possible. We believe these efforts will lead to lower operational complexity, fewer control breaks and a superior customer experience.

Profitability
Since 2012, we have taken over 10% out of our expense base which translates into $3.2 billion in reductions. We remain focused on reducing our expenses by an additional $2 billion by the end of 2016. This expense discipline allows us to invest strategically for the future of our business and to produce strong long-term returns for our shareholders.
Financial performance
For 2014, CCB achieved an ROE of 18% on net income of $9.2 billion, which was down 17% year-over-year. Net revenue decreased 5% from $46.5 billion in 2013 to $44.4 billion in 2014.

•	Consumer & Business Banking net income of $3.4 billion on net revenue of $18.2 billion, compared with net income of $2.9 billion on net revenue of $17.4 billion in 2013

•	Mortgage Banking net income of $1.7 billion on net revenue of $7.8 billion compared with net income of $3.2 billion on net revenue of $10.2 billion in 2013

•	Card, Merchant Services & Auto net income of $4.1 billion on net revenue of $18.3 billion compared with net income of $4.9 billion on net revenue of $18.9 billion in 2013
Growth
We saw strong underlying growth in our key business drivers year-over-year:

•	Consumer Banking household relationships were up 3% and average total deposits grew 8%

•	Since 2010, average deposits and investments have increased an average of 10% per year

•	Business Banking average deposits were up 12%

•	Client investment assets were up 13%

•	Mortgage Banking increased loans originated and retained on the balance sheet by approximately 50% in 2014

•	Credit card sales volume were up 11%

•	Merchant processing volume were up 13%

•	Auto originations were up 5%

•	Since 2010, the number of digital log-ins has grown at a 26% compounded annual growth rate
Key rankings

•	#1 ATM network and #2 branch network

•	#1 most visited banking portal in the U.S. – chase.com

•	#1 mobile banking functionality

•	#1 Small Business Administration lender for women and minorities in the U.S. for the third year in a row

•	#1 credit card issuer in the U.S. based on loans outstanding; #1 U.S. co-brand credit card issuer, #1 in total U.S. credit and debit payments volume

•	#1 wholly-owned merchant acquirer in the U.S.

•	#2 mortgage originator and mortgage servicer

•	#3 non-captive auto lender

JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT • 103

Corporate & Investment Bank

The Corporate & Investment Bank, comprised of Banking and Markets & Investor Services, offers a broad suite of investment banking, market-making, prime brokerage, and treasury and securities products and services to a global client base of corporations, investors, financial institutions, government and municipal entities. Within Banking, the CIB offers a full range of investment banking products and services in all major capital markets, including advising on corporate strategy and structure, capital-raising in equity and debt markets, as well as loan origination and syndication. Also included in Banking is Treasury Services, which includes transaction services, comprised primarily of cash management and liquidity solutions, and trade finance products. The Markets & Investor Services segment of the CIB is a global market maker in cash securities and derivative instruments, and also offers sophisticated risk management solutions, prime brokerage, and research. Markets & Investor Services also includes the Securities Services business, a leading global custodian which includes custody, fund accounting and administration, and securities lending products sold principally to asset managers, insurance companies and public and private investment funds.
Multi-year priorities
The CIB has an unparalleled global client franchise supported by over 51,000 employees in 60 countries. In 2014, the CIB retained its market leading positions across products, while simplifying its suite of businesses notably completing the sale of the Global Special Opportunity Group investment portfolio, and the sale and liquidation of a significant part of CIB’s physical commodities business. The CIB also focused on adapting its business model to support clients in a rapidly evolving environment of both market structure and regulatory change, including executing a plan for G-SIB (Global Systemically Important Banks) optimization. CIB continues to focus on expense discipline and has targeted expenses to be $2.8 billion lower by 2017, primarily driven by both the impact of business simplification and efficiencies in technology and operations. The CIB has adjusted its target ROE to 13% +/- with an accompanying capitalization rate of 12.5%.
Financial performance
The CIB delivered significant value for clients during 2014 and generated top-tier shareholder returns. In 2014, CIB reported net income of $6.9 billion on revenue of $34.6 billion, with a 10% reported ROE on $61.0 billion of average allocated capital. Excluding legal expense, CIB delivered net income of $8.7 billion in 2014 and a 13% ROE. As reported, the CIB’s overhead ratio was 67% in 2014; however, excluding legal expense, the ratio was 62%, one of the lowest in the industry. Effective January 1, 2015, CIB’s allocated capital was increased to $62.0 billion, primarily reflecting a higher capitalization rate compared with the prior year.

Clients
CIB had approximately 7,200 clients generating revenue of $50,000 or more during 2014.
In 2014, CIB:

•	Ranked in the top three in 15 of 16 product areas[1]

•	Provided credit and raised capital of over $1.6 trillion[2] for its clients, a 7% increase since last year

•	Ranked #1 in Global Investment Banking Fees[3] with 8.1% market share

•	Ranked #1 in Markets revenue[4] with 16% market share

•	Ranked #1 in All-America Fixed Income and Equity Research[5]

•	Ranked #1 U.S. Dollar wire clearer with 19% share of Fedwire and Clearing House for Interbank Payments (CHIPS)

•	Reported assets under custody of $20.5 trillion
Portfolio optimization
The CIB operates in a complex regulatory and capital environment and has a successful track record in optimizing its business model across multiple regulatory and other constraints such as leverage, liquidity, CCAR (i.e., Comprehensive Capital Analysis and Review) stress testing, G-SIB and Basel rules. Despite these constraints, our strategy is fundamentally unchanged from last year as we retain our strong client focus, continue to make critical business investments, and incentivize the production of strong risk-adjusted returns at a granular level in the organization. Our strategy aims to maximize long-term shareholder value by optimizing capital usage across clients, products, and G-SIB factors.
Values
The CIB remains committed to reinforcing the importance of maintaining a best-in-class culture and conduct model. The CIB is instituting programs such as the “How We Do Business Initiative” and the “Global Culture and Conduct Program” that will reinforce a culture focused on operating with the highest level of integrity for our clients across the global franchise, and in everything we do.
_______________________

[1]	Dealogic 2014 wallet rankings for Banking and Coalition 3Q14 YTD rankings for Markets & Investor Services; includes Origination & Advisory, Equities and FICC

[2]	Dealogic and internal reporting

[3]	Dealogic

[4]
Represents rank and share of the Firm’s Total Markets revenue of 10 leading competitors based on reported information, excluding funding valuation adjustments (“FVA”) and debit valuation adjustments (“DVA”); adjusted for certain one-time items

[5]	Institutional Investor

104 • JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT

Commercial Banking

Commercial Banking (“CB”) delivers extensive industry knowledge, local expertise and dedicated service to U.S.
and U.S. multinational clients, including corporations, municipalities, financial institutions and nonprofit entities with annual revenue generally ranging from $20 million to
$2 billion. CB provides financing to real estate investors
and owners. Partnering with the Firm’s other businesses,
CB provides comprehensive financial solutions, including lending, treasury services, investment banking and asset management to meet its clients’ domestic and international financial needs.
Multi-year priorities
For 2014, key priorities for CB included delivering strong financial performance; building best in class control and compliance teams; capital efficiency and optimization; growing and enhancing product offerings; enhanced client coverage; and attracting, developing and retaining top talent.
Financial performance
In 2014, CB reported net income of $2.6 billion on revenue of $6.9 billion, with an 18% reported ROE on capital of $14 billion. ROE was within the targeted range of 18%+/-; expenses were a little higher than the long-term overhead ratio target of 35%, finishing the year at 39% as staff was added for controls and compliance; end-of-period loan balances grew 8% year over year, with strong growth coming from commercial real estate; revenue was down 3%, with strong loan growth and fee revenue offset by continued pressure on loan spreads. The partnership with CIB continues to grow, with record gross investment banking revenue, hitting our long term target.

•	Record results in a number of key areas:

◦	Loan balances (end of period) $149 billion, up 8%

◦	Client deposits & other third-party liabilities (average) $204 billion, up 3%

◦	Investment Banking revenue $2.0 billion (gross), up 18%

◦	Card Services revenue $490 million, up 4%

◦	International revenue $304 million, up 15%

•	Investments continue to show progress:

◦	Expansion market revenue of $327 million, up 10%

◦	Opened three additional offices in 2014

◦	Headcount increased 6%

•	Risk monitoring and mitigation has always been an important area of focus and it was another great year of credit statistics:

◦	0.00% net charge-off rate

◦	Nonperforming loan ratio of 0.22%

Control & compliance
We are committed to building and maintaining a fortress control and compliance infrastructure. It is key in safeguarding our clients as well as our business. We have added 317 employees in 2014 as we finish our build out, and will continue to enhance critical capabilities going forward.
Capital
To drive optimal returns in CB, we seek to deploy capital as efficiently as possible. CB was able to absorb higher capital, and still delivered 18% ROE in 2014 by improving individual client level returns and updating risk-weighted assets (“RWA”) assumptions based on analysis of historical performance. We have also created enhanced reporting and review capital and returns client by client across all of our client segments.
Products
Leveraging the product set of the entire Firm helps drive attractive returns. We have industry-aligned client coverage, which allows us to leverage CIB’s premier vertical expertise while tailoring it for CB’s client base. The result is the ability to deliver the right products to meet clients’ needs. This led to investment banking revenue increasing 18% in 2014 to an all time high. Both the Commercial Card and Paymentech products saw significant increases in penetration rates to achieve record revenue. Additionally, we migrated 12,000 clients to JPMorgan ACCESS® Next Generation, which is the #1 cash management portal according to Greenwich Associates.
Clients
We are committed to attracting the best clients to CB. Our local coverage, underwriting and service model enables us to attract the best clients and we have used this model in our expansion efforts to gain market share. We are deeply rooted in the communities we serve and have almost 1,400 bankers across the country. Additionally, industry specialization is a key differentiator and we have expanded our coverage in agriculture, technology, and food & beverage.
Talent management
We continue to focus on retaining, attracting and developing talented employees. We are committed to the ongoing development of our employees, with bankers completing an average of 30 hours of training, including 20 sales courses. We are also committed to diversity, and the diverse talent retention rate was 92%.

JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT • 105

Asset Management

Asset Management (“AM”), with client assets of $2.4 trillion, is a global leader in investment and wealth management. AM clients include institutions, high-net-worth individuals and retail investors in every major market throughout the world. AM offers investment management across all major asset classes including equities, fixed income, alternatives and money market funds. AM also offers multi-asset investment management, providing solutions for a broad range of clients’ investment needs. For Global Wealth Management clients, AM also provides retirement products and services, brokerage and banking services including trusts and estates, loans, mortgages and deposits. The majority of AM’s client assets are in actively managed portfolios.
Multi-year priorities
For 2014, goals and priorities for AM included maintaining strong financial performance, continuing to deliver consistent, top-tier investment performance; growing our global footprint; capturing major trends in client needs; building state-of-the-art infrastructure and controls; attracting, developing and retaining top talent; and capturing synergies across the JPMorgan Chase franchise.
Investment performance
Investment performance is measured globally as a percentage of assets under management (“AUM”) in the top two quartiles of competitors, and fund performance is measured according to the star rankings of various third-party providers. At the end of 2014, AUM in the top two fund quartiles were 72%, 72% and 76%, respectively, over one-, three- and five-year time periods. In addition, 52% of AM’s mutual fund assets were ranked 4 or 5 stars.
Financial performance
Three primary financial measures for AM are revenue growth, margin and ROE. For 2014, AM achieved record net revenue of $12.0 billion, a 5% increase over 2013 and the sixth consecutive year of growth. Pretax earnings margin was 29% and ROE was 23%.
Growth
Priorities for 2014 included expanding AM’s client franchise internationally and growing AM’s client AUM globally through higher sales and product innovation.
Highlights include:

•	Record net revenue of $12.0 billion (growth of 5%)

•	Pretax earnings margin of 29% (29% in 2013)

•	Long-term AUM flows of $80 billion (long-term AUM growth of 12%)

•	Record average loan balances of $100 billion (growth
of 16%)

•	Record average deposit balances of $150 billion (growth
of 7%)

•	Record Global Investment Management revenues of
$6.3 billion (growth of 6%)

•	Record Global Wealth Management revenues of $5.7 billion (growth of 5%)

•	Record AUM of $1.7 trillion (growth of 9%)

•	Client assets of $2.4 trillion (growth of 2%); excluding the sale of Retirement Plan Services, client assets were up 8%

•	Achieved the twenty-third consecutive quarter of positive net long-term AUM flows in 2014
Technology
Continued investments were made in our technology infrastructure to support both the growth and control agendas. The investment is part of a multi-year program that encompasses upgrading and integrating product platforms, supporting new markets, enhancing client service and sales capabilities, expanding our digital offerings and addressing cybersecurity and regulatory requirements. Significant progress was made in all of these areas in 2014.
Risk and control
Priority areas included developing a standardized framework for investment risk oversight and realigning the credit underwriting process into the Credit Risk Management organization. In 2014, the net charge-off ratio was 0.01% across the portfolio with nonaccrual loans representing 0.21% of the portfolio.
Leadership
Leadership includes our fiduciary responsibility to clients, maintaining the Firm’s reputation and developing and retaining top talent. Retention rates were at or above internal targets for top talent and portfolio manager attrition.

106 • JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT

Global Finance & Treasury

The Global Finance organization executes finance and capital management and strategy. The organization drives the information, analysis and recommendations to provide clear strategic direction for business decisions, expense and capital discipline, enhanced controls, increased automation and transparency. The organization maintains strong financial reporting controls and accounting practices, measures the Firm’s absolute and relative performance, analyzes and monitors regulatory requirements in order to effectively manage the impact on the businesses, and financial risks through all environments. Global Finance leads firmwide capital strategy, management and implementation – including compliance with new regulations, the Firm’s successful Comprehensive Capital Analysis and Review (“CCAR”) submission, and Recovery and Resolution plans. The organization delivers relevant and transparent disclosures and leads comprehensive dialogue with investors, regulators and other key external constituents globally.
Multi-year priorities
Global Finance’s priorities are to continue the Firm’s fundamental objectives of maintaining strong financial discipline; guarding safety and soundness; driving business performance, growth, and returns; managing regulatory change and assisting in the Firm’s interaction with regulatory and supervisory authorities; and developing best-in-class management information systems and technology.
Financial discipline
Maintaining strong financial discipline includes upholding world-class controls, sound accounting practices, delivering relevant and transparent disclosures and having best-in-class management information systems. Global Finance is responsible for establishing and maintaining adequate internal control over the Firm’s financial reporting, including the processes and procedures used to prepare the financial statements filed with the SEC and with multiple regulators around the world. Global Finance is a key point of contact with investors, research analysts and the credit rating agencies in communicating the strategic direction of the Firm, providing management with shareholder views and perspectives and continually seeking to improve the quality of disclosure to all stakeholders. In addition, Global Finance plays a role within the LOBs in developing performance targets, equity levels and return metrics.
Safety and soundness
Maintaining a fortress balance sheet and having strong capital and liquidity are key elements of safety and soundness and require appropriate reserves, strong capital ratios, diverse funding sources and strong credit ratings. These provide the Firm with the ability to withstand difficult stress events and the flexibility to deploy capital for investments in businesses, dividends, equity buybacks and acquisitions. During 2014, Global Finance led the Firm’s internal capital adequacy assessment process and provided the information and analyses to regulators to enable the Firm in March 2014 to be in a position to increase its common stock dividend commencing in the second quarter and to continue its common equity repurchases.  In 2014, the Firm met its target of a Basel III Advanced Fully Phased-in common equity Tier I capital ratio of 10%+ and is targeting to have a Basel III Advanced Fully Phased-in common equity Tier I capital ratio of 11% +/- by the end of 2015. Through Treasury, the Firm manages liquidity and funding using a centralized, global approach in order to optimize liquidity sources and uses for the Firm as a whole; monitor exposures; identify constraints on the transfer of liquidity among legal entities within the Firm; and maintain the appropriate amount of surplus liquidity as part of the Firm’s overall balance sheet management strategy.
Managing regulatory change
In partnership with the businesses, Global Finance is focused on maximizing returns while building excellent client franchises and relationships. In 2014, Global Finance continued to play an important role with other corporate functions and the Firm’s businesses in addressing the myriad of rules and regulations that need to be implemented by various U.S. and international regulatory bodies as a result of the Dodd-Frank Wall Street Reform and Consumer Protection Act and other regulation; assessing changes to accounting standards and implementing them to ensure greater transparency of disclosures; enhancing capital planning and stress testing frameworks; and interacting with regulators with respect to the Firm’s Recovery and Resolution Plans.
Driving performance and efficiencies
Global Finance provides information, analyses and recommendations to the businesses to improve results and drive strategic business decisions, while promoting innovation and streamlining processes across the organization. The organization conducts the financial budgeting process of the Firm, and tracks revenues and expenses against their targets and budgets. During 2014, Global Finance continued to enhance its management information and planning capabilities, its technology and financial control structure and developments in the information reporting systems, including the launch of a strategic initiative to improve data quality and integrate the Finance, Risk and Treasury infrastructure. The organization will continue to automate and increase granularity, transparency, speed, consistency and flexibility of our financial forecasting and reporting processes.
Leadership and mobility
In 2014, the Global Finance organization continued to manage a strong people and talent agenda including recruiting, management development, recognition, diversity, professional growth and mobility.

JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT • 107

Our 2014 results compared with our 2013 and 2012 results on several metrics were as follows1:
As of or for the years ended December 31 (in millions, except per share and ratio data)

Business	Performance metric	2014	2013	2012
Firmwide	Total net revenue	$94,205	$96,606	$97,031
	Net income	21,762	17,923	21,284
	Diluted earnings per share	$5.29	$4.35	$5.20
	Return on tangible common equity	13%	11%	15%
	Common equity tier 1 capital ratio[2]	10.2%	10.7%	11.0%
	Tier 1 capital ratio	11.6%	11.9%	12.6%
Consumer & Community Banking	Total net revenue	$44,368	$46,537	$50,278
	Net income	9,185	11,061	10,791
	ROE	18%	23%	25%
Consumer & Business Banking	Total net revenue	$18,226	$17,412	$17,186
	Net income	3,443	2,943	3,224
	ROE	31%	26%	36%
Mortgage Banking	Total net revenue	$7,826	$10,236	$14,171
	Net income	1,668	3,211	3,468
	ROE	9%	16%	19%
Card, Merchant Services & Auto	Total net revenue	$18,316	$18,889	$18,921
	Net income	4,074	4,907	4,099
	ROE	21%	31%	24%
Corporate & Investment Bank	Total net revenue	$34,633	$34,786	$34,762
	Net income	6,925	8,887	8,672
	ROE	10%	15%	18%
Commercial Banking	Total net revenue	$6,882	$7,092	$6,912
	Net income	2,635	2,648	2,699
	ROE	18%	19%	28%
Asset Management	Total net revenue	$12,028	$11,405	$10,010
	Net income	2,153	2,083	1,742
	ROE	23%	23%	24%
	Pretax margin ratio	29%	29%	28%

[1]
Effective with the fourth quarter of 2014, the Firm changed its methodology for allocating the cost of preferred stock to its reportable business segments. As a result of this reporting change, total net revenues and net income in the reportable business segments increased; however, there was no impact to the segments’ return on common equity (“ROE”). Prior period net revenues and net income of the reportable business segments have been revised to conform with the current period presentation. The Firm’s consolidated net revenues and net income were not impacted by this reporting change.

[2]
Basel III Transitional rules became effective on January 1, 2014; prior period data is based on Basel I rules. As of December 31, 2014 the ratios presented are calculated under the Basel III Advanced Transitional Approach. CET1 capital under Basel III replaced Tier 1 common capital under Basel I. Prior to Basel III becoming effective on January 1, 2014, Tier 1 common capital under Basel I was a non-GAAP financial measure.

108 • JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT

Notes on non-GAAP financial measures

[1]
In addition to analyzing the Firm’s results on a reported basis, management reviews the Firm’s results and the results of the lines of business on a “managed” basis, which is a non-GAAP financial measure. The Firm’s definition of managed basis starts with the reported U.S. GAAP results and includes certain reclassifications to present total net revenue for the Firm (and each of the business segments) on a fully taxable-equivalent (“FTE”) basis. Accordingly, revenue from investments that receive tax credits and tax-exempt securities is presented in the managed results on a basis comparable to taxable investments and securities. This non-GAAP financial measure allows management to assess the comparability of revenue arising from both taxable and tax-exempt sources. The corresponding income tax impact related to tax-exempt items is recorded within income tax expense. These adjustments have no impact on net income as reported by the Firm as a whole or by the lines of business.

[2]
Tangible common equity (“TCE”), return on tangible common equity (“ROTCE”), and tangible book value per share (“TBVPS”) are each non-GAAP financial measures. TCE represents the Firm’s common stockholders’ equity (i.e., total stockholders’ equity less preferred stock) less goodwill and identifiable intangible assets (other than MSRs), net of related deferred tax liabilities. ROTCE measures the Firm’s earnings as a percentage of average TCE. TBVPS represents the Firm’s TCE at period-end divided by common shares at period-end. TCE, ROTCE, and TBVPS are meaningful to the Firm, as well as investors and analysts, in assessing the Firm’s use of equity.

[3]
The common equity tier 1 (“CET1”) and Tier 1 capital ratios under the Basel III Advanced Fully Phased-in rules, the supplementary leverage ratio (“SLR”) under the U.S. final SLR rule, and the Tier 1 common capital ratio under Basel I are each non-GAAP financial measures. These measures are used by management, bank regulators, investors and analysts to assess and monitor the Firm’s capital position. For additional information on these measures, see Regulatory capital in the Capital Management section of Management’s discussion and analysis within JPMorgan Chase & Co.’s Annual Report on Form 10-K for the year ended December 31, 2014.

[4]
The CIB has presented its net income, ROE and overhead ratio for 2014 excluding legal expense, all of which are non-GAAP financial measures. Such measures are used by management to assess the underlying performance of the business and for comparability with peers.

Notes on other financial measures disclosed in Highlights of 2014 Performance (page 33):

[1]	Consumer & Community Banking:
– #1 U.S. co-brand credit card issuer; Source: Based on Phoenix Credit Card Monitor for 12-month period ending September 2014; based on card accounts and revolving balance dollars
– #1 global Visa card issuer; Source: Based on Visa data as of 3Q14 for consumer and business credit card sales volume

[2]	Commercial Banking:
– J.P. Morgan ACCESS Online ranked #1 cash management portal in North America by Greenwich Associates; Source: Greenwich Associates 2014 Online Services Benchmarking Study
– #1 multifamily lender in the U.S.; Source: SNL Financial based on FDIC data as of 3Q14

JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT • 109

Appendix B

JPMORGAN CHASE & CO. LONG-TERM INCENTIVE PLAN, AS AMENDED AND RESTATED EFFECTIVE MAY 19, 2015

1.
Purpose. The JPMorgan Chase & Co. Long-Term Incentive Plan (the “Plan”) is an amendment and restatement, effective May 19, 2015, subject to shareholder approval on that date, of the JPMorgan Chase & Co. Long Term Incentive Plan as amended and restated effective May 17, 2011. The purpose of the Plan is to provide stock-based incentives for designated employees of the Company to acquire a proprietary interest in the growth and performance of the Company and to have an increased incentive in contributing to the Company’s future success and prosperity. It is also designed to enhance the Company’s ability to attract, retain and reward employees of exceptional talent and allows the Company to respond to a changing business environment in a flexible manner. The Plan provides a mechanism to grant shares of Common Stock to Directors.

2.	Definitions. For purposes of the Plan, the following terms shall have the meanings set forth in this Section 2:

(a)	“Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(b)	“Award” shall mean any type of stock-based award granted pursuant to the Plan.

(c)	“Award Agreement” means the document by which each Award is evidenced, as described in Section 13.

(d)
“Board” shall mean the Board of Directors of JPMC; provided that any action taken by a duly authorized committee of the Board within the scope of authority delegated to such committee by the Board shall be considered an action of the Board for purposes of this Plan.

(e)
“JPMC” shall mean JPMorgan Chase & Co., and, except as otherwise specified in this Plan in a particular context, any successor thereto, whether by merger, consolidation, purchase of all or substantially all its assets or otherwise.

(f)	“Code” shall mean the Internal Revenue Code of 1986, as from time to time amended.

(g)
“Committee” shall mean the Compensation & Management Development Committee of the Board (or any successor committee) or any subcommittee thereof composed of not fewer than two directors, each of whom is a “non-employee director” as defined in Rule 16b-3 promulgated by the Securities and Exchange Commission under the Act, or any successor definition adopted by the Commission and is an “outside director” for purposes of Section 162(m) of the Code.

(h)	“Common Stock” shall mean the common stock of JPMC, par value $1 per share.

(i)	“Company” shall mean JPMC and its Subsidiaries.

(j)	“Director” shall mean a member of the Board of Directors of JPMC excluding any member who is an officer or Employee of the Company.

(k)	“Employee” shall mean any employee of the Company.

(l)
“Fair Market Value” shall mean (unless the Committee specifies a different valuation method) per share of Common Stock, the average of high and low sale prices of the Common Stock as reported on the New York Stock Exchange (“NYSE”) composite tape on the applicable date, or, if there are no such sale prices of Common Stock reported on the NYSE composite tape on such date, then the average price of the Common Stock on the last previous day on which high and low sale prices are reported on the NYSE composite tape.

(m)	“Other Stock-Based Award” shall mean any of those Awards described in Section 9 hereof.

(n)	“Participant” shall mean an Employee or Director who has been granted an Award under the Plan.

110 • JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT

(o)
“Subsidiary” shall mean any corporation that at the time qualifies as a subsidiary of JPMC under the definition of “subsidiary corporation” in Section 424(f) of the Code, as amended from time to time. Notwithstanding the foregoing, the Committee, in its sole and absolute discretion, may determine that any entity in which JPMC has a significant equity or other interest is a “Subsidiary.”

3.	Shares subject to the Plan.

(a)
The stock subject to provisions of the Plan shall be shares of authorized but unissued Common Stock and authorized and issued shares of Common Stock held as treasury shares. Subject to adjustment as provided in Sections 3(b) and 17, the number of shares of Common Stock with respect to which Awards may be granted under the Plan from its term commencing May 19, 2015 and ending May 31, 2019, shall be 95 million shares of Common Stock; provided that not more than 7 million shares may be issued as Awards of incentive stock options as defined by Section 422 of the Code.

(b)	In addition to the number of shares of Common Stock provided for in Section 3(a), there shall be available for Awards under the Plan:

(i)	shares representing Awards that are canceled, surrendered, forfeited, or terminated (other than shares representing Awards of stock appreciation rights or stock options),

(ii)	shares withheld to satisfy withholding tax obligations of any Award (other than tax withholdings associated Awards of stock appreciation rights and stock options),

(iii)
shares granted through assumption of, or in substitution for, outstanding awards previously granted by an employing company to individuals who become Employees as the result of a merger, consolidation, acquisition or other corporate transaction involving the employing company and the Company, or shares granted to such Employees (x) pursuant to contractual obligations with respect to such merger, consolidation, acquisition or other corporate transaction or (y) as retention awards in connection with such transactions, and

(iv)	Awards which by their terms may be settled only in cash.

(c)
For purposes of calculating the number of shares of Common Stock available for issuance under the Plan, only the maximum number of shares that could be issued under Awards granted in tandem shall reduce the number specified in Section 3(a), provided that the Award Agreement provides that the exercise of one right under an Award reduces the number of shares of Common Stock available under the other Award. For avoidance of doubt, as provided in Section 3(b)(i), with respect to Awards of stock appreciation rights and options, all shares underlying such Awards, whether or not actually issued to plan participants, will count against the share limit.

4.
Eligibility. Any Employee selected by the Committee is eligible to be a Participant in the Plan. In addition, as provided in Section 12, at the discretion of the Committee, a Director shall be eligible to receive an Other Stock-Based Award in the form of shares of Common Stock (including restricted stock) or restricted stock units with respect to his or her annual stock retainer fee or other compensation for service as a Director.

5.	Limitations.

(a)
The Committee may not grant Awards under the Plan to any Participant in excess of 7.5 million shares, including, but not limited to, the number of shares represented by Awards of stock options and stock appreciation, during the term of the Plan.

(b) During the term of the Plan, except as provided in the proviso below, Awards settled in shares of Common Stock shall have a minimum vesting/exercise schedule of ratably over three years, provided that the Committee can grant Awards of up to 5% of shares

JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT • 111

authorized under the Plan with a shorter vesting or exercise period but not less than a one year period. The foregoing limitations do not preclude Awards that vest or become exercisable earlier due to (i) circumstances such as death, retirement, or involuntary termination of employment, (ii) the achievement of performance objectives over a period of at least one year or (iii) a determination by the Firm for regulatory or other considerations to provide an equity award in excess of that which would have been awarded to the individual under cash equity policy in effect for the performance year.

6.
Administration. Unless otherwise determined by the Board, the Plan shall be administered by the Committee. As to the selection of, and Awards to, Participants who are not subject to Section 16 of the Act, the Committee may delegate any or all of its responsibilities to officers or employees of the Company.

Subject to the provisions of the Plan, the Committee shall have complete control over the administration of the Plan and shall have the authority in its sole discretion to (a) construe, interpret and implement the Plan and all Award Agreements, (b) establish, amend, and rescind any rules and regulations relating to the Plan, (c) grant Awards, (d) determine who shall receive Awards, when such Awards shall be made and the terms and provisions of Award Agreements, (e) establish plans supplemental to this Plan covering Employees residing outside of the United States, (f) provide for mandatory or voluntary deferrals of Awards and (g) make all other determinations in its discretion that it may deem necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it shall deem desirable to carry the Plan or any such Award Agreement into effect.
Notwithstanding anything herein to the contrary, the Committee’s determinations under the Plan and the Award Agreements are not required to be uniform. By way of clarification, the Committee shall be entitled to make non-uniform and selective determinations under Awards Agreements and Plan.
The determinations of the Committee in the administration of the Plan, as described herein, shall be final and conclusive.

7.	Stock options.

(a)
Subject to the provisions of the Plan, the Committee shall have the sole and absolute discretion to determine to whom and when Awards of stock options will be made, the number of options to be awarded and all other terms and conditions of such Awards. Such terms and conditions may include one or more of the performance criteria or standards described in Section 10.

(b)
In the case of incentive stock options, the terms and conditions of such grants shall be subject to and comply with such requirements as may be prescribed by Section 422 of the Code, and any implementing regulations.

(c)
The Committee shall establish the option exercise price at the time each stock option is granted, which exercise price shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant; provided that the per share exercise price of any Award of stock options may not be decreased after it has been granted (other than as provided for in Section 17); provided, further, that an Award of stock options may not be surrendered as consideration in exchange for the grant of a new Award under this Plan if such Award were to have a lower per share exercise price. Stock options may not be exercisable later than 10 years after their date of grant.

(d)
The option exercise price of each share of Common Stock as to which a stock option is exercised shall be paid in full at the time of such exercise. The method and form of such payment shall be determined by the Committee from time to time.

112 • JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT

8.	Stock appreciation rights.

(a)
Subject to the provisions of the Plan, the Committee shall have the sole and absolute discretion to determine to whom and when Awards of stock appreciation rights will be made, the number to be awarded and all other terms and conditions of such Awards. Such terms and conditions may include one or more of the performance criteria or standards described in Section 10.

(b)
The Committee shall establish the stock appreciation right exercise price at the time each stock appreciation right is granted, which exercise price shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant; provided that the per share exercise price of any Award of stock appreciation rights may not be decreased after it has been granted (other than as provided for in Section 17); provided, further, that an Award of stock appreciation rights may not be surrendered as consideration in exchange for the grant of a new Award under this Plan if such Award were to have a lower per share exercise price. Stock appreciation rights may be granted independent of any Award of stock options or in conjunction with all or any part of any Award of stock options, either at the same time as the Award of stock options is granted or at any later time during the term of such options; provided that the exercise price of a stock appreciation right granted in tandem with a stock option shall not be less than 100% of the Fair Market Value at the date of the grant of such option.

(c)
Upon exercise, a stock appreciation right shall entitle the Participant to receive from the Company an amount equal to the positive difference between the Fair Market Value of a share of Common Stock on the exercise date of the stock appreciation right and the per share exercise price, multiplied by the number of shares of Common Stock with respect to which the stock appreciation right is exercised. The Committee shall determine at the date of grant whether the stock appreciation right shall be settled in cash, Common Stock or a combination of cash and Common Stock.
A stock appreciation right or applicable portion thereof allocated to a stock option shall terminate and no longer be exercisable upon the termination or exercise of any related stock option. Stock appreciation rights may not be exercisable later than 10 years after their date of grant.

9.
Other Stock-Based Awards. Subject to the provisions of the Plan, the Committee shall have the sole and absolute discretion to determine to whom and when “Other Stock-Based Awards” will be made, the number of shares of Common Stock to be awarded under (or otherwise related to) such Other Stock-Based Awards and all other terms and conditions of such Awards. Other Stock-Based Awards are Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or otherwise based on the Fair Market Value of Common Stock. Other Stock-Based Awards shall be in such form as the Committee shall determine, including without limitation, (i) shares of Common Stock, (ii) shares of Common Stock subject to restrictions on transfer until the completion of a specified period of service, the occurrence of an event or the attainment of performance objectives, each as specified by the Committee, (iii) shares of Common Stock issuable upon the completion of a specified period of service, (iv) restricted stock units distributed in the form of shares of Common Stock after the restrictions lapse and (v) conditioning the right to an Award upon the occurrence of an event or the attainment of one or more performance objectives, as more fully described in Section 10. The Committee shall determine at date of grant whether Other Stock-Based Awards shall be settled in cash, Common Stock or a combination of cash and Common Stock.

10.
Performance-Based Awards. The Committee may from time to time, establish performance criteria or standards with respect to an Award, so that the value of such Awards is deductible by the Company under Section 162(m) of the Code (or any

JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT • 113

successor section thereto) (“Performance-Based Awards”). Notwithstanding the foregoing, the Committee in its discretion may provide for Performance-Based Awards to individuals not subject to Section 162(m) of the Code or provide for Performance-Based Awards that do not satisfy Section 162(m) of the Code. A Participant’s Performance-Based Award may be determined based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period. The performance goals may be based upon one or more of the following criteria: (i) income before or after taxes (including income before interest, taxes, depreciation and amortization); (ii) earnings per share; (iii) return on common equity; (iv) expense management; (v) return on investment; (vi) stock price; (vii) revenue growth; (viii) efficiency ratio; (ix) credit quality; (x) ratio of non-performing assets to performing assets; (xi) shareholder value added; (xii) return on assets; and (xiii) profitability or performance of identifiable business units. Additionally, the foregoing criteria may relate to JPMC, one or more of its Subsidiaries or one or more of its divisions or units. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items.
The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, to so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until the Committee makes such certification. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period.

11.
Dividends, equivalents and voting rights. The terms and conditions of Other Stock-Based Awards of restricted stock and restricted stock units may provide the Participant with dividends or dividend equivalents payable prior to vesting; and Awards of Other Stock-Based Awards of restricted stock may provide for voting rights prior to vesting. Notwithstanding the foregoing, with respect to Awards of restricted stock or restricted stock units specifically designated in the award agreement as performance-based, dividends shall be accumulated and shall be paid to the Participants only in an amount based on the number of shares, if any, that vest under the terms of the Award.

12.
Director awards. The Board or Committee may provide that each Director shall receive his/her annual stock retainer fee or other compensation for service as a Director in the form of an Award of shares of Common Stock or Other Stock-Based Award. Each Award shall have such terms and conditions as the Board or Committee may specify. Any Award of restricted stock units shall provide for dividend equivalents that shall be payable as additional restricted stock units. Following termination of service as a Director, restricted stock units may be settled in cash or shares of Common Stock, as the Board or Committee may specify.

13.
Award agreements. Each Award under the Plan shall be evidenced by a document setting forth the terms and conditions, not inconsistent with the provisions of the Plan, as determined by the Committee, which shall apply to such Award. Such document may be delivered by mail or electronic means, including the internet. The Committee may amend any Award Agreement to conform to the requirements of law.

114 • JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT

14.	Withholding and right of offset.

(a)
The Company shall have the right to deduct from all amounts paid to any Participant in cash (whether under this Plan or otherwise) any taxes required by law to be withheld therefrom. In the case of payments of Awards in the form of Common Stock, at the Committee’s discretion, the Participant may be required to pay, in such form as the Committee may specify, to the Company the amount of any taxes required to be withheld with respect to such Common Stock prior to its receipt, or, in lieu thereof, the Company shall have the right to retain the number of shares of Common Stock the Fair Market Value of which equals the amount required to be withheld.

(b)
To the extent that any amounts hereunder are not deferred compensation within the meaning of Section 409A of the Code, the Company shall have the right to offset against its obligation to deliver shares of Common Stock or cash under the Plan or any Award Agreement any amounts (including, without limitation, travel and entertainment expenses or advances, loans, credit card obligations, repayment obligations under any Awards, or amounts repayable pursuant to tax equalization, housing, automobile or other employee programs), the Participant then owes to the Company. Additionally, in situations where such amounts are owed to the Company or the amount owed has not been determined in full, the Company may preclude a Participant from exercising an Award of stock options or stock appreciation rights until such amount is paid or established in full.

15.
Nontransferability. No Award shall be assignable or transferable, and no right or interest of any Participant in any Award shall be subject to any lien, obligation or liability of the Participant, except by will, the laws of descent and distribution, or as otherwise set forth in the Award agreement; provided that with respect to Awards (other than an Award of an incentive stock option), the

Committee may, in its sole discretion, permit certain Participants or classes of Participants to transfer Awards of nonqualified stock options and stock appreciation rights or Other Stock-Based Awards to such individuals or entities as the Committee may specify.

16.
No right to employment or continued participation in plan. No person shall have any claim or right to the grant of an Award prior to the date that an Award agreement is delivered to such person and the satisfaction of the appropriate formalities specified in the Award agreement, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or to be eligible for any subsequent Awards. Further, the Company expressly reserves the right to dismiss at any time a Participant free from any liability or any claim under the Plan, except as provided herein or in any agreement entered into hereunder.

17.
Adjustment of and changes in common stock. In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, issuance of a new class of common stock, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to shareholders of Common Stock other than regular cash dividends, the Committee will make such substitution or adjustment, if any, as it deems to be equitable, as to the number or kind of shares of Common Stock or other securities issued or reserved for issuance pursuant to the Plan, including, but not limited to, adjustments with respect to the limitations imposed by Sections 3 and 5 and to make appropriate adjustments (including the number of shares and the exercise price) to outstanding Awards (without regard to the re-pricing restrictions set forth in Sections 7 and 8).

18.
Amendment. The Board may amend, suspend or terminate the Plan or any portion hereof at any time without shareholder approval, except to the extent otherwise required by the Act or New York Stock Exchange listing requirements.

JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT • 115

Notwithstanding the foregoing, except in the case of an adjustment under Section 17, any amendment by the Board shall be conditioned on shareholder approval if it increases (i) the number of shares of Common Stock authorized for grant under Section 3, (ii) the number of shares authorized for grant to individual participants under any form of an Award as set forth in Section 5, or (iii) if such amendment eliminates restrictions applicable to the reduction of the exercise price of an option or stock appreciation right or the surrender of such Award in consideration for a new Award with a lower exercise price as set forth in Sections 7 and 8.

19.
Unfunded status of plan. The Plan is intended to constitute an “unfunded” plan for long-term incentive compensation. Nothing herein shall be construed to give any Participant any rights with respect to unpaid Awards that are greater than those of a general unsecured creditor of JPMC.

20.
Successors and assigns. The Plan and Awards made thereunder shall be binding on all successors and assigns of the Company and each Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

21.
Governing law. The validity, construction and effect of the Plan, any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of New York without reference to principles of conflict of laws.

22.
Effective date. The effective date of this Plan is May 19, 2015. No Awards shall be granted under the Plan after May 31, 2019, or the date the Plan is earlier terminated by the Board; provided, however, that the termination of the Plan shall not preclude the Company from complying with the terms of Awards outstanding on the date the Plan terminates.

116 • JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT

Westin Book Cadillac Detroit — map and directions
1114 Washington Boulevard, Detroit, Michigan 48226

The Westin Book Cadillac Detroit
DTW
Detroit Metropolitan Wayne County Airport
Detroit Industrial Expy
John D Dingell Dr
Eureka Rd
Michigan Ave
John C Lodge Fwy
E Edsel Ford Fwy
Woodward Ave
Fisher Fwy
Detroit River
UNITED STATES
CANADA
96
275
94
75
375
10
8
3
12
153
39
24
85

The Westin Book Cadillac is located in downtown Detroit on Washington Boulevard at Michigan Avenue, approximately
30 minutes from the Detroit Metropolitan Wayne County Airport. Self-parking is available at the parking garage adjacent to the hotel with a separate entrance off Michigan Avenue.
From the West via I-94 and M-10
(John C Lodge Freeway)/Metro Airport

•	Take I-94 East to M-10 South (exit 215 A)

•	Take Exit 1B on the left for Larned Street toward Cobo Center

•	Turn left onto Washington Blvd

•	The hotel is located on Washington Blvd at Michigan Ave.
From the East via I-94

•	I-94 East to I-75 South

•	Continue on I-375 South to Jefferson Ave West

•	Turn right onto Washington Blvd

•	The hotel is located on Washington Blvd at Michigan Ave.
From the North via I-75

•	I-75 South to I-375 South to Jefferson Ave West

•	Turn right (north) on Washington Blvd

•	The hotel is located on Washington Blvd at Michigan Ave.
From South via I-75

•	I-75 North to M-10 South (John C Lodge Freeway)

•	Continue on M-10 South to Larned Street/Cobo exit (on the left)

•	Turn left onto Washington Blvd.

•	The hotel is located on Washington Blvd at Michigan Ave.

If you attend the meeting in person, you will be asked to present a valid form of government-issued photo identification, such as a valid driver’s license or passport, and proof of ownership of our common stock as of our record date March 20, 2015. See “Attending the annual meeting” on page 98.

JPMORGAN CHASE & CO. • 2015 PROXY STATEMENT • 117

© 2015 JPMorgan Chase & Co. All rights reserved.
Printed in U.S.A. on paper that contains recycled fiber with soy ink.

COMPUTERSHARE P.O. Box 30170 College Station, TX 77842-3170
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by JPMorgan Chase & Co. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions below to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY INTERNET — www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE — 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to JPMorgan Chase & Co., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
Your voting instructions are confidential.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M90601-P62624	KEEP THIS PORTION FOR YOUR RECORDS
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

JPMORGAN CHASE & CO.
The Board of Directors recommends you vote FOR the following proposals:
1.	Election of Directors		For	Against	Abstain	The Board of Directors recommends you vote AGAINST the
	1a. Linda B. Bammann		☐	☐	☐	following shareholder proposals:		For	Against	Abstain
	1b. James A. Bell		☐	☐	☐	5.	Independent board chairman — require an independent Chair	☐	☐	☐
	1c. Crandall C. Bowles		☐	☐	☐	6.	Lobbying — report on policies, procedures and expenditures	☐	☐	☐
	1d. Stephen B. Burke		☐	☐	☐	7.	Special shareowner meetings — reduce ownership threshold from	☐	☐	☐
	1e. James S. Crown		☐	☐	☐		20% to 10%
	1f. James Dimon		☐	☐	☐	8.	How votes are counted — count votes using only for and against	☐	☐	☐
	1g. Timothy P. Flynn		☐	☐	☐	9.	Accelerated vesting provisions — report names of senior executives	☐	☐	☐
	1h. Laban P. Jackson, Jr.		☐	☐	☐		and value of equity awards that would vest if they resign to enter
	1i. Michael A. Neal		☐	☐	☐		government service
	1j. Lee R. Raymond		☐	☐	☐	10.	Clawback disclosure policy — disclose whether the Firm recouped	☐	☐	☐
	1k. William C. Weldon		☐	☐	☐		any incentive compensation from senior executives
2.	Advisory resolution to approve executive compensation		☐	☐	☐
3.	Ratification of independent registered public accounting firm		☐	☐	☐
4.	Approval of Amendment to Long-Term Incentive Plan		☐	☐	☐

						Please indicate if you plan to attend this meeting.		☐	☐
								Yes	No

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

JPMorgan Chase & Co.
2015 Annual Meeting of Shareholders
Tuesday, May 19, 2015 10:00 a.m. Eastern Daylight Time
Westin Book Cadillac Detroit
1114 Washington Boulevard
Detroit, MI 48226
Directions to Westin Book Cadillac Detroit — The Westin Book Cadillac is located in downtown Detroit on Washington Boulevard at Michigan Avenue, approximately 30 minutes from the Detroit Metropolitan Wayne County Airport. Take I-94 East to M-10 South (Exit 215A). From M-10 South take Exit 1B on the left for Larned Street toward Cobo Center; turn left onto Washington Blvd. The hotel is located on Washington Blvd. at Michigan Ave. Self-parking is available at the parking garage adjacent to the hotel with a separate entrance off Michigan Avenue.
If you plan to attend the meeting in person, you will be required to present a valid form of government-issued photo identification, such as a valid driver’s license or passport, and proof of ownership of our common stock as of our record date March 20, 2015, and this top half of the proxy card. For more information see “Attending the annual meeting” in the proxy statement.
Important Notice Regarding the Availability of Proxy Materials for the 2015 Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at http://investor.shareholder.com/jpmorganchase/annual.cfm
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M90601-P62624

JPMORGAN CHASE & CO.

    This proxy is solicited from you by the Board of Directors for use at the Annual Meeting of Shareholders of JPMorgan Chase & Co. on May 19, 2015.

    You, the undersigned shareholder, appoint each of Marianne Lake and Stephen M. Cutler, your attorney-in-fact and proxy, with full power of substitution, to vote on your behalf shares of JPMorgan Chase common stock that you would be entitled to vote at the 2015 Annual Meeting, and any adjournment of the meeting, with all powers that you would have if you were personally present at the meeting. The shares represented by this proxy will be voted as instructed by you on the reverse side of this card with respect to the proposals set forth in the proxy statement, and in the discretion of the proxies on all other matters which may properly come before the 2015 Annual Meeting and any adjournment thereof. If the card is signed but no instructions are given, shares will be voted in accordance with the recommendations of the Board of Directors.

    Participants in the 401(k) Savings Plan: If you have an interest in JPMorgan Chase common stock through an investment in the JPMorgan Chase Common Stock Fund within the 401(k) Savings Plan, your vote will provide voting instructions to the trustee of the plan to vote the proportionate interest as of the record date. If no instructions are given, the trustee will vote unvoted shares in the same proportion as voted shares.

    Voting Methods: If you wish to vote by mail, please sign your name exactly as it appears on this proxy and mark, date and return it in the enclosed envelope. If you wish to vote by Internet or telephone, please follow the instructions on the reverse side.

Continued and to be signed on reverse side